UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
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MASIMO CORPORATION

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Letter to Masimo Corporation Stockholders
From Michelle Brennan, Chairman
Dear Fellow Stockholders,
Thank you for your interest and investment in Masimo. It is my honor to write to you as the new Chairman of the Board following my service as interim CEO. As Chairman, I am committed to upholding corporate governance best practices and independent leadership in the boardroom, while overseeing the advancement of our strategy to generate sustainable growth and stockholder value.
Needless to say, this is an exciting time in the Company’s 35+ year history.
We were thrilled to have recently brought on Katie Szyman as Masimo’s CEO. This selection was the result of a careful and deliberate process. We conducted an extensive search with the assistance of a top recruiting firm, and we met with a number of extremely impressive internal and external candidates. Ultimately, the Board concluded that Katie was the ideal fit given her track record of bringing new products to market and accelerating revenue growth, experience leading and retaining top industry talent, and deep existing relationships within the sector. Katie has also pioneered innovations including the first AI technology cleared by the Food and Drug Administration in the patient monitoring space. Her more than 35 years of relevant experience make her an ideal fit to lead the next innovation-focused stage of Masimo’s evolution.
Additionally, in recent months we have expanded the Board with very capable individuals, including Tim Scannell and Wendy Lane. Tim’s background leading highly successful commercial organizations in medical technology and Wendy’s vast corporate governance experience from serving in myriad public board leadership roles have already been highly additive as we refocus the organization. Our fellow director Quentin Koffey was also recently appointed Vice-Chairman of the Board.
In the fourth quarter of 2024, our Board took steps to ensure the Company is positioned for long-term growth by approving the strategic realignment initiative of our healthcare segment to drive progress towards a more streamlined and efficient organization. We are pleased with this progress so far and look forward to continued improvements.
Going forward, our Board will remain actively engaged with senior management as it continues to execute on the Company’s narrowed strategic focus. I am incredibly confident in the talent leading our organization and know from firsthand experience we have the right team to bring to our next generation patient monitoring platform to market.
These strategic objectives are underscored by a commitment to engaging with you, our stockholders. We appreciate how you have made your voices heard in recent years and hope to continue this important dialogue into the future.
On behalf of my fellow directors, thank you for your ongoing support of Masimo. I look forward to engaging with you over the coming year.
Sincerely,
/s/ Michelle Brennan
Michelle Brennan
Chairman

Letter to Masimo Corporation Stockholders
From Catherine Szyman, Chief Executive Officer

Dear Fellow Stockholders:
I’m pleased to be writing to you for the first time since joining Masimo as its Chief Executive Officer. While I have only been in the CEO role for less than two months, I have already been incredibly impressed by what I have seen from the inside.
Let me take a step back and explain why I joined Masimo. First, I wanted to be a part of helping the Company continue to grow and deliver improved outcomes for hundreds of millions of patients throughout the world. Second, I have always respected Masimo as a technology leader with its history of bringing meaningful innovations and products to market. The opportunity to continue the innovation-focused culture at Masimo as we refocus on leadership in our core professional healthcare market is extremely exciting to me. Third, I was attracted by Masimo’s talent. The leadership team and bench strength here are excellent.
As we move forward, we are building on a strong foundation. Masimo saw great progress in 2024. We are grateful to Michelle Brennan for leading the Company as interim CEO during the latter part of the year. Total healthcare revenue last year was approximately $1.4 billion, representing 10% growth on a constant currency basis. We realized substantial growth in our consumable and service revenues and delivered strong performance across our major product platforms. Throughout 2024, we continued to innovate, including expanding the usage of our LiDCO™ Hemodynamic Monitoring System as well as piloting our new wearable vital signs monitor, Radius VSM™. We also implemented cost savings initiatives to right size the organization and refocus research and development resources. We had a record year in terms of gaining market share through customer contract wins and renewals. As a result of strategic realignment initiatives in the fourth quarter, we expect to see increased earnings and cash flow in 2025 and beyond.
Now, the stage is set for us to capitalize on this momentum and address the numerous unmet needs in patient monitoring that we are well-positioned to focus on. In all my discussions with the team, one consistent theme has been the significant runway ahead of us. There is great excitement, commitment, and passion about what we can do together.
We have a major opportunity to change the way patients are monitored around the world. I fundamentally believe that all patients who are in the hospital should be monitored continuously all the time. And today, most are only monitored intermittently unless they are in the ICU. That is simply not enough.
Thanks to the unwavering passion and dedication to patients on the part of our entire team, Masimo is positioned to deliver improved patient outcomes while capitalizing on growth opportunities in 2025 and beyond. Going forward, we are going to be focused on making investments that will significantly improve patient care and connectivity while at the same time driving growth and margin expansion. Prioritizing these factors in our decision-making process will be essential to preserving our technology and innovation edge in the marketplace. Big picture, our goals for 2025 and beyond are to deliver best-in-class growth, continue to drive innovation, enhance operational efficiency and margin improvement, and capitalize on opportunities to expand our leadership position within the core professional healthcare market. At the same time, we are working diligently to find the right home for Sound United where our colleagues there can best grow and thrive.
I’m thrilled to be taking on the CEO role at a time when the Company has such positive momentum and exciting opportunities ahead to help make care delivery better, safer and more cost-effective, while enhancing value for all our stakeholders. Thank you.
/s/ Catherine Szyman
Catherine Szyman
Chief Executive Officer

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Masimo Corporation (the “Annual Meeting”) will be held on Tuesday, April 29, 2025 at 8:00 a.m., Pacific Daylight Time, at the Masimo Corporation Headquarters located at 52 Discovery, Irvine, California 92618. The items of business are as follows:
Date:	Tuesday, April 29, 2025
Time:	8:00 a.m., Pacific Daylight Time
Location:	Masimo Corporation Headquarters at 52 Discovery, Irvine, CA 92618
COMPANY PROPOSALS		Board Recommendation
1.	Election of three Class II and two Class III directors, as named in this Proxy Statement;	FOR William Jellison FOR Wendy Lane FOR Timothy Scannell FOR Darlene Solomon FOR Catherine Szyman
2.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026;	FOR
3.	Advisory vote to approve the compensation of our named executive officers; and	FOR
   Your vote is important.
Please vote by following the instructions on your proxy card or voting instruction form.
The record date for the Annual Meeting is March 3, 2025 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to attend and to vote at the Annual Meeting. Stockholders of record can vote their shares by using the internet, telephone or mail. Instructions for using these convenient services are set forth on the proxy card. If you received your materials by mail, you may also vote your shares by marking the enclosed proxy card, signing and dating it and mailing it in the enclosed envelope. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of your broker or nominee.
By order of the Board of Directors,
/s/ Michelle Brennan
Chairman
Irvine, California
March 26, 2025
This Notice of Annual Meeting and Proxy Statement are first being mailed to stockholders on or about March 26, 2025.

v

PROXY STATEMENT

Page
OWNERSHIP OF OUR STOCK
Security Ownership of Certain Beneficial Owners and Management	82
Securities Authorized for Issuance Under Equity Compensation Plans	84
Stock Ownership Policy	85
Non-Employee Director Stock Ownership Policy	85
PROPOSALS	86
Proposals	86
Proposal 1: To Elect Three Class II and Two Class III Directors as Named in our Proxy Statement	86
Proposal 2: To Ratify the Selection of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending January 3, 2026	88
Proposal 3: To Provide an Advisory Vote to Approve the Compensation of our Named Executive Officers	89
ADDITIONAL INFORMATION	90
Transactions with Related Persons, Promoters and Certain Control Persons	90
Delinquent Section 16(a) Reports	93
Householding	93
Annual Report on Form 10-K	93
Questions and Answers You May Have About These Proxy Materials and Voting	93
Other Matters	101
Appendix A-Supplemental Non-GAAP Financial Measures for Fiscal 2024 Financial Performance	A-1
Appendix B-Supplemental Non-GAAP Financial Measures for Fiscal 2024 Executive Bonus Incentive Plan	B-1
Appendix C-Supplemental Non-GAAP Financial Measures for Fiscal 2024 Executive PSU Awards (2022 PSU Award Payouts)	C-1
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 29, 2025. This Notice of the Annual Meeting and Proxy Statement, as well as Masimo’s Annual Report on Form 10-K, are available free of charge at www.proxyvote.com.
YOUR VOTE IS IMPORTANT
You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Annual Meeting. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of your broker or nominee. If you choose to submit your proxy by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person at the Annual Meeting. Please note, however, if your shares are held of record by a broker, bank or other agent and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
This Proxy Statement contains “forward-looking statements”, within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or are proven to be incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements. These include statements concerning, among other things, our plans, goals and future financial performance. Forward-looking statements can often be identified by the use of words such as “anticipate”,

“believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “ongoing”, “opportunity”, “plan”, “potential”, “predicts”, “seek”, “should”, “strategy”, “will” or “would” and similar expressions and variations or negatives of these words. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which is subject to change. Such forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause our actual results and the timing of certain events to differ materially and adversely from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2025 (the “2024 Annual Report on Form 10-K”) and any subsequently filed Quarterly Reports on Form 10-Q, as updated by our future filings. Furthermore, such forward-looking statements speak only as of the date of this Proxy Statement. We make no representation as to the accuracy or completeness of the forward-looking statements and undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of this Proxy Statement for any reason, except as required by law.
NOTE ON NON-GAAP FINANCIAL MEASURES
This Proxy Statement refers to various non-GAAP financial measures, both in discussions of our performance for 2024 as well as of certain performance metrics for our executive compensation program. These include Constant Currency Revenue Growth, Adjusted Revenue, Adjusted Non-GAAP Net Income, Adjusted Non-GAAP Earnings Per Share, and Adjusted Non-GAAP Operating Income. For the definition of each measure and a reconciliation to the corresponding GAAP financial measure, see the appendices to this Proxy Statement.

PROXY STATEMENT SUMMARY
Date and Time	Location	Record Date
Tuesday, April 29, 2025, 8:00 a.m. PDT	The Annual Meeting will be held at the Masimo Corporation Headquarters at 52 Discovery, Irvine, California 92618	March 3, 2025
Overview of Proposals
VOTING MATTERS	See Page	Board Recommendation
PROPOSAL 1 To elect three Class II and two Class III Directors, as named in this Proxy Statement	Page 86	FOR William Jellison FOR Wendy Lane FOR Timothy Scannell FOR Darlene Solomon FOR Catherine Szyman
PROPOSAL 2 To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026	Page 88	FOR
PROPOSAL 3 To provide an advisory vote to approve the compensation of our named executive officers	Page 89	FOR

Our Mission and Strategy
We are an organization engineered to save patient lives. We exist for people who care, care about patients, care about quality, and care about excellence. Our primary goal is to improve patient outcomes and reduce the cost of care by providing patient-centered innovative, high-quality monitoring solutions to healthcare providers and their patients.
We deliver value to our customers and stockholders through:
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our differentiated and clinically superior technologies;

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our patient-driven approach to product development;

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our customer-focused global sales organization;

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our robust product portfolio and pipeline that address unmet needs of healthcare professionals and the patients they treat; and

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our scaled and integrated platforms to continuously monitor and deliver health information and other data, applications.

Fiscal Year 2024 Financial Highlights
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Consolidated revenue was $2,094 million, representing 2% growth on a reported basis and 3% growth on a constant currency basis;

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Healthcare revenue was $1,395 million, representing 9% growth on a reported basis and 10% growth on a constant currency basis;

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Non-healthcare revenue was $699 million, representing 10% decline on a reported basis and a 9% decline on a constant currency basis;

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GAAP net loss per basic share was ($5.72), which included an impairment of goodwill and intangibles for Sound United;

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Non-GAAP net income per diluted share was $4.40, representing 16% growth versus the prior year; and

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Operating cash flow was $196 million, representing 109% growth versus the prior year.

Business and Executive Compensation Highlights
Our business and executive compensation highlights for fiscal 2024 are summarized below:
2024 Business Highlights

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Incremental value of new contracts was $432 million, representing a record year of gaining market share through customer contracts.

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Consumable and services revenue was $1,245 million, representing 14% growth on a reported basis and 15% growth on a constant currency basis. Within consumable and service revenue, pulse oximetry consumables grew 14%, co-oximetry and hemodynamics consumables grew 13%, capnography and gas monitoring consumables grew 27% and brain monitoring consumables grew 19%.

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Transitioned a large portion of our high-volume sensor manufacturing to Malaysia, which was a contributing factor in increasing our healthcare gross margins by 180 basis points to reach 62.7%.

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Masimo W1® Medical watch received FDA 510(k) clearance for connectivity, allowing it to be integrated with the Masimo SafetyNet® comprehensive telemonitoring solution. Masimo W1® Medical received FDA 501(k) clearance last year as the first medical watch to provide continuous oxygen saturation (SpO2) and pulse rate (PR) for over-the-counter and prescription use at home and in hospitals. The combination of Masimo W1 Medical® and Masimo SafetyNet® allows accurate and reliable patient data, collected conveniently and comfortably via the wrist, to be made available on the Masimo SafetyNet® smartphone app and reviewed by remote caregivers, including by hospital clinicians on the web-based Masimo SafetyNet® clinician portal — anywhere and at any time. Masimo’s telemonitoring platform will enable continuous monitoring from hospital to home and support our long-range target of 7% to 10% revenue growth.

2024 and 2025 Executive Compensation Highlights
In response to feedback from stockholders since 2024, the Board:

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Established three-year cumulative performance periods for equity-based incentive awards, replacing the annual performance periods that underpinned prior equity incentive awards;

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Adopted a rigorous market- and corporate-based performance restricted stock unit (“PSU”) performance goal incorporating three-year performance periods, including cumulative Non-GAAP Operating Income and Relative Total Shareholder Return (“TSR”) performance in 2024, and cumulative Adjusted Revenue and Non-GAAP Operating Profit, along with a Relative TSR modifier, in 2025;

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Set cash- and equity-based incentive performance targets at the top end of Company guidance for 2024 and 2025; and

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Differentiated the metrics used in annual and long-term incentive plans for 2024.

The vast majority of our executive compensation is at-risk, consistent with our pay-for-performance philosophy.

The following charts show the mix of our CEO’s and, on average, each of our other named executive officers’ total target compensation for fiscal 2024, consisting of base salary, annual incentive and the grant date fair value of the equity awards granted during the year:

Stockholder Engagement
We believe that engaging with our stockholders is fundamental to our success and our commitment to good governance. We seek to proactively listen to, understand and consider the opinions of our stockholders to stay aligned with stockholder priorities. Beyond our governance-focused engagement, our investor relations team and members of our senior management team regularly communicate with investors in connection with quarterly earnings calls, investor and industry conferences, analyst meetings and individual discussions with our stockholders. We have also led robust stockholder engagement since the 2023 Annual Meeting to better understand the issues that are important to our stockholders and inform the Board’s decision-making process. For example, in 2024, we met with more than 80% of our stockholder base, including three of our largest stockholders. We also made significant changes to our executive compensation in 2024, and discussed with our stockholders additional proposed enhancements, and, based on their positive reaction, implemented the enhancements in 2025. As a result of those efforts, we have demonstrated our commitment to responsiveness by making changes to meaningfully strengthen our corporate governance practices and executive compensation program for 2024 and 2025 as summarized in the tables below:
Investor Feedback – Corporate Governance	Our Responses (What We Did)
Board Declassification: Preference for annual director elections.	• Board to be fully declassified by the 2026 Annual Meeting.
Board Expansion: Expand the size of the Board, given contraction over the last few years due to director retirements and/or resignations.	• The Board size will be seven members following the Annual Meeting, including six independent directors.
Board Leadership Structure: Add an independent Chairman, independent Vice-Chairman or equivalent board leadership structure
•
On February 12, 2025 Quentin Koffey was appointed as Vice-Chairman, which the Board determined was an appropriate structure, given our CEO transition and appointment of interim CEO, Michelle Brennan, to Chairman. While the Board had determined that this is an effective leadership structure at this point in time, it will continue to evaluate and consider Board structures to ensure effective oversight of the Company in the future.

Stockholders’ Rights Plan: Submit future Rights Plans for stockholder approval.
•
The Company eliminated its previous stockholder rights plan. If a new rights plan were to be adopted in the future, the Company will seek stockholder approval of the rights plan within 12 months of its adoption, unless the rights plan is terminated prior to such time.

Investor Feedback – Corporate Governance	Our Responses (What We Did)
	Changes in 2025	Changes in 2024
Executive Compensation: Add a relative TSR metric to the long-term incentive award.
Starting with the 2025 – 2027 PSU cycle, relative TSR is now a modifier, rather than a standalone metric. The Relative TSR Modifier adjusts the weighted financial metric earnout percentage by 0.75x – 1.25x based on Masimo’s TSR performance over a three-year period, as compared to the constituents of the S&P Healthcare Equipment Select Index (with the modifier at 1.0x for performance at the 50th percentile, in light of the constituents of the index).

Maintained the relative TSR metric for the 2024 – 2026 PSUs, continuing to require Company TSR out-performance at the 55th percentile relative to the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period, with a capped funding percentage at 100% if absolute TSR is negative, regardless of relative performance.

For long-term incentive compensation plans, move to three-year cumulative financial metrics rather than annual metrics at the end of a three-year performance period.
For 2025, the performance metric framework has been expanded and restructured, incorporating two key financial metrics, including Adjusted Revenue, along with the Relative TSR Modifier:
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Three-Year Cumulative Adjusted Revenue (60% weight)

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Three-Year Cumulative Adjusted Non-GAAP Operating Income (40% weight)

For 2024, incorporated Three-year cumulative Non-GAAP Operating Income (50% weight) and Relative TSR (50%) performance metric for PSUs.
Ensure that performance goals are sufficiently rigorous.
Set the healthcare revenue and Non-GAAP EPS performance targets under the annual cash incentive at or above the high end of guidance provided to stockholders.
Added an Adjusted True Incremental Contract Value performance metric (defined as total contract revenue from both new customers and incremental new contracted business with existing customers, or lost revenue from non-renewed contracts), to incentivize the Company’s strategic objective of growing revenues from both contracts in our healthcare business.
Set the performance targets under the annual cash incentive and 2024 – 2026 PSUs at the high end of guidance provided to stockholders.

Investor Feedback – Corporate Governance	Our Responses (What We Did)
Continue to enhance disclosure on our executive compensation program.	Continue to provide detailed disclosure about our executive compensation program and governance practices in this Proxy Statement.	Continue to provide detailed disclosure about our executive compensation program and governance practices in this Proxy Statement.
Board of Directors Highlights(1)

(1)
The statistics below do not include Mr. Reynolds and Mr. Chapek

As previously stated, the Board has undertaken a process of declassification, which is anticipated to be complete at the 2026 Annual Meeting. The following chart represents the directors up for election and the anticipated Board composition after the Annual Meeting. Additional information regarding our Directors can be found on page 10:

Name	Experience	Age(1)	Director Since	Public Boad Experience	Independent(2)	Committee Membership
Directors Standing for Election at Annual Meeting
William Jellison	• Over 40 years of business experience including extensive experience in the medical technology industry • Previously served as Vice President and Chief Financial Officer of Stryker Corporation	67	2024	• Anika Therapeutics, Inc. (2024 – present) • Avient Corporation (2015 – present)	✓	• Audit, Chairman • Compensation • Nominating, Compliance and Corporate Governance • Business Risk & Review
Wendy Lane	• Experienced public company director, who has served on and/or chaired seven audit as well as other committees • Currently serves as a director of Verisk Analytics, Inc. (Nasdaq: VRSK), a data, analytics and risk assessment firm, YourBio Health, Inc., a blood collection technology and devices venture, and CAC Holdings, LLC, an excess and surplus lines insurance broker	73	2024
•
Verisk Analytics (2022 – present)

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Envestnet, Inc. (2023 – 2024)

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Willis Towers Watson PLC (2004 – 2022)

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MSCI Inc. (2015 – 2019)

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Laboratory Corporation of America Holdings (1996 – 2014)

•
UPM-Kymmene Oyj (2005-2018)

					✓	• Nominating, Compliance and Corporate Governance • Business Risk & Review
Tim Scannell	• President and Chief Operating Officer of Stryker from 2018 to 2021 • Group President for Stryker’s MedSurg & Neurotechnology businesses for ten years	60	2024	• Insulet Corporation (2014 – present) • Novocure Limited (2021 – present)	✓	• Compensation • Business Risk & Review
Darlene Solomon	• Senior Vice President and Chief Technology Officer of Agilent Technologies from 2006 – 2023. • Member of the National Academy of Engineering and serves on multiple academic and government advisory boards focused on science, technology, and innovation	66	2024	• Materion Corporation (2011 – present) • Novanta Inc. (2022 – present)	✓	• Compensation, Chairman • Nominating, Compliance and Corporate Governance • Business Risk & Review

Name	Experience	Age(1)	Director Since	Public Boad Experience	Independent(2)	Committee Membership
Catherine Szyman	• Has served as CEO of the Company since February 12, 2025 • President of Advanced Patient Monitoring Business (APM) at Edwards Lifesciences / Becton Dickinson from 2015 to 2025	58	2025	• Inari Medical, Inc. (2019 – Present) • Outset Medical, Inc. (2021 – 2024)	N/A	N/A
Directors Not Standing for Election at Annual Meeting
Michelle Brennan	• Over 30 years of business experience in the healthcare industry • Former Interim CEO of the Company • Previously served in various positions at Johnson & Johnson, including Global Value Creation Leader and Company Group Chair of Medical Devices in Europe, the Middle East, and Africa	59	2023	• Cardinal Health Inc. (2022 – present) • Coupa Software Inc. (2020 – 2023)	✓(3)	• Business Risk & Review, Chairman
Quentin Koffey	• Currently serves as Managing Partner and Chief Investment Officer at Politan Capital Management LP • Previously served as a Partner at Senator Investment Group LP, a Portfolio Manager for Strategic Investments at The D.E. Shaw Group and a Portfolio Manager at Elliott Management Corporation	46	2023	• Azenta, Inc. (2024 – present)	✓	• Audit • Compensation • Nominating, Compliance and Corporate Governance, Chairman • Business Risk & Review

Name	Experience	Age(1)	Director Since	Public Boad Experience	Independent(2)	Committee Membership
Robert Chapek *Mr. Chapek submitted his resignation from the Board, effective as of the Annual Meeting.	• Nearly 30 years of experience in the media and consumer industry • Prior Executive Officer experience at a Fortune 500 company • Deep understanding of global operations in the consumer industry	65	2024	• The Walt Disney Company (2020 – 2022)	✓	• Audit
Craig Reynolds * Mr. Reynolds was not nominated for re-election by the Board	• Board of Directors and executive officer experience in the healthcare and medical device industry, including Chairman, CEO and COO roles • Deep understanding of industrial management and strategy • Wealth of experience in medical device products at a wide variety of medical device companies	76	2014	• Vapotherm, Inc. (2010 – 2020) • Symmetry Surgical Inc. (2014 – 2016) • Symmetry Medical, Inc. (2008 – 2014)	✓	N/A

(1)
As of March 26, 2025.

(2)
Director Independence is as defined under the guidelines for Nasdaq Listing Rule 5605(a)(2).

(3)
Ms. Brennan qualifies as an Independent Director of our Board under guidelines for Nasdaq Listing Rule 5605(a)(2) because Ms. Brennan’s tenure as interim CEO (i) lasted less than one year and (ii) her tenure in the position came to an end in February 2025.

OUR BOARD OF DIRECTORS
Our Board presently has nine members and is divided into three classes, designated as Class I, Class II and Class III. All classes except for Class I currently consist of three directors each. Class I directors have a remaining term of office until the 2026 Annual Meeting, and Class II and Class III directors have a remaining term of office until the Annual Meeting. All director nominees at the Annual Meeting are up for a one-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office (even though the remaining directors may constitute less than a quorum). A director elected by our Board to fill a vacancy in a Class, including a vacancy created by an increase in the number of directors, will serve for the earlier of the remainder of the full term of that Class, until the director’s successor is elected and qualified or, if sooner, until the director’s death, resignation or removal.
At the 2023 Annual Meeting, our stockholders approved a Company proposal to declassify our Board, which commences with the directors up for election at this Annual Meeting, with the Board becoming fully declassified at the 2026 Annual Meeting of Stockholders. Three Class II directors and two Class III directors are up for election at the Annual Meeting. On January 30, 2025, Mr. Chapek notified the Board of his resignation from the Board and the Audit Committee, effective as of the date of the Annual Meeting. Such resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. The Board has also decided not to nominate Mr. Reynolds for re-election at the Annual Meeting. Following the Annual Meeting, the Board will consist of seven directors.
The names of our current directors and their respective ages, director classes and positions, following the Annual Meeting, are listed below.
Name	Age(1)	Director Class	Term Expires	Position(s)
Michelle Brennan	59	Class I	2026	Chairman of the Board, Independent Director
Quentin Koffey	46	Class I	2026	Vice-Chairman of the Board, Independent Director
Bill Jellison	67	Class II	2025	Independent Director
Wendy Lane	73	Class III	2025	Independent Director
Tim Scannell	60	Class III	2025	Independent Director
Darlene Solomon	66	Class II	2025	Independent Director
Catherine Szyman	58	Class II	2025	Chief Executive Officer and Director

(1)
As of March 26, 2025.

DIRECTOR QUALIFICATIONS
We believe that our directors should understand the diverse populations we serve and possess the highest personal and professional ethics, integrity and values and be committed to representing the interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We endeavor to have a Board that represents a range of experiences in areas that are relevant to our business activities.
In the chart below, we identify and describe the key experience, qualifications and skills criteria we believe are important for our Board, as a whole, to possess. These are the criteria our Nominating, Compliance and Corporate Governance Committee considers when evaluating director nominees.

Healthcare Industry and Operations
Directors with healthcare industry experience possess an understanding of patient and provider needs, manufacturing, operations, supply chain, insurance, technology, and regulatory frameworks to help the Company navigate the complex and rapidly evolving healthcare environment and stay abreast of industry best practices and innovations.

Governance
Directors with governance experience bring valuable insights from serving on public company boards as independent directors, leading committees, and participating in various governance activities. This experience in strategic oversight and committee involvement is essential for enhancing corporate governance practices and ensuring robust board performance.

Technology and Innovation
Directors with technology and innovation experience possess an understanding of our business in the rapidly evolving healthcare and medical device industry and can help guide our Company in innovating new technologies, providing timely and high integrity data to healthcare professionals, managing information connectivity and analytics, and cybersecurity and information security risks.

Financial Expertise
Directors with financial expertise possess an understanding of complex financial information and business processes to oversee our financial statements, capital structure and internal controls.

Mergers and Acquisitions
Directors with experience in mergers and acquisitions possess an understanding of mergers and acquisitions strategy, identifying target companies, building business cases, conducting due diligence, structuring deals, executing transactions and conducting business integration.

Public Company Executive Leadership
Directors with significant public company executive leadership experience (Chief Executive Officer, Chief Financial Officer or other senior executive positions) possess an understanding of organizations, processes, strategic planning and risk management to assess, develop and implement our business strategy and operation plan.

Environmental, Social and Governance (ESG)
Directors with experience in creating sustainable, long-term stockholder returns with the consideration of material factors for the business across environmental, social and governance issues, as well as those who have expertise in building strong labor, health & safety and ethical practices.

BOARD SKILLS MATRIX
The below chart identifies our directors’ skills, experience and qualification, as aligned with the priorities identified by the Board for effective oversight of the Company and our long-term strategy:
	Michelle Brennan	William Jellison	Quentin Koffey	Wendy Lane	Tim Scannell	Darlene Solomon	Catherine Szyman
Healthcare Industry and Operations	◆	◆			◆	◆	◆
Governance	◆	◆	◆	◆	◆	◆	◆
Technology and Innovation	◆			◆	◆	◆	◆
Financial Expertise	◆	◆	◆	◆	◆		◆
Mergers and Acquisitions	◆	◆	◆	◆	◆	◆	◆
Public Company Executive Leadership	◆	◆			◆	◆	◆
Environmental, Social and Governance (ESG)	◆	◆		◆	◆	◆	◆

BOARD OF DIRECTORS
The summaries below include information about our current directors and director nominees following the Annual Meeting and illustrates some of the skills, qualifications, backgrounds and experiences of each director or director nominee. This high-level summary is not intended to be an exhaustive list of each of the Board members’ skills or contributions to the Board.

Michelle Brennan Chairman, Independent Director Years of Service: 2 Committees: • Business Risk & Review
Experience:
Ms. Brennan has served as a member of our Board since June 2023 and served as our interim CEO from September 2024 to February 12, 2025. She currently serves as the Chairman of our Board. Ms. Brennan currently serves on the boards of Cardinal Health, Inc. and Perosphere Technologies, Inc., where she sits on the Audit Committee and the Human Resources & Compensation Committee. Before her retirement, Ms. Brennan was Global Value Creation Leader of Johnson & Johnson, a researcher, developer, and manufacturer in the healthcare and consumer packaged goods fields, from 2019 to 2020. Ms. Brennan served as a senior executive at Johnson & Johnson for more than 30 years, where she oversaw medical device businesses globally as well as consumer pharmaceutical businesses. At Johnson & Johnson, Ms. Brennan successfully scaled multiple businesses to achieve market-leading growth and led efforts to invest in innovation that resulted in successful new product launches. Her previous role was Company Group Chairman of the Medical Device business for Europe, Middle East and Africa.
Additional Professional Experience:
•
Johnson & Johnson | Company Group Chair, Medical Devices, EMEA (2015 – 2018)

•
Johnson & Johnson | President, Enterprise Standards & Productivity (2014 – 2015)

•
Johnson & Johnson | Worldwide President, Ethicon Energy (2012 – 2014)

•
Johnson & Johnson | Roles of Increasing Responsibility (1998 – 2012)

Ms. Brennan holds a B.S. in Business Administration from the University of Kansas.

Specific Qualifications, Attributes, Skills, and Experience:
•
Deep Operational experience in Medical Devices: Company Group Chair of Medical Devices in Europe, the Middle East, and Africa (“EMEA”) from 2015 to December 2018 at Johnson & Johnson.

•
Broad understanding of Masimo developed as Interim CEO

Current Public Company Board Service:
•
Cardinal Health Inc. (2022 – present)

Prior Public Company Board Service:
•
Coupa Software Inc. (2020 – 2023)

Quentin Koffey Vice-Chairman, Independent Director Years of Service: 2 Committees: • Audit • Compensation • Nominating, Compliance and Corporate Governance • Business Risk & Review
Experience:
Mr. Koffey has served as a member of our Board since June 2023, and he served as Lead Independent Director from September 2024 to February 12, 2025. Mr. Koffey currently serves as the Vice-Chairman of our Board. Mr. Koffey brings his expertise as a professional investor, having served as the Managing Partner and Chief Investment Officer of Politan Capital Management LP since 2021.
Additional Professional Experience:
•
Senator Investment Group LP | Partner (2019 – 2021)

•
D.E. Shaw Group | Portfolio Manager, Strategic Investments (2017 – 2019)

•
Elliott Management Corporation | Portfolio Manager (2010 – 2017)

Mr. Koffey holds a B.A. from Yale College, a J.D. from Stanford Law School, and an M.B.A. from Stanford Graduate School of Business.

Specific Qualifications, Attributes, Skills, and Experience:
•
Strong track record of working constructively with boards and management teams to enhance stockholder value

•
Deep Masimo understanding and experience developed as serving as Lead Independent Director and Vice-Chairman

Current Public Company Board Service:
•
Azenta, Inc. (2024 – present)

William Jellison
Independent Director
Years of Service: <1
Mr. Jellison was elected to the Board in September 2024.
Committees:
•
Audit

•
Compensation

•
Nominating, Compliance and Corporate Governance

•
Business Risk & Review

Experience:
Mr. Jellison has over 40 years of business experience, including extensive experience in the medical technology industry. Mr. Jellison is currently an independent business consultant and M&A advisor for Astor Place Holdings and serves on the boards of Anika Therapeutics, Inc., Young Innovations, Inc., Avient Corporation, and Solenis where he is an independent director. Mr. Jellison previously served as Vice President and Chief Financial Officer of Stryker Corporation from 2013 until 2016, where he was responsible for all areas of international finance, including accounting, planning and analysis, SEC reporting, acquisition valuations, internal audit, tax and treasury activity.
Additional Professional Experience:
•
Dentsply International | Senior Vice President & Chief Financial Officer (1998 – 2013)

Mr. Jellison holds a B.A. in Business Administration from Hope College in Holland, Michigan.

Specific Qualifications, Attributes, Skills, and Experience:
•
Veteran medical technology executive and corporate finance expert who previously served as Chief Financial Officer of Stryker Corporation with deep financial expertise. There, Mr. Jellison oversaw all areas of international finance, including accounting, planning and analysis, SEC reporting, acquisition valuations, internal audit, tax and treasury activity.

Current Public Company Board Service:
•
Anika Therapeutics, Inc. (2024 – present)

•
Avient Corporation (2015 – present)

Wendy Lane Independent Director Years of Service: <1 Ms. Lane was appointed to the Board in October 2024. Committees: • Nominating, Compliance and Corporate Governance • Business Risk & Review
Experience:
Wendy Lane has more than 30 years of board experience with 15 companies, overseeing strategic, operational, and financial changes at public companies, as well as extensive experience in the insurance and information services industries. Prior to serving as a director for both public and private companies, Ms. Lane spent 15 years in the investment banking industry. Ms. Lane’s expertise includes transformational change, crisis management, finance, M&A, compensation, human capital, audit, and corporate governance.
Additional Professional Experience:
•
Donaldson, Lufkin & Jenrette | Managing Director, Investment Banking (1981 – 1992)

•
Goldman Sachs | Associate (1977 – 1980)

Ms. Lane holds a B.A. in Mathematics and French from Wellesley College, where she was named a Durant Scholar for her high GPA, and an M.B.A. in finance from the Harvard Business School.

Specific Qualifications, Attributes, Skills, and Experience:
•
Experienced public company director and corporate governance expert who has sat on and/or chaired seven audit committees, as well as compensation, nominating/governance, strategic alternatives and other committees.

Current Public Company Board Service:
•
Verisk Analytics, Inc. (2022 – present)

Prior Public Company Board Service:
•
Envestnet, Inc. (2023 – 2024)

•
Willis Towers Watson Plc (2016 – 2022

•
NextPoint Financial, Inc. (2020 – 2021)

•
CoreLogic, Inc. (2020 – 2021)

•
MSCI, Inc. (2015 – 2019)

•
UPM-Kymmene Oyj (2005 – 2018)

•
Laboratory Corp. of America Holdings (1996 – 2014)

Timothy Scannell Independent Director Years of Service: <1 Mr. Scannell was appointed to the Board in October 2024. Committees: • Compensation • Business Risk & Review
Experience:
Mr. Scannell brings over 30 years of experience and success delivering market-leading results from his leadership roles at Stryker Corporation, one of the world’s leading medical technology companies. He served as President and Chief Operating Officer of Stryker from 2018 to 2021, overseeing all of Stryker’s commercial businesses and regions globally. Prior to this, he served as Group President for Stryker’s MedSurg & Neurotechnology businesses for ten years.
Additional Professional Experience:
•
Stryker Corporation | Group President, MedSurg & Neurotechnology (2009 – 2018)

•
Stryker Corporation | General Manager, President, Stryker Spine (2003 – 2008)

•
Stryker Corporation | Vice President, General Manager, Stryker Biotech (2001 – 2003)

Mr. Scannell holds a bachelor’s degree in Business Administration and Marketing and an M.B.A from the University of Notre Dame.

Specific Qualifications, Attributes, Skills, and Experience:
•
Deep Medical Device and Operational experience while at Stryker Corporation

•
Serves on the boards of several private companies including Regenity Biosciences, Synaptive Medical, and CereVasc, Inc.

Current Public Company Board Service:
•
Novocure Limited (2021 – present)

•
Insulet Corporation (2014 – present)

Prior Public Company Board Service:
•
EXACT Sciences Corp. (2023 – 2024)

•
Molekule Group, Inc. (2022 – 2024)

•
Renalytix Plc (2022 – 2023)

Darlene Solomon
Independent Director
Years of Service: <1
Dr. Solomon was elected to the Board in September 2024.
Committees:
•
Compensation

•
Nominating, Compliance and Corporate Governance

•
Business Risk & Review

Experience:
Dr. Solomon served as Senior Vice President and Chief Technology Officer of Agilent Technologies, Inc., a global leader in the life sciences, diagnostics and applied chemical markets, from 2006 until July 2023. She joined Agilent in 1999 and served in a dual capacity as the director of the Life Sciences Technologies Laboratory and as the senior director, research and development/technology for Agilent’s Life Sciences and Chemical Analysis business. Dr. Solomon brings valuable insight on research and development, strategy and additional operational insight on the commercialization of technology innovations.
Additional Professional Experience:
•
Agilent Technologies, Inc. | Vice President, Agilent Laboratories (2003 – 2006)

Dr. Solomon holds a bachelor’s degree in Chemistry from Stanford University and her Ph.D. in Inorganic Chemistry from MIT.

Specific Qualifications, Attributes, Skills, and Experience:
•
A global senior technology business executive and experienced public company board director with deep expertise in corporate governance, business transformation, and high-tech industry; she brings valuable perspective in strategy, innovation, teamwork, and digital leadership in support of profitable core and adjacent business growth.

Current Public Company Board Service:
•
Novanta, Inc. (2022 – present)

•
Materion Corporation (2011 – present)

Catherine Szyman CEO Years of Service: <1 Ms. Szyman was appointed to the Board and CEO of the Company on January 21, 2025, effective as of February 12, 2025. Committees: N/A
Experience:
On January 21, 2025, Ms. Szyman was appointed CEO and as a member of our Board, effective as of February 12, 2025. Ms. Szyman is an experienced global executive and board member with strategy, operating and finance leadership experience. Ms. Szyman is an inspirational leader with over 20 years of experience leading and transforming businesses through patient-focused innovation. Prior to joining the Company, Ms. Szyman was the President of Advanced Patient Monitoring Business (APM) at Edwards Lifesciences/Becton Dickinson, a leader in innovation for structural heart disease and critical care monitoring.
Additional Professional Experience:
•
Becton Dickinson and Company | Worldwide President, Advanced Patient Monitoring (2024 – 2025)

•
Edwards Lifesciences Corporation | Corporate Vice President, General Manager, Critical Care (2015 – 2024)

•
Medtronic, Inc. | President, Medtronic Diabetes, Inc. and Senior Vice President (2010 – 2015)

•
Medtronic, Inc. | Roles of Increasing Responsibility (1991 – 2010)

Ms. Szyman holds a bachelor’s degree in Accounting and International Business from University of St. Thomas and an M.B.A. from Harvard Business School.

Specific Qualifications, Attributes, Skills, and Experience:
•
Deep Medical Device, and Operational experience developed during her roles at Medtronic, Edwards Lifescience and Becton Dickinson.

•
Successful track record of accelerating revenue growth by bringing new products to market, extensive experience leading and retaining top industry talent, and deep existing relationships within the sector.

Prior Public Company Board Service:
•
Inari Medical, Inc. (2019 – Present)

•
Outset Medical, Inc. (2021 – 2024)

CORPORATE GOVERNANCE AND BOARD MATTERS
Our Board has adopted Corporate Governance Guidelines to ensure that our Board has the necessary authority and practices in place to exercise its duties and responsibilities, to review and evaluate our business operations as needed, to make decisions that are independent of our management and to serve the best interests of Masimo and our stockholders. These Corporate Governance Guidelines may be viewed on our website at: https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents”, and provide a framework for the conduct of the Board’s business that includes:
•
Chairman:   We believe the needs of the Company and its stockholders are currently best served when the roles of Chairman and CEO are separated. To provide effective oversight, we established an independent Chairman role in 2025, currently filled by Michelle Brennan.

•
Vice-Chairman:   In addition to establishing the separate roles of CEO and Chairman, the Board has established the role of the Vice-Chairman to provide a counterbalance of independent views in the boardroom, where the Chairman has recently fulfilled an executive role, as is the case with our current Chairman, Michelle Brennan, or if the Chair is otherwise not considered independent. The duties of the Vice-Chairman include (i) presiding at all meetings of the Board at which the Chairman of the Board is not present and leading executive sessions of the independent directors; (ii) providing input on Board agendas and materials in advance of Board meetings; (iii) if requested by stockholders, ensuring that he or she is available for consultation and direct communication; and (iv) performing such other functions as the Board may delegate.

•
Public Directorship Service:   Ordinarily, directors should not serve on more than four boards of publicly held companies, including our Board, and all of our directors currently satisfy this requirement.

•
Stock Ownership:   Outside directors must own a minimum number of shares of our common stock (see “Ownership of our Stock-Non-Employee Director Stock Ownership Policy” for additional information).

•
Role of Nominating, Compliance and Corporate Governance Committee:

•
The Nominating, Compliance and Corporate Governance Committee will oversee an annual evaluation process of the performance of the Board and its committees;

•
The Nominating, Compliance and Corporate Governance Committee will oversee our strategy, practices and initiatives related to corporate responsibility and sustainability, including material environmental, social and governance (ESG) matters; and

•
The Nominating, Compliance and Corporate Governance Committee will oversee our CEO succession planning strategy and process;

•
Stockholder Rights Plan:   The Board will seek stockholder approval within 12 months of the adoption of any stockholder rights plan unless the plan is terminated prior to a twelve-month period.

Our governance structure is designed to ensure effective decision-making and commitment to business success through maintenance of the highest standards of integrity, responsibility and ethics, and is also designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making, engender public trust and demonstrate our commitment to transparency.
Accordingly, some of our key corporate governance highlights include:
•
all of our directors are independent in accordance with the SEC and Nasdaq listing standards, except for Ms. Szyman;

•
strong Chairman with clearly delineated duties;

•
strong Vice-Chairman with clearly delineated duties;

•
phased-in declassification of our Board, resulting in the annual election of all directors in 2026;

•
our independent directors meet regularly in executive sessions at scheduled Board meetings, and may hold other special meetings throughout the year, which are designed to promote candor and discussion of matters in a setting that is independent of our CEO;

•
we have a single class of outstanding shares of common stock with equal voting rights;

•
proxy access rights for up to 20 stockholders owning at least 3% of shares continuously for three years, who may nominate up to the greater of two individuals or 25% of our Board;

•
prohibition on hedging;

•
pledging transactions requiring pre-approval; and

•
material ESG matters related to our business operations and strategy are guided and overseen by our CEO, executive leadership, and our Board.

Stockholder Engagement and Responsiveness
Sustaining long-term relationships with our stockholders remains a key priority for the Board. Over the last several years we have had a practice of outreach and engagement with our stockholders to share our views and understand their perspectives and feedback. These conversations continue to inform the Board’s actions to ensure alignment with governance best practices, strengthen relationships with our stockholders and reinforce our commitment to be responsive to their feedback.

CONSIDERATION OF DIRECTOR NOMINEES
Director Qualifications
The Nominating, Compliance and Corporate Governance Committee may consider a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following criteria:
•
a background that demonstrates senior leadership experience and achievement in business, finance, technology, healthcare, or other activities (including M&A and ESG) relevant to our business and activities;

•
a willingness to carry out and accept accountability for decisions of our Board and, as applicable, its committees;

•
an ability to provide reasoned, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders and to exercise sound business judgment;

•
an ability to work effectively and collegially with other individuals;

•
commitment to driving our success and increasing long-term value for our stockholders;

•
an understanding of the fiduciary responsibilities required of a director and sufficient time to devote to our Board and, as applicable, committee membership and matters; and

•
meeting the independence requirements imposed by Nasdaq listing standards and applicable SEC rules.

Our Nominating, Compliance and Corporate Governance Committee and our Board seek directors with skills and expertise that they believe would be most helpful to Masimo and our stockholders in overseeing the Company. In addition, when recommending director candidates to our full Board for nomination, the Committee may consider whether a director candidate, if elected, would assist in cultivating a Board that consists of members that represents a diversity of background and experience.
Evaluating Nominees for Director
Our Nominating, Compliance and Corporate Governance Committee will consider director candidates that are recommended by members of the committee, other members of our Board, members of management, advisors and our stockholders who submit recommendations in accordance with the requirements set forth above.
The Nominating, Compliance and Corporate Governance Committee may also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating, Compliance and Corporate Governance Committee. The Nominating, Compliance and Corporate Governance Committee will evaluate all candidates for director using the same approach regardless of who recommended them.

The Nominating, Compliance and Corporate Governance Committee will review candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating, Compliance and Corporate Governance Committee may consider the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and Masimo, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating, Compliance and Corporate Governance Committee may review such directors’ overall service to the Board, the committees and Masimo during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating, Compliance and Corporate Governance Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. When considering diversity in evaluating director nominees, the Nominating, Compliance and Corporate Governance Committee will focus on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board and considers diversity to include gender, sexual orientation, age, disability, race, ethnicity or national origin, global perspective and experience, business experience, functional expertise, stakeholder expectations, culture and geography.
The Nominating, Compliance and Corporate Governance Committee will evaluate each of the director candidates that have been recommended to it in compliance with the applicable requirements and make a recommendation to the Board as to whether or not the Board should nominate the proposed director candidate for election by our stockholders.
Stockholder Nominations and Proxy Access
The Nominating, Compliance and Corporate Governance Committee will consider director candidates recommended by our stockholders. The Nominating, Compliance and Corporate Governance Committee does not alter the manner in which it evaluates candidates based on whether a candidate was recommended by a stockholder or not. Stockholders may nominate directors for election if such stockholders satisfy the advance notice provisions set forth in our Sixth Amended and Restated Bylaws (our “Bylaws”). To be timely for our 2026 Annual Meeting of Stockholders, stockholders who wish to recommend individuals for consideration by the Nominating, Compliance and Corporate Governance Committee to become nominees for election to the Board at the 2026 Annual Meeting of Stockholders, must do so by delivering a written recommendation to the Nominating, Compliance and Corporate Governance Committee, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Corporate Secretary, no later than the close of business on January 29, 2026 and no earlier than December 30, 2025, unless the meeting date is more than 30 days before or after April 29, 2026, in which case the written recommendation must be received by our Corporate Secretary no later than the close of business on the later of (i) the 90th day before the 2026 Annual Meeting of Stockholders and (ii) the 10th day following the day on which we first publicly announce the date of the 2026 Annual Meeting of Stockholders.
Each written recommendation must comply with the Company’s Bylaws and contain certain minimum information as described in the Bylaws.
Director candidate recommendations from stockholders must include the written consent of each proposed nominee to serve as director if so elected. If a proposed director candidate is recommended by a stockholder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating, Compliance and Corporate Governance Committee.
Our Bylaws also permit eligible stockholders to nominate candidates for election to the Board in accordance with procedures providing for proxy access (the “Proxy Access Bylaw”). The Proxy Access Bylaw may be used by an eligible stockholder, or a group of up to 20 eligible stockholders, who has (or have, collectively, in the case of multiple eligible stockholders nominating candidates as a group) continuously owned at least 3% of the outstanding shares of our common stock, as of the most recent date for which such amount is disclosed in any of our filings with the SEC prior to the stockholder or stockholders’ submission of the proxy access notice, for at least the prior three years, and including the day of the submission of the proxy access notice, who continue(s) to hold the qualifying minimum number of shares through the date of the applicable annual meeting of stockholders, so long as the eligible stockholder(s) and the director nominee(s) satisfy the requirements specified in the Proxy Access Bylaw. The Proxy Access Bylaw further provides that the Company is not required to include in its proxy statement for the relevant annual meeting of stockholders more stockholder nominees than the greater of (i) 25% of the total number of directors who are members of the Board as of the last day on which a proxy access notice may be submitted pursuant to the Proxy Access Bylaw and (ii) two directors, subject to reduction in the event a director has been elected to the Board through proxy access at one of the two immediately preceding annual meetings of our stockholders.
Stockholders who wish to recommend director nominees for inclusion in our proxy materials at the 2026 Annual Meeting of Stockholders in compliance with the Proxy Access Bylaw must do so by delivering a proxy access notice to be received by our Corporate Secretary no earlier than October 27, 2025, and no later than November 26, 2025.
In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or after April 29, 2026, such proxy access notice must be received by the later of (i) 180 days prior to the 2026 Annual Meeting of Stockholders, or (ii) the 10th day following the date that the 2026 Annual Meeting of Stockholders is first publicly announced or disclosed.
In addition, pursuant to Rule 14a-19 (“Rule 14a-19”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than March 2, 2026, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or after April 29, 2026, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2026 Annual Meeting of Stockholders. A nomination that does not comply with the requirements set forth in the Amended and Restated Certificate of Incorporation and Bylaws will not be considered for presentation at the 2026 Annual Meeting of Stockholders.
Board Refreshment
Our Nominating, Compliance and Corporate Governance Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise and whether the Directors have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. To assist in these considerations, the Board periodically performs a comprehensive assessment to determine if the Board has any gaps in necessary skills or areas of expertise.
If a vacancy is anticipated or otherwise arises, or if a skills assessment reveals a particular need on the Board, the Nominating, Compliance and Corporate Governance Committee uses a variety of methods to identify and evaluate appropriate director candidates. Candidates may come to the attention of the Committee through current Directors, members of management, eligible stockholders, or others. From time to time, the Nominating, Compliance and Corporate Governance Committee engages a search firm to assist in identifying potential Board candidates.
Seven out of our eight non-employee directors have been added to the Board since or during June 2023.

BOARD LEADERSHIP STRUCTURE
Our independent directors bring experience, oversight and expertise from outside the Company, while the CEO brings Company-specific experience and expertise. Our Nominating, Corporate Governance and Compliance Committee regularly reviews our leadership structure. The committee’s review generally considers a variety of factors, including our governance practices and stockholder feedback on our Board and its leadership structure. As a result of this ongoing review, the Board believes that the role of CEO, working together with the Chairman and Vice-Chairman, facilitates information flow between management and the Board, which is essential to effective governance. Importantly, the Board has considered feedback from stockholder engagement efforts and best practices in corporate governance.
Chairman and Vice-Chairman
Having the flexibility to select the appropriate structure based on the specific needs of our business is critical. Accordingly, consistent with the Board’s commitment to good corporate governance practices, our Board periodically reviews its leadership structure and will continue to evaluate and implement the leadership structure that it concludes most effectively supports our Board in fulfilling its responsibilities.
As of February 12, 2025, the Chairman and newly-appointed Vice-Chairman were independent directors, as defined by the SEC and Nasdaq listing standards, along with a majority of the Board, and therefore the Lead Independent Director position formerly held by Quentin Koffey has been left vacant.
The responsibilities of the Chairman include:
•
presiding at all meetings of the Board, including leading executive sessions of the independent directors;

•
determining the Board agendas and providing materials in advance of the Board meetings;

•
if requested by stockholders, ensuring that he or she is available for consultation and direct communication; and

•
performing such other functions as the Board may delegate.

The responsibilities of the Vice-Chairman include:
•
presiding at all meetings of the Board at which the Chairman of the Board is not present and leading executive sessions of the independent directors;

•
providing input on Board agendas and materials in advance of Board meetings;

•
if requested by stockholders, ensuring that he or she is available for consultation and direct communication; and

•
performing such other functions as the Board may delegate.

INFORMATION REGARDING BOARD COMMITTEES
Our Board has established a standing Audit Committee, Compensation Committee, Nominating, Compliance and Corporate Governance Committee, and Business Risk & Review Committee to devote attention to specific subjects and to assist our Board in the discharge of its responsibilities. All of these independent committees operate under their own written charter adopted by our Board, each of which is available on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.”
The following table provides current committee membership for the Audit Committee, Compensation Committee, Nominating, Compliance and Corporate Governance Committee and Business Risk & Review Committee.

Committee Membership following Annual Meeting
Name	Independent	Audit(1)	Compensation	Nominating, Compliance and Corporate Governance	Business Risk and Review
Employee Director:
Catherine Szyman	—	—	—	—	—
Non-Employee Directors:
Michelle Brennan(2)	◆	—	—	—
William Jellison(3)	◆		✓	✓	✓
Quentin Koffey(4)	◆	✓	✓		✓
Wendy Lane(5)	◆	—	—	✓	✓
Tim Scannell(6)	◆	—	✓	—	✓
Darlene Solomon(7)	◆	—		✓	✓
 Committee Chairman.  Financial Expert. ✓ Member. ◆ Independent.
(1)
Mr. Chapek was appointed to the Audit Committee in May 2024, and will continue to serve on the Audit Committee until his resignation is effective on the date of the Annual Meeting. The Board intends to replace Mr. Chapek with an independent director on the Audit Committee after the Annual Meeting.

(2)
On October 24, 2024, Ms. Brennan was appointed interim Chief Executive Officer. On February 12, 2025, upon the appointment of Ms. Szyman to the role of Chief Executive Officer, Ms. Brennan relinquished the role of interim Chief Executive Officer and was appointed as Chairman of the Board. Ms. Brennan served on the Compensation Committee until her appointment as Interim Chief Executive Officer in September 2024. Ms. Brennan was appointed as Chairman of the Business Risk & Review Committee in September 2024.

(3)
Upon his election in September 2024, Mr. Jellison was appointed as the Chairman of the Audit Committee and as a member of the Compensation Committee.

(4)
Mr. Koffey was appointed as Chairman of the Nominating, Compliance and Corporate Governance Committee and as a member of the Compensation Committee in September 2024 and as a member of the Business Risk & Review Committee in September 2024.

(5)
Upon her election to the Board in September 2024, Ms. Lane was appointed to the Nominating, Compliance and Corporate Governance Committee and the Business Risk & Review Committee.

(6)
Upon his appointment to the Board in October 2024, Mr. Scannell was appointed to the Compensation Committee and the Business Risk & Review Committee.

(7)
Upon her election to the Board in September 2024, Dr. Solomon was appointed as Chairman of the Compensation Committee, as a member of the Nominating, Compliance and Corporate Governance Committee, and as a member of the Business Risk & Review Committee.

Audit Committee
We maintain a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel.
Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee. The policy of our Audit Committee is to create an environment that supports the integrity of our financial reporting process and the independence of the audit and the independent registered public accounting firm. Additionally, the policy aims to maintain and foster an open avenue of communication among our Audit Committee, the independent registered public accounting firm and our financial management, and our internal auditors.

Members / Meeting Information (Fiscal 2024)	Primary Committee Functions
Committee Members:(1)(2) Mr. Jellison Mr. Chapek Mr. Koffey Number of Meetings:(3) 5 Attendance Rate: 100%
•
Oversee our accounting and financial reporting processes, including our disclosure controls and procedures and system of internal controls and audits of our consolidated financial statements;

•
Oversee our relationship with our independent auditors, including appointing or changing our auditors and ensuring the auditors’ independence;

•
Review and discuss with our management and our auditors the results of the annual audit and the review of our quarterly financial statements;

•
Review any reports or other disclosures required by the applicable rules and regulations of the SEC to be included in our annual proxy statement and periodic reports;

•
Oversee the performance of our internal audit function;

•
Oversee management risks relating to data privacy, technology and information security, including cybersecurity and back-up of information systems, and the steps we have taken to monitor and control such exposures;

•
Provide oversight regarding significant financial matters, as well as assist in connection with our legal, regulatory and ethical compliance programs pertaining to financial, accounting and tax matters as established by management and the Board; and

•
Provide oversight regarding our policies with respect to risk assessment and risk management pertaining to our financial, accounting and tax matters.

(1)
Our Board has determined that Mr. Jellison is an audit committee financial expert, as defined under applicable SEC rules, and that Mr. Jellison meets the background and financial sophistication requirements under Nasdaq Listing Rule 5605(c)(2)(A). In making this determination, the Board made a qualitative assessment of Mr. Jellison’s level of knowledge and experience based on a number of factors, including his respective formal education and experience.

(2)
Mr. Jellison was appointed as the Chairman of the Audit Committee upon his election to the Board in September 2024. Mr. Koffey was appointed to the Audit Committee in July 2023. Mr. Chapek was appointed to the Audit Committee in May 2024, and will continue to serve on the Audit Committee until his resignation is effective on the date of the Annual Meeting. The Board intends to replace Mr. Chapek with an independent director on the Audit Committee after the Annual Meeting.

(3)
Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary.

Compensation Committee
The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. The Compensation Committee has the authority, in its sole discretion, to retain and terminate (or obtain the advice of) any compensation advisor or other advisor to assist it in the performance of its duties, but only after taking into consideration factors relevant to the advisor’s independence specified in Nasdaq Listing Rule 5605(d)(3). The Compensation Committee is responsible for evaluating whether any compensation advisor retained or to be retained by it has any conflict of interest. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any advisor retained by the Compensation Committee, and has sole authority to approve the advisor’s fees and the other terms and conditions of the advisor’s retention.
The policy of our Compensation Committee is to maintain an overall compensation structure designed to attract, retain and motivate top quality management and other employees by providing appropriate levels of risk and reward in proportion to individual contribution and performance. Our Compensation Committee is responsible for establishing appropriate incentives for management to further our long-term strategic plan and avoid undue emphasis on short-term market value.

Members / Meeting Information (Fiscal 2024)	Primary Committee Functions
Committee Members:(1)(2) Dr. Solomon Mr. Jellison Mr. Koffey Mr. Scannell Number of Meetings:(3) 4 Attendance Rate: 100%
•
Establish, oversee, review and administer our employee compensation plans, policies and programs applicable to our NEOs, including our CEO, and establish annual and long-term performance goals;

•
Review and approve all salaries, bonuses, cash-based incentive compensation, equity awards, perquisites, post-service arrangements and other compensation and benefit plans for our CEO and all other executive officers

•
Review and discuss with management, and recommend the annual Compensation Discussion and Analysis disclosure and the related tabular presentations regarding named executive officer compensation included in our annual public filings;

•
Oversee and approve the annual Compensation Committee Report included in our annual public filings;

•
Review and approve compensation for the non-employee members of the Board;

•
Oversee and determine compliance with our stock ownership guidelines;

•
Review human capital management strategies, programs and policies, including, but not limited to, those regarding recruitment, retention, career development, pay equity, workplace culture, and employee engagement; and

•
Administer our equity compensation plans.

(1)
Our Board has determined that all members of our Compensation Committee meet the criteria for independence under Nasdaq Listing Rule 5605(a)(2) and Rule 10C-1 of the Exchange Act.

(2)
Upon her election to the Board in September 2024, Dr. Solomon was appointed as Chairman of the Compensation Committee. Upon his election to the Board in September 2024, Mr. Jellison was appointed as a member of the Compensation Committee. Ms. Brennan served on the Compensation Committee until her appointment as Interim Chief Executive Officer in September 2024.

(3)
The Compensation Committee meets quarterly and additionally as needed to carry out our business responsibilities.

The Compensation Committee has retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to assist the Compensation Committee in assessing and determining competitive compensation packages and to provide input on other executive compensation related matters. FW Cook provides no other services to Masimo, and its sole relationship with Masimo is as an advisor to the Compensation Committee.
For more information regarding the Compensation Committee’s engagement of FW Cook, see “Executive Compensation — Compensation Discussion and Analysis.”
The Compensation Committee meets outside the presence of all of our executive officers, including the NEOs, in order to consider appropriate compensation for our CEO as well as an executive session comprised only of the Board’s independent directors. Our CEO may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding her compensation. When considering the appropriate compensation of our other NEOs, the Compensation Committee meets outside the presence of all executive officers except for our CEO. The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2024 are described in greater detail in the “Executive Compensation-Compensation-Discussion and Analysis” section of this Proxy Statement.
Nominating, Compliance and Corporate Governance Committee
The charter of the Nominating, Compliance and Corporate Governance Committee grants the committee full access to all of our books, records, facilities and personnel.

The policy of our Nominating, Compliance and Corporate Governance Committee is to promote good corporate governance, ensure the Board is comprised of only highly qualified directors with a wide range of diverse backgrounds, establish succession planning of the Chief Executive Officer and foster open communication between our Nominating, Compliance and Corporate Governance Committee and our management.
Members / Meeting Information (Fiscal 2024)	Primary Committee Functions
Committee Members:(1)(2) Mr. Koffey Mr. Jellison Ms. Lane Dr. Solomon Number of Meetings:(3) 5 Attendance Rate: 100%
•
Assist the Board by identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•
Recommend for the Board’s approval the slate of nominees to be proposed by the Board to stockholders for election to the Board;

•
Develop, update as necessary and recommend to the Board the corporate governance principles and policies applicable to the Company;

•
Oversee the evaluation of the Board and advise on Board performance matters;

•
Oversee the Company’s corporate compliance programs;

•
Oversee succession planning for the Chief Executive Officer and other executive officers;

•
Oversee the orientation program for new directors and ongoing education of incumbent directors;

•
Oversee our efforts with regard to corporate responsibility and sustainability, including potential long- and short-term trends and impacts to our business of environmental, social and governance initiatives, and our program, strategy and public reporting on these topics;

•
Review related party transactions;

•
Serve as a focal point for communication between director candidates and the Company’s management; and

•
Recommend to the Board the directors who will serve on each committee of the Board and who will chair each committee.

(1)
Our Board has determined that all members of our Nominating, Compliance and Corporate Governance Committee meet the criteria for independence under Nasdaq Listing Rule 5605(a)(2).

(2)
Mr. Koffey was appointed as Chairman of the Nominating, Compliance and Corporate Governance Committee and as a member of the Compensation Committee in September 2024. Upon Ms. Lane’s election to the Board in September 2024, she was appointed to the Nominating, Compliance and Corporate Governance Committee.

(3)
The Nominating, Compliance and Corporate Governance Committee meets from time to time during the year.

Business Risk & Review Committee
We maintain a separately-designated Business Risk & Review Committee. This committee is non-compensable and its members regularly meet to review any legal matters, risks to the organization, strategic transactions, and business updates. Additionally, the committee undertakes a strategic review of the business and operations of the Company, including but not limited to potential separations of business segments, evaluations of intellectual property transactions, reviews of the product portfolio and cost structure, and investigations into executive conduct and employment terms. The policy of our Business Risk & Review Committee is to create an environment that supports thorough oversight of our business practices and strategies, and to maintain and foster open communication among the committee members, our management team, and other relevant personnel. This includes implementing any changes arising from such reviews, negotiating and approving relevant agreements, and making recommendations to the full Board on matters requiring Board action.

Members / Meeting Information (Fiscal 2024)	Primary Committee Functions
Committee Members:(1) Mr. Koffey Ms. Brennan Mr. Jellison Dr. Solomon Mr. Scannell Ms. Lane Number of Meetings:(2) 7 Attendance Rate: 100%
•
Regularly review legal matters, organizational risks, strategic transactions, and business updates.

•
Undertake strategic reviews of business operations, including potential separations of business segments

•
Evaluate intellectual property transactions, product portfolio, and cost structure.

•
Investigate executive conduct and employment terms.

•
Ensure thorough oversight of business practices and strategies

•
Lead search for permanent CEO and other executive officers;

•
Negotiate and approve relevant agreements.

(1)
Ms. Brennan was appointed as Chairman of the Business Risk & Review Committee. Upon Mr. Scannell, Ms. Lane, Dr. Solomon, and Mr. Jellison’s appointments, they were appointed to the Business Risk & Review Committee.

(2)
The Business Risk & Review Committee meets from time to time during the year.

BOARD’S ROLE IN RISK OVERSIGHT
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The Board exercises this oversight responsibility directly and through its committees. Each committee is responsible for evaluating certain risks and overseeing the management of such risks and reporting to the entire Board as necessary. The oversight responsibility of the Board and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across our business, and from our internal audit department, as well as input from external advisors, as appropriate. These reports are designed to provide timely visibility to the Board and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.
The full Board has primary responsibility for evaluating strategic and operational risk management. Our Board has responsibility for overseeing certain of our major risk exposures, including in the areas of financial and enterprise risk, legal and regulatory compliance, environmental sustainability, social responsibility, and cybersecurity, as well as risks in other areas as our Board deems necessary or appropriate from time to time. Our Board also oversees the steps we have taken to monitor or mitigate these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our Board may exercise direct oversight with respect to these areas or delegate such oversight to committees in its discretion. In addition, our Audit Committee oversees our internal audit function.
While our Board oversees risk management, our Company’s management is charged with managing risk and bringing to our Board’s attention emerging risks as well as discussing the status of the long-term risks facing our Company. Our strategic planning processes are designed to facilitate the identification and management of such risks and ensure regular communication with our Board and its committees. Our Board, with independent leadership from the Chairman and working through its committees, proactively participates in the oversight of management’s actions. Periodically, at regularly scheduled Board meetings, our Company’s management provides the full Board with an analysis and assessment of the key risks facing our Company. Our Chairman and the Chairmen of our committees review and approve the agendas for, and information provided in, such meetings, and, after consulting with the Chairman of our Board, may call for additional meetings or executive sessions of our Board or its committees to discuss risk-related topics as they may, individually or collectively, determine necessary or appropriate. Our Board also regularly engages with outside advisors and experts as it deems appropriate from time to time to evaluate and anticipate current key risk areas and consider strategies to respond. These advisors and experts provide valuable information, including outside perspectives and best practices, landscape overview, industry trends and peer data in areas such as the global regulatory environment, governance, compensation, global operations and sustainability, to facilitate our Board’s complete review and discussion of these risk areas with the management team, which then informs action and strategy.

Management assesses and prioritizes risks over the long-term using quantitative and qualitative input on multiple key dimensions of enterprise risk, including, among other things, (i) patient safety, (ii) business and financial metrics, (iii) operational risks (disruptive events), (iv) reputation and brand, (v) legal and regulatory, and (vi) talent and employee well-being. We consider the immediacy and severity of enterprise risks as part of our assessment process.
Our Board committees each play a significant role in carrying out our Board’s risk oversight function.
Audit Committee
Our Audit Committee oversees risks related to our Company’s financial statements integrity and the financial reporting process, including our internal control over financial reporting, disclosure controls and procedures and accounting matters. Our Audit Committee may engage such other advisors as it deems appropriate to assess our Company’s management of risk. It also regularly reviews our risk management processes and regulatory compliance, including but not limited to mechanisms and channels for compliance concerns to be reported. Our Audit Committee also regularly reviews financial risks (insurance, credit, debt, currency risk and hedging programs), and other risks as the committee deems necessary or appropriate from time to time, including competition, pricing, regulation, intellectual property, technology and facilities obsolescence, natural and man-made disasters and industrial espionage, and reviews our procedures for detecting fraud. Our Audit Committee oversees and reviews our cybersecurity, data privacy and other information technology risks, controls and procedures. In addition, our Audit Committee considers and approves amendments to the Code of Business Conduct and Ethics and reviews the results of management’s efforts to monitor compliance with the same. In its oversight of our controls and procedures, our Audit Committee discusses with management and our independent auditors the design, implementation, adequacy and effectiveness of our accounting and financial reporting processes and systems of internal control, and establishes and oversees the processes and procedures for the receipt and treatment of complaints about accounting, internal accounting controls or audit matters.
Nominating, Compliance and Corporate Governance Committee
Our Nominating, Compliance and Corporate Governance Committee considers risks related to succession planning, our environmental, social and governance practices, and cybersecurity, data privacy, information technology practices as well as other governance-related risk exposures. In addition, our Nominating, Compliance and Corporate Governance Committee regularly reviews the corporate compliance program to assess its effectiveness and reviews our major legal compliance risk exposures.
Compensation Committee
Our Compensation Committee reviews risks relating to the compensation program and arrangements as well as human capital management, which is designed to attract, retain and motivate top quality talent. As part of its normal review of these risks, our Compensation Committee considers our Company’s compensation policies and practices to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on our Company. Our Compensation Committee also reviews compensation and benefits plans affecting employees, in addition to those applicable to executive officers. Our Compensation Committee has determined that the implementation and structure of the compensation policies and practices do not encourage unnecessary and inappropriate risks that could have a material adverse effect on our Company. Our Compensation Committee further determines whether our Company’s compensation program and practices appropriately incentivize the Company’s short and long-term strategic goals and the creation of shareholder value, without encouraging unreasonable or unrestricted risks. In making these determinations, our Compensation Committee considers the views of our Company’s compensation staff, legal counsel and internal audit team, and results of stockholder advisory votes, as well as its outside advisors. In addition, our Compensation Committee oversees our Company’s compliance with regulatory requirements associated with the compensation of our directors, executive officers and other employees. Our Compensation Committee also oversees risk management relating to human capital management, including pay equity, workplace culture, employee engagement and the attraction, development and retention of talent.

The activities of each committee are reported regularly to the full Board. Our Board believes its choice of leadership structure as described under “Board Leadership Structure” above, facilitates effective risk oversight by our Board by ensuring independent director review, led by our Chairman and working through our independent Board committees, of key risk areas and management’s risk management actions and priorities. We further believe that Ms. Brennan, in her role as Chairman of the Board, will be instrumental in guiding our independent directors’ understanding of the most critical risks facing our Company and in helping them collaborate with members of management to reinforce the effectiveness of the Company’s enterprise risk management.
Business Risk & Review Committee
The Business Risk & Review Committee reviews risks to the organization relating to legal matters, strategic transactions, and business initiatives. Additionally, the committee undertakes a strategic review of the business and operations of the Company, including but not limited to potential separations of business segments, evaluations of intellectual property transactions, reviews of the product portfolio and cost structure, and investigations into executive conduct and employment terms. The policy of our Business Risk & Review Committee is to create an environment that supports thorough oversight of our business practices and strategies, and to maintain and foster open communication among the committee members, our management team, and other relevant personnel. This includes implementing any changes arising from such reviews, negotiating and approving relevant agreements, and making recommendations to the full Board on matters requiring Board action.

CYBERSECURITY RISK PRACTICES
Risk Management & Strategy
Cybersecurity is integral to our risk management approach. We are reliant upon information technology, and any interruption, failure, or security breach-including cybersecurity incidents-could adversely impact our operations and business continuity.
To address these risks, we maintain a comprehensive, risk-based cybersecurity program focused on protecting sensitive data and systems. Our approach includes:
•
Layered Security (Defense-in-Depth):   Implementing multiple levels of controls to safeguard against cyber threats.

•
Employee Awareness:   Delivering mandatory cybersecurity training, conducting phishing simulations, and fostering a culture of vigilance.

•
Proactive Monitoring and Testing:   Leveraging real-time monitoring, regular vulnerability assessments, and external audits to continuously evaluate and enhance defenses.

•
Preparedness:   Maintaining and testing business continuity and disaster recovery plans with scenarios such as simulated cyberattacks.

Key Elements of Our Cybersecurity Program
Our cybersecurity program emphasizes:
•
Threat Awareness and Risk Identification:   Engaging with industry groups and third-party experts to stay ahead of emerging threats.

•
Employee Training:   Conducting annual training and phishing simulations to reinforce best practices.

• Advanced Safeguards: Deploying comprehensive technical measures, including firewalls, intrusion detection systems, penetration tests, anti-malware, encryption, and access controls to secure our systems and data.
•
Vendor Management:   Requiring contractual data protection safeguards and screening vendors for compliance during onboarding.

•
Incident Response:   Maintaining up-to-date response and recovery plans, validated through regular tabletop exercises.

•
Compliance Standards:   Adhering to recognized standards such as HITRUST, NIST CSF, ISO 27001, and PCI DSS.

•
Insurance:   Partnering with leading insurers to maintain cyber liability coverage.

Governance
Our Audit Committee oversees our cybersecurity program and its alignment with overall risk management. This includes monitoring cybersecurity, data privacy and IT risks.
Leadership of our cybersecurity efforts is provided by our VP, Global Information Security, a seasoned expert with over a decade of experience. This role ensures continuous program improvement and alignment with evolving threats and standards.
Our executive team, including our Chief Financial Officer and Chief Information Officer, receive regular briefings on:
•
Cybersecurity trends and evolving threats;

•
Program effectiveness and risk mitigation strategies; and

•
Updates to regulatory and legal requirements related to data security and privacy.

These briefings ensure cybersecurity considerations are integrated into strategic decisions, resource allocation, and risk mitigation planning. In accordance with our incident response plan, any material cybersecurity incidents are promptly reported to the Audit Committee to maintain transparency and oversight.

HUMAN CAPITAL MANAGEMENT
The core of our long-term strategy for human capital is attracting, developing and retaining the best talent globally with the right skills to drive our future success. We consider our employees to be a key factor in our future innovation and success. We seek to attract and retain highly talented, highly motivated, experienced and well-educated individuals to support our long-term growth and profitability goals.
We have developed key recruitment and retention strategies that we focus on as part of our overall management of our business. These include:
•
Compensation.   Our compensation program is designed to align the compensation of our employees with their performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results. The structure of our compensation program balances incentive earnings for both short-term and long-term performance.

•
Our executive compensation is aligned with stockholder interests by aligning pay-for-performance metrics.

•
We utilize nationally recognized compensation advisors to evaluate our executive compensation benefit programs and provide benchmarking against our peer groups.

•
We provide employee wages that are consistent with employee positions, experience, skills, knowledge and geography.

•
Base compensation adjustments and incentive compensation are based on market data and awarded based on individual performance and Company performance.

•
We offer a wide variety of benefits, including health insurance, paid time-off and a retirement plan, as well as voluntary benefits such as financial and personal wellness benefits, etc.

•
Developing Leaders of Tomorrow/Succession Planning.   We are committed to identifying and developing the talents of our next generation of leaders. Our executive management team conducts organization and leadership reviews of all business leaders, focusing on our high-performing and high potential talent, and succession planning for critical roles.

•
Employee Feedback and Retention. To assess and improve employee retention and engagement, we survey employees and take actions to address areas of employee concerns.

•
Workforce Composition. In fiscal 2024, our full-time employees decreased from approximately 3,800 as of December 30, 2023 to 3,600 as of December 28, 2024. Our dedicated contract personnel worldwide increased from approximately 5,200 as of December 30, 2023 to approximately 5,600 as of December 28, 2024.

Governance
Our Board and board committees provide oversight on certain human capital resource matters. The Compensation Committee acts on behalf of the Board to review, adopt and approve our compensation strategy, policies, plans and programs, including, among others, reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior leadership and management, evaluating and approving the compensation plans and programs advisable for us, and administration of our equity compensation plans, stock repurchase plans and incentive compensation programs.
Strategic Realignment Initiative
During the fourth quarter of 2024, our Board approved a strategic realignment initiative of our healthcare segment to drive progress towards a more streamlined and efficient organization, which included right-sizing the organization, cost rationalization, driving research and development efficiencies and enhancing key launch and innovation processes.

BOARD MEETINGS AND EXECUTIVE SESSIONS
Our Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. Our Board also holds special meetings, as required from time to time, when important matters arise requiring Board action between scheduled meetings. During fiscal 2024, our Board met 11 times. None of our directors attended fewer than 75% of the total number of meetings held by the Board and the committees (on which and for the period during which the director served) during fiscal 2024.
As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive sessions at which only they are present.

POLICY REGARDING BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS
It is the policy of our Board to invite directors and nominees for director to attend annual meetings of our stockholders. We expect any of them in attendance to be available to answer appropriate questions from our stockholders. Our 2024 Annual Meeting of Stockholders was attended by Mr. Kiani and Mr. Koffey.

INDEPENDENCE OF THE BOARD OF DIRECTORS
Our Board has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the rules and listing standards of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), a majority of the members of our Board must qualify as “independent” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent” including those set forth in applicable Nasdaq Rules. Consistent with these considerations, after review of all relevant transactions or relationships between each director, and the director’s family members and Masimo, our senior management, and our independent registered public accounting firm, our Board has determined that all of our current directors other than Ms. Szyman are independent, as that term is defined in Nasdaq Listing Rule 5605(a)(2), and that all members of the Audit Committee and the Compensation Committee meet the heightened independence standards applicable to such committees.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Upon joining our Board, directors are provided with information about our operations, performance, strategic plans and corporate governance practices and meetings with key senior managers. In addition, members of senior leadership and other speakers are periodically invited to attend portions of Board and Committee meetings to provide updates on business and general industry trends, as well as governance, regulatory, legal and financial matters.
Directors are encouraged to stay informed of developments in corporate governance and issues relating to the operation of public company boards.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, executive officers, directors and anyone else conducting business on our behalf. The Code of Business Conduct and Ethics is available to stockholders on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents” and/or in our public filings with the SEC.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD
Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders of Masimo wishing to communicate with our Board or an individual director may send a written communication to the Board or such director, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, Attention: Secretary of the Corporation. Each communication must set forth:
•
the name and address of all the Masimo stockholders on whose behalf the communication is sent; and

•
the number of shares of our common stock that are beneficially owned by the stockholders as of the date of the communication.

NON-EMPLOYEE DIRECTOR COMPENSATION
During fiscal 2024, our Non-Employee Director Compensation Policy provided for the following compensation:
Compensation Item(s):	Annual Amount
Annual Cash Retainer(1)
Board Service	$70,000
Audit Committee	12,500
Compensation Committee	10,000
Nominating, Compliance and Corporate Governance Committee	5,000
Special Committee(2)	15,000
Committee Chairman Annual Cash Retainer(3)
Audit Committee	$25,000
Compensation Committee	20,000
Nominating, Compliance and Corporate Governance Committee	15,000
Business Risk & Review Committee(4)	0
Equity Awards(6)(7)
Restricted Stock Units	$200,000

(1)
All annual cash retainers are payable on a quarterly basis in arrears. The amounts are payable to Board committee members, excluding the Chairman of each Board committee.

(2)
This Special Committee was put into place in February of 2024 to work with separation of consumer business from healthcare

(3)
All annual cash retainers are payable on a quarterly basis in arrears to the Chairman of each Board committee. Additionally, all Committee Chair compensations that are listed include the committee membership component.

(4)
The Business Risk & Review Committee is a non-compensated committee role.

(5)
The chart above illustrates the proportions of the base annual cash retainer paid to non-employee Board members and the annual equity award granted to non-employee Board members (assuming the applicable non-employee Board member is not on any committees). Board members are eligible for additional cash retainers for serving on various committees as well as for serving as a Committee Chairman, which are reflected as applicable in the Fiscal 2024 Non-Employee Director Compensation Table below.

(6)
Our Non-Employee Director Compensation Policy also provides that all RSU awards granted to the non-employee directors pursuant to the policy will vest in full in the event of a change-in-control of Masimo.

(7)
Each year on the date of our annual meeting of stockholders, each non-employee director is granted an award of restricted stock units (“RSUs”) with respect to shares of our common stock having a grant date fair value of $200,000, rounded down to the nearest whole share, which will vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders.

From time to time, on an as-need basis, we may also provide charter aircraft services to Board members in connection with Board related matters. The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of our Board for the fiscal year ended December 28, 2024.
Fiscal 2024 Non-Employee Director Compensation Table:
Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)(3)	Option Awards(4)	All Other Compensation	Total
Michelle Brennan(5)	$77,816	$199,997	$0	$0	$277,813
Robert Chapek (6)	84,339	399,963	0	0	484,302
Rolf Classon(7)	44,792	0	0	0	44,792
William Jellison	27,889	199,997	0	0	227,886
Quentin Koffey	100,892	199,997	0	0	300,889
Wendy Lane(8)	15,247	199,926	0	0	215,173
Adam Mikkelson(9)	18,150	0	0	0	18,150
Craig Reynolds(10)	130,411	199,997	0	0	330,408
Timothy Scannell(11)	16,041	199,926	0	0	215,967
Darlene Solomon	26,017	199,997	0	0	226,014
Catherine Szyman(12)	0	0	0	0	0

(1)
Our former Chairman and CEO, Mr. Kiani, is not included in this table as he was an employee of Masimo and therefore received no compensation for his service as a director. Mr. Kiani’s compensation is included in “Executive Compensation — Summary Compensation Table.”

(2)
These amounts generally represent the aggregate grant date fair value of the RSU awards granted to each listed non-employee director in fiscal 2024, computed in accordance with Financial Accounting Standard Board Accounting Standard Codification Topic 718 (“ASC Topic 718”). These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2024. The value as of the grant date for the RSU awards is calculated based on the number of RSUs at the grant date market price and is recognized once the requisite service period for the RSUs is satisfied. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 20 to our Consolidated

Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Estimates-Stock-Based Compensation” included in our Annual Report on Form 10-K for the year ended December 28, 2024 that was filed with the SEC on February 25, 2025.
(3)
As of December 28, 2024, each of our then serving non-employee directors held RSU awards with respect to 1,790 shares of our common stock, with the exception of Mr. Chapek who held RSU awards with respect to 3,455 shares of our common stock, and Mr. Scannell and Ms. Lane who each held RSU awards of 1,383 shares of our common stock. Mr. Koffey, Ms. Brennan and Mr. Reynolds each held 1,228, 1,228 and 18,634, shares of our common stock, respectively.

(4)
As of December 28, 2024, none of our then serving non-employee directors held any options to purchase shares of our common stock.

(5)
Amounts included within this table represent only non-employee director compensation for Ms. Brennan. Amounts earned in connection with her role as interim CEO are included in “Executive Compensation — Summary Compensation Table.”

(6)
Mr. Chapek has resigned effective as of the Annual Meeting.

(7)
Mr. Classon resigned from the Board effective May 10, 2024.

(8)
Ms. Lane was appointed to the Board effective October 18, 2024.

(9)
Mr. Mikkelson resigned from the Board effective February 29, 2024.

(10)
Mr. Reynolds was not nominated for re-election by the Board.

(11)
Mr. Scannell was appointed to the Board effective October 18, 2024.

(12)
Ms. Szyman was appointed to the role of CEO and to the Board as a director effective February 12, 2025. Mr. Szyman will receive no compensation for her service as a director.

CORPORATE RESPONSIBILITY & SUSTAINABILITY
Under the guidance and supervision of the Board, we pursue high standards of corporate responsibility and sustainability, including how we support, protect and empower our employees, how we work with our customers, how we govern the Company and how we connect with our communities. Our Nominating, Compliance and Corporate Governance Committee is tasked with the responsibilities to implement policies and practices that foster the Company’s material environmental, social and governance initiatives, policies, practices and programs. Below is a excerpt of the Company’s corporate responsibility and sustainability policies.
Environment
Minimizing our environmental impact
We are committed to operating in an environmentally responsible manner and support the internationally recognized environmental principles set forth in the United Nations Global Compact.
We strive to identify new opportunities to improve the sustainability of our business and encourage our employees to join in our efforts.
As a global manufacturer of patient monitoring technology, our mission is to improve patient outcomes and reduce the cost of care. We also understand that the materials we use and the products we manufacture, which include single-patient-use sensors, have an impact on the environment.
For additional details on the Company’s Sustainability Report available on the Company’s website. Such report is not incorporated by reference into this Proxy Statement.

Supply Chain
Responsibility in supply chain
Our suppliers are critical partners in our chain. We are committed to efforts in preventing forced labor, modern slavery and human trafficking and child labor in our supply chain.
Ethical sourcing is an important facet of our ethical conduct strategy. We prohibit any form of forced labor, including slavery and human trafficking in our supply chain. We evaluate suppliers through questionnaires, supplier audits and risk-based assessments.
We are committed to further improving our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard Responsible Mineral Initiative-Conflict Mineral Reporting Template and continuing our outreach efforts in order to further develop transparency in our supply chain and mitigate the risk that our use of conflict minerals benefits or finances armed groups.

Workforce/Workplace
Building an innovative, collaborative and diverse workforce
We understand the need for great ideas, innovation and leadership to stay current and relevant.
We seek to retain our employees through fair and competitive compensation, benefits and challenging work experiences with increasing levels of responsibility.
We are committed to maintaining a safe workplace environment free from discrimination and harassment.
We do not tolerate employment discrimination based on race, religion, gender, age, marital status, ethnicity, national origin, sexual orientation, citizenship status, disability or other protected characteristics.

OUR EXECUTIVE OFFICERS
Our executive officers are appointed by and serve at the discretion of our Board. Our executive officers, their respective age, position(s) and biographies are listed below. There are no family relationships among any of our directors or executive officers.
Current Officers:
Name	Age(1)	Position(s)
Catherine Szyman(2)	58	Chief Executive Officer and Director
Michelle Brennan(3)	59	Interim Chief Executive Officer
Micah Young	46	Executive Vice President and Chief Financial Officer
Bilal Muhsin	44	Chief Operating Officer
Blair Tripodi	51	Chief Operating Officer, Consumer Division
Former Officers:
Joe Kiani(4)	60	Chief Executive Officer
Tom McClenahan(5)	51	Executive Vice President, General Counsel and Corporate Secretary
Tao Levy(6)	50	Executive Vice President, Business Development

(1)
As of February 28, 2025.

(2)
Ms. Szyman’s biography appears under the section titled “Our Board of Directors — Skills and Qualifications of our Board” above.

(3)
Ms. Brennan served as Interim Chief Executive Officer from October 24, 2024 to February 12, 2025. Ms. Brennan’s biography appears under the section titled “Our Board of Directors — Skills and Qualifications of our Board” above.

(4)
Mr. Kiani’s service with the Company as Chief Executive Officer ended on September 19, 2024.

(5)
Mr. McClenahan’s service with the Company as Executive Vice President, General Counsel and Corporate Secretary ended on February 6, 2025

(6)
Mr. Levy’s service with the Company as Executive Vice President, Business Development ended on November 13, 2024.

Current Executive Officers
Catherine Szyman Chief Executive Officer and Director Employed Since: 2025
About:
Catherine Szyman has served as our Chief Executive Officer and Director since February 2025. From September 2024 to February 2025, Ms. Szyman served as Worldwide President of Advanced Patient Monitoring at BD (Becton, Dickinson and Company) which was acquired from Edwards Lifesciences. Ms. Szyman led the Critical Care business at Edwards Lifesciences for over a decade — beginning in 2014 through the acquisition by BD (Becton, Dickinson and Company) in September of 2024. While at Edwards, Ms. Szyman accelerated the revenue growth of the business by shifting to AI-driven solutions that aid clinicians in decision making and help patients return home to their families faster. Previously, Ms. Szyman spent more than 20 years at Medtronic, where she held positions with increasing levels of responsibility inside and outside the U.S., including leadership roles in corporate strategy, business development and finance, and as the worldwide president of both the Endovascular and Diabetes business units. Ms. Szyman previously served on the boards of Inari Medical (Nasdaq: NARI) starting in 2019 and Outset Medical (Nasdaq: OM) from 2021 to 2024. Ms. Szyman received a B.A. from the University of St. Thomas and an M.B.A. from Harvard Business School.

Micah Young Executive Vice President and Chief Financial Officer Employed Since: 2017
About:
Micah Young has served as our Executive Vice President and Chief Financial Officer since October 2017. From July 2012 to September 2017, Mr. Young served as Vice President, Finance, at NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. Prior to that time, he served as NuVasive, Inc.’s Senior Director, Finance, Global Operations, from December 2009 to July 2012. From 2002 to 2009, Mr. Young held various accounting and finance positions with Zimmer Holdings, Inc., a company focused on the design, development, manufacture and marketing of orthopedic reconstructive, spinal and trauma devices, dental implants and related surgical products. Prior to his time at Zimmer Holdings, Inc., Mr. Young was an auditor at Deloitte & Touche LLP from 2000 to 2002. He holds a B.S. in Accounting and Criminal Justice from Indiana Wesleyan University and is a Certified Public Accountant (inactive).

Bilal Muhsin Chief Operating Officer Employed Since: 2000
About:
Bilal Muhsin has served as our Chief Operating Officer since May 2019. Prior to this, Mr. Muhsin served as Executive Vice President, Engineering, Marketing and Regulatory Affairs from March 2018 to May 2019. Prior to March 2018, Mr. Muhsin held various other roles, including Executive Vice President, Engineering; Vice President, Engineering, Instruments and Systems; Director and Manager level positions, within Masimo since June 2000. Mr. Muhsin’s technical, product and overall leadership skills have helped Masimo bring revolutionary new products to the marketplace, including Masimo SafetyNet®, Radical-7®, Root™ and various significant software products. Mr. Muhsin holds a B.S. in Computer Science from San Diego State University.

Blair Tripodi Chief Operating Officer, Consumer Division Employed Since: 2022
About:
Blair Tripodi has served as our Chief Operating Officer, Consumer Division since September 2022. Prior to September 2022, Mr. Tripodi was the Chief Commercial Officer of DEI Holdings, Inc. (“DEI”), a wholly owned subsidiary of Viper Holding Corporation, the parent company of Sound United, since September 2015. Mr. Tripodi joined DEI in January 2013 and served as Chief Marketing Officer and Senior Vice President, International for Sound United. Prior to joining DEI, Mr. Tripodi worked as Managing Director of Under Armour’s European, Middle Eastern and African business, being one of the first executives on the ground to help launch the global sports company. Mr. Tripodi’s previous experience includes serving as Director, Brand and Business Development for the U.S. Olympic Committee, as well as serving in various roles with Nike, Inc. Mr. Tripodi holds a B.A. in Psychology from the University of Western Ontario.

Former Executive Officers
Tom McClenahan Executive Vice President, General Counsel and Corporate Secretary Employed From 2011-2025(1)
About:
Tom McClenahan served as our Executive Vice President and General Counsel from April 2013 to February 2025 and as our Corporate Secretary from August 2014 to February 2025. From April 2011 to April 2013, Mr. McClenahan was our Vice President and Assistant General Counsel. From November 2002 to April 2011, he was an associate and then principal with the law firm of Fish & Richardson. From September 1999 to November 2002, he was an associate with the law firm of Knobbe, Martens, Olson & Bear. Mr. McClenahan holds a B.S. in Mechanical Engineering from Iowa State University and a J.D. from the University of Minnesota Law School.

Tao Levy Executive Vice President, Business Development Employed From: 2018-2024(2)
About:
Tao Levy served as our Executive Vice President, Business Development from January 2018 to November 2024. From March 2013 to December 2017, Mr. Levy served as Managing Director, Medical Devices Equity Research, at Wedbush Securities. Prior to that time, he served as Senior Analyst, Medical Devices Equity Research at Loewen Ondaatje McCutcheon, from August 2012 to March 2013. From September 2010 to February 2012, Mr. Levy was Managing Director, Medical Devices Equity Research at Collins Stewart. Prior to his time at Collins Stewart, Mr. Levy was Director, Medical Devices Equity Research at Deutsche Bank where he served from 2002 to 2010. He holds a B.A. in Biology from the University of Pennsylvania.

(1)
Mr. McClenahan’s service with the Company as Executive Vice President, General Counsel and Corporate Secretary ended on February 6, 2025.

(2)
Mr. Levy’s service with the Company as Executive Vice President, Business Development ended on November 13, 2024.

AUDIT RELATED MATTERS
AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton LLP. The policy generally pre-approves specified services in the defined categories of audit, audit-related and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairman of the Audit Committee, subject to certain limitations.
The Audit Committee has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the independent registered public accounting firm’s independence.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to Masimo for the fiscal years ended December 28, 2024 and December 30, 2023 by Grant Thornton LLP, our independent registered public accounting firm for such periods. All fees described below were approved by the Audit Committee.
	Fiscal Year Ended
Fees	December 28, 2024	December 30, 2023
Audit Fees(1)	$5,895,621	$5,650,445
Audit-Related Fees(2)	2,357,775	45,105
Tax Fees(3)	85,723	79,488
All Other Fees(4)	—	—
Total Fees	$8,339,119	$5,775,038

(1)
Audit fees consist of fees billed for services rendered for the audit of our consolidated annual financial statements, including performance of the attestation procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services performed by our independent registered public accounting firm and include fees reasonably related to the performance of the audit of our U.S. retirement savings plan. For the fiscal year ended December 28, 2024, audit related fees also included fees associated with assurance services rendered for the audits of the stand alone financial statements in connection with the proposed separation of the Sound United non-healthcare business segment.

(3)
Tax fees consist of fees related to certain U.S. state and local tax preparation and consultation services.

(4)
All other fees primarily consist of fees associated with other mandatory filings.

AUDIT COMMITTEE REPORT
Our Audit Committee is composed of “independent directors,” as determined in accordance with Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be viewed on our website at https://investor.masimo.com/governance/governance-documents/default.aspx under “Governance Documents.”
As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our financial statements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for us and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally-accepted auditing standards and issuing a report. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for fiscal 2024.
The Audit Committee has:
•
reviewed and discussed our audited financial statements with management and Grant Thornton LLP, the independent registered public accounting firm;

•
discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•
received from Grant Thornton LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the applicable requirements of the Public Company Accounting Oversight Board and discussed Grant Thornton LLP’s independence with them.

In addition, the Audit Committee has met separately with management and with Grant Thornton LLP as part of the committee’s quarterly meetings.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 28, 2024 for filing with the SEC. The Audit Committee also has selected and engaged Grant Thornton LLP as Masimo’s independent registered public accounting firm for the fiscal year ending January 3, 2026, and is seeking ratification of the selection by Masimo’s stockholders.
Audit Committee(1)
Mr. William Jellison
Mr. Robert Chapek
Mr. Quentin Koffey
(1)
All Audit Committee members participated in the review, discussions and recommendation with respect to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 28, 2024.

This foregoing audit committee report is not “soliciting material”, is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis may contain statements regarding future individual and Company performance targets and goals. Any targets and goals so disclosed are referenced in the limited context of Masimo’s compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Masimo specifically cautions investors not to apply these statements to other contexts.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program for each individual who served as our Principal Executive Officer, each individual who served as Principal Financial Officer and the next three most highly compensated executive officers of the Company that were serving as an executive officer at the end of fiscal 2024 (our “Named Executive Officers” or “NEOs”). During fiscal 2024, these individuals were:
Name	Position(s)
Joe Kiani	Former Chief Executive Officer and Chairman of the Board
Michelle Brennan	Former Interim Chief Executive Officer and Director
Micah Young	Executive Vice President and Chief Financial Officer
Bilal Muhsin	Chief Operating Officer
Blair Tripodi	Chief Operating Officer, Consumer Division
Tom McClenahan(1)	Former Executive Vice President, General Counsel and Corporate Secretary

(1)
Mr. McClenahan’s service with the Company as Executive Vice President, General Counsel and Corporate Secretary ended on February 6, 2025.

Overview
Our “Compensation Discussion and Analysis” also provides an overview of our executive compensation philosophy and objectives. It analyzes how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including our NEOs, for fiscal 2024, including the key factors that the Compensation Committee considered in determining their compensation. Additionally, it provides an overview of compensation for fiscal 2025. Finally, it discusses our overall compensation governance structure, including the processes followed by the Compensation Committee, and risk management practices around our executive compensation. Until October 2024, the Compensation Committee consisted of Ms. Brennan, Mr. Chapek (who replaced Mr. Nikkelson, who served until February 2024) and Mr. Reynolds (Chairman). Since October 2024, the Compensation Committee has consisted of Dr. Solomon (Chairman) and Messrs. Jellison, Koffey and Scannell.
In determining the fiscal 2024 and 2025 compensation discussed in this section, our Compensation Committee considered the outcome of our past say-on-pay proposals, as well as feedback from our stockholders. At our 2023 and 2024 Annual Meetings of Stockholders, our executive compensation program was approved by 56% and 64% of votes cast, respectively. For more information on compensation-related themes discussed with our stockholders, as well as how we responded to the feedback received, see “Proxy Statement Summary — Stockholder Engagement.” As discussed there and throughout this section, our fiscal 2024 and 2025 executive compensation programs reflect significant enhancements intended to be responsive to this critical investor input.
CEO Transition Timeline
This “Compensation Discussion and Analysis” discusses Chief Executive Officer (“CEO”) compensation for three different individuals who have held such role since the beginning of 2024. Joe Kiani served as the CEO and Chairman of the Board of the Company since its inception in 1989. As previously disclosed, on

September 19, 2024, at the Company’s 2024 Annual Meeting of Stockholders, the Company’s stockholders voted to not reelect Mr. Kiani to the Board. Additionally, on September 19, 2024, after the Company’s 2024 Annual Meeting of Stockholders, Mr. Kiani delivered a notice to the Board stating his decision to resign from his position as our CEO. On September 24, 2024, our Board appointed director Michelle Brennan, as interim CEO, effective September 24, 2024. On November 13, 2024, we entered into an employment agreement (the “Brennan Agreement”) with Ms. Brennan, providing for certain benefits, to ensure she would be compensated fairly and competitively for her substantially increased responsibilities in running our Company until we could find a permanent replacement, as well as to incentivize her to lead the search for such a replacement. For more information on the terms of the agreement, see “— Employment Arrangements with Executive Officers — Employment Agreement with Ms. Brennan.” Ms. Brennan also stepped down from the Compensation Committee in October 2024, prior to our entry into the Brennan Agreement, in order to allow our fully independent Compensation Committee to decide her compensation. On February 12, 2025, upon the appointment of Catherine Szyman to the role of CEO, Ms. Brennan relinquished the role of interim CEO and was appointed as non-executive Chairperson of the Board. For more information, see “— Employment Arrangements with Executive Officers — Employment Agreement with Ms. Szyman.”

EXECUTIVE SUMMARY
Our compensation program is designed to attract and retain highly-qualified employees within our industry and motivate them to perform at the highest level while executing our long-term plan. In retaining and motivating high-caliber talent, the Compensation Committee is committed to promoting a performance-based culture. Accordingly, we deliver the vast majority of our executives’ pay opportunities in the form of annual and long-term incentives tied to challenging financial metrics that incentivize management to successfully deliver on the long-term plan and our commitments to our stockholders.
Fiscal 2024 Compensation Highlights
We believe that our fiscal 2024 executive compensation decisions were closely aligned with our stockholders’ interests. Base salary and annual cash bonus opportunities were linked to the achievement of short- to medium-term corporate goals. Our equity awards (including stock options and PSU awards) provide for a longer-term compensation structure, which focuses executives’ attention on multi-year corporate performance and sustained value creation for our stockholders in stock price appreciation, and promote retention via extended vesting schedules. As a result of these annual cash bonuses, stock options and PSU awards, the vast majority of our executive officers’ fiscal 2024 annual compensation was at-risk. Our performance goals also continued to be challenging in nature, as demonstrated by the failure to achieve pre-set financial targets for the 2022 PSUs, which resulted in a zero payout for 2024.
In addition to the foregoing equity awards that were part of our regular 2024 long-term incentive (“LTI”) program, on March 1, 2024, each of our NEOs other than Mr. Kiani was granted an RSU award for 30,000 shares of our common stock, 50% of which vested on March 1, 2025 and 50% of which are scheduled to vest on March 1, 2026. The Compensation Committee determined to grant these RSUs to our NEOs, other than Mr. Kiani, as retention awards in light of additional demands on management in 2024, including various significant litigation, governance and other matters.
Overview of 2025 Compensation Program Design
After considering the feedback we received from stockholders, as summarized above in “Proxy Statement Summary — Stockholder Engagement,” we made several responsive changes to enhance our 2025 incentive compensation structures.
•
2025 Base Salaries:   For NEOs still serving from 2024, we increased salaries 2.5% to 4%. For our new Chief Executive Officer, we set base salary at $1,000,000.

•
2025 Annual Cash Incentives:   We added a performance metric for Adjusted True Incremental Contract Value (representing total contract revenue from both new customers and incremental new contracted business with existing customers, or lost revenue from non-renewed contracts in each case, over the contracts’ multi-year term) to incentivize strategic growth for the Company in 2025, while retaining the Adjusted Revenue and Adjusted Non-GAAP Earnings Per Share performance metrics. These performance metrics continue to be rigorous, with the Adjusted Non-GAAP Earnings Per Share target set substantially above the top end of the range of our guidance and Adjusted Revenue target set at the top end of the range of our guidance. Target annual bonus opportunities continued to be set at 100% of base salary. The weightings, achievement percentages and payout percentages for each of the performance metrics under the 2025 annual cash incentives are as follows:
Performance Metric	Weighting	Achievement Percentage			Payout Percentage
		Threshold	Target	Maximum	Threshold	Target	Maximum
Adjusted Revenue	50%	95%	100%	105%	50%	100%	200%
Adjusted Non-GAAP Earnings Per Share	40%	90%	100%	110%	50%	100%	200%
Adjusted True Incremental Contract Value	10%	90%	100%	110%	50%	100%	200%

•
2025 Equity Grants:   PSUs continue to make up most of the total equity compensation mix, with RSUs and stock options making up the remainder. While we continue to link equity pay directly to the achievement of specific performance targets through a substantial portion of PSUs, we view options as an important means of aligning the interests of our executive officers with those of our stockholders. Additionally, we believe RSUs are appropriate as part of the regular 2025 LTI program for all of our executive officers, as a way to promote retention given recent shifts in our executive team. The percentage mix and vesting schedules of the 2025 equity grants are as follows:

Award Type	Mix	Vesting
PSUs	60%	Three-Year Cliff
Stock Options	20%	Five-Year Ratable
RSUs	20%	Four-Year Ratable
Additionally, for 2025, the performance metric framework has been expanded and restructured, incorporating two key financial metrics with weighted achievement levels, along with a Relative TSR Modifier. The Relative TSR Modifier compares our TSR relative to constituents of the S&P Healthcare Equipment Select Index, rather than, as in 2024, the Nasdaq Composite Index, as a way of tying this incentive for growth in stockholder value more closely to that of comparable companies. To maintain the rigor of this Relative TSR component in our 2025 PSUs, this modifier keeps the PSU payout neutral for achievement at the 50th percentile, rather than the 55th percentile, which we believe is challenging and appropriate based on the constituents of the new index. The full performance metric framework for the 2025 PSUs is as follows:
PSU Performance Metric	Weighting	Achievement Percentages			Payout Percentages
		Threshold	Target	Maximum	Threshold	Target	Maximum
Three-Year Cumulative Adjusted Revenue(1)	60%	93%	100%	107%	50%	100%	200%
Three-Year Cumulative Adjusted Non-GAAP Operating Income(2)	40%	90%	100%	110%	50%	100%	200%

(1)
Three-Year Cumulative Adjusted Revenue is defined as GAAP Revenue, as adjusted for the adjustments included in Appendix C to this Proxy Statement the extent applicable, as well as certain other adjustments as approved by the Compensation Committee, including changes in accounting principles, tax laws or other laws or provisions affecting reported results, changes in tariffs, changes in royalty revenues and/or expenses, acquisitions, divestitures and/or discontinued operations, and the use of proceeds from the separation of Sound United for debt paydown and/or share buybacks.

(2)
Three-Year Cumulative Adjusted Non-GAAP Operating Income is defined as GAAP Operating Income, as adjusted for the adjustments included in Appendix C to this Proxy Statement to the extent applicable, as well as certain other adjustments as approved by the Compensation Committee, including changes in accounting principles, tax laws or other laws or provisions affecting reported results, changes in tariffs, changes in royalty revenues and/or expenses, acquisitions, divestitures and/or discontinued operations, and the use of proceeds from the separation of Sound United for debt paydown and/or share buybacks.

PSU Performance Modifier	Achievement Percentile
Three-Year TSR vs. S&P Healthcare Equipment Select Index constituents	25th percentile	50th percentile	75th percentile
Three-Year Relative TSR Modifier Range	0.75x	1.0x	1.25x*

*
Capped at 250% of target equity grant opportunity.

The 2025 equity grant date fair values for our continuing NEOs decreased between 63% to 72% compared to 2024, because 2024 included additional awards to certain NEOs of RSUs with a $3.79 million aggregate grant date fair value, outside the regular 2024 program in light of the challenging circumstances for our management at the time, as described in greater detail further in the CD&A.
2025 CEO Compensation:   Catherine Szyman became our CEO effective February 12, 2025. Her 2025 base salary is $1,000,000 and she has a target annual bonus opportunity of 100% of base salary and a maximum annual bonus opportunity equal to 200% of such target. Her 2025 annual target long-term incentive award opportunity is $7,000,000 in the same mix as our other NEO awards in 2025 (i.e., 60% PSUs, 20% stock options, and 20% RSUs).
In consideration of certain unvested equity awards forfeited from her previous employer, Ms. Szyman received a one-time buy-out award of (i) RSUs with target grant date value of approximately $6,000,000, which will vest in three equal installments on each of the first, second and third anniversaries of the grant date, and (ii) PSUs with a target grant date value of approximately $4,000,000, which will vest in accordance with the Company’s vesting terms for annual long-term incentive awards granted in 2025 to other executives of the Company.
For additional information about Ms. Szyman’s compensation as our new Chief Executive Officer, see “— Employment Arrangements with Executive Officers — Employment Agreement with Ms. Szyman.”
Compensation Governance:   Due to recent shifts in our executive management, our Compensation Committee considered it important to obtain a fresh outside perspective on our pay program. After a competitive search, the Compensation Committee engaged FW Cook as our independent compensation advisor in late 2024. FW Cook supported the Compensation Committee’s 2025 program design process by providing detailed information about relevant market practices, which was reviewed and discussed with the Compensation Committee in early 2025. FW Cook also provided market benchmarking to support the Compensation Committee in determining an appropriate pay level and structure for Ms. Szyman.

COMPENSATION PHILOSOPHY AND OBJECTIVES
The primary objectives of our executive compensation program are to align executive compensation with the long-term interests of our stockholders and to attract and retain a talented, entrepreneurial and creative team of executives who will provide leadership for our success in driving our technologies and products to the broadest number of patients, and in turn, creating sustainable long-term value.
Compensation Philosophy
We operate within a complex business environment requiring strong management. Our business model requires our management team to be adept at developing competitive healthcare and sales/marketing strategies to support multiple customers, including hospitals, alternate care facilities and original equipment manufacturers within multiple geographies. The industries in which we compete are intensely competitive and significantly affected by new product introductions and other market activities of industry participants. A number of our competitors have substantially greater capital resources, larger product portfolios, larger customer bases, larger sales forces and greater geographical presence, and have built relationships with group purchasing organizations and other purchasers that may be more effective than ours. In addition, the medical device industry is characterized by rapid product development and technological advances, which require our management team to stay agile in managing these key areas of the business.

As a result, the Compensation Committee believes that it is critical to attract, develop and retain a highly-qualified management team with the experience, knowledge, expertise and vision capable of excelling in this complex and competitive business environment, including competing against larger competitors and developing and commercializing new products, new and improved technologies and new applications for our existing technologies.
Compensation Objectives
Our executive compensation program is intended to help us achieve and foster a goal-oriented, highly motivated management team with a clear understanding of our business objectives and shared corporate values. Our executive compensation program provides compensation that:
•
appropriately aligns with our business objectives and stockholder interests;

•
maintains a reasonable balance across different types of compensation that each serve a specific purpose, including providing stability, incentivizing short-term and long-term performance in line with strategic goals, and attracting talent and promoting its retention;

•
appropriately considers risks and rewards in the context of our business environment and long-range business plans;

•
recognizes individual value and contributions to our success;

•
is market competitive; and

•
supports our succession planning objectives.

Total Target Compensation
We seek to achieve these objectives in a way that is consistent with our long-term interests as well as those of our stakeholders, including stockholders and employees. We structure the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, annual cash incentive opportunities and long-term incentive compensation opportunities in the form of equity awards. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.
The following charts show the mix of our former permanent CEO’s and, on average, each of our other NEOs’ total target compensation for fiscal 2024 under the regular compensation program, consisting of base salary, annual incentive and the grant date fair value of the equity awards granted during the year.

Executive Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2024, we maintained the following executive compensation policies and practices, including policies and practices that we have implemented both to drive strong performance and discourage behaviors that we believe do not serve our stockholders’ long-term interests:
What We Do	What We Don’t Do

Fully independent compensation committee.

Independent compensation advisor to the compensation committee.

Detailed annual review of executive compensation.

Vast majority of compensation at-risk, based on corporate performance and alignment with stockholder interests.

Multi-year vesting for equity awards (3 years for PSUs, 4 years for RSUs (in 2025) and 5 years for options).

Challenging and rigorous performance metrics, often set at or above high end of range of guidance.

Diverse performance metrics for annual cash incentives (Adjusted Revenue, Adjusted Non-GAAP Earnings Per Share and, for 2025, Adjusted True Incremental Contract Value) vs. PSUs (Adjusted Non-GAAP Operating Income and Relative TSR, and for 2025, Adjusted Revenue).

Three-year performance period for PSUs.

Clawback policy.

Robust stock ownership policies for executive officers and non-employee directors.

Annual say-on-pay vote.

Stockholder engagement led by independent directors.

No guaranteed bonuses.

No use of upward discretion in paying out annual cash incentives or PSUs

No defined pension or non-qualified deferred compensation plans for executive officers

No hedging allowed and pledging discouraged, requiring pre-approval

No tax gross-ups or other payments on perks/personal benefits.

No tax gross-ups on change-in-control benefits

No single-trigger vesting on change-in-control provisions with new hires starting in 2025.

No stock option repricing

No evergreen provisions in equity incentive plans.

INDIVIDUAL COMPENSATION ELEMENTS
The specific elements of our executive compensation program for fiscal 2024 included the following:
Type	Element	Purpose
Fixed	Base Salary	• Provide competitive, predictable annual income at a level consistent with the individual’s contributions to our business.
Performance-Based	Annual Cash Incentives	• Incentivize management team with annual variable bonus opportunity. • Promote executive compensation with our medium-term corporate strategic, financial and business objectives.
Equity Awards
•
Drive achievement of key long-term business objectives tied to corporate strategy.

•
Motivate our management to create sustainable long-term stockholder value.

•
Encourage stock ownership by our officers, aligning interests with stockholders.

Other Compensation	Benefits and Post-Employment Compensation Arrangements	• Support the health and security of our executives and their ability to plan for retirement.
Base Salary
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, considering his or her position, qualifications, experience, and the base salaries of our other executive officers. The Compensation Committee then reviews the base salaries of our executive officers annually and makes adjustments to base salaries as appropriate.
During fiscal 2024, the Compensation Committee reviewed the base salaries of our executive officers, including the NEOs, taking into consideration a competitive market analysis and the recommendations of our CEO, as well as the other factors described above. Following this review, the Compensation Committee approved a 3.6% base salary increase for all of our continuing executive officers. Base salaries of the NEOs for fiscal 2024 were as follows:
Name	2024	2023	Percentage Increase
Joe Kiani	$1,292,706	$1,247,786	3.6
Micah Young	622,507	600,875	3.6
Bilal Muhsin	649,572	627,000	3.6
Tom McClenahan	519,658	501,600	3.6
Blair Tripodi	569,800	550,000	3.6
Ms. Brennan’s annual base salary was set at $1,042,000, prorated from her start date as our interim Chief Executive Officer on September 24, 2024.
Annual Cash Incentive
At the beginning of each year, the Compensation Committee approves funding percentages that include payout scenarios for various levels of Company financial performance. All NEOs other than Ms. Brennan were eligible to receive annual cash incentives under the 2024 Executive Bonus Incentive Plan. For these 2024 annual cash incentives, the Compensation Committee selected Adjusted Revenue (weighted at 50%) and Adjusted Non-GAAP Earnings Per Share (weighted at 50%) as the performance metrics for the funding percentages for all eligible NEOs, other than Mr. Tripodi, for whom the performance metrics were Adjusted Revenue (Non-Healthcare) (weighted at 50%) and Adjusted Non-GAAP Operating Income (Non-Healthcare) (weighted at 50%) due to his oversight of the Consumer Division. The Compensation Committee believed these performance metrics directly supported both our short-term strategy and our long-term objective of creating sustainable stockholder value.
Target performance for each metric was set higher than both target and actual performance in the prior year and in each case required performance at the top end of the Company’s financial guidance range. For purposes of calculating the performance achievement and funding percentages for 2024, the Compensation Committee determined that, pursuant to pre-established adjustments permitted by the 2024 annual cash incentive plan, the performance metrics would be adjusted to exclude the impact of foreign currency fluctuations and share repurchases that were not reflected in the targets. The purpose of these adjustments is to ensure the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operations of the business.
The table below sets forth the Adjusted Revenue and Adjusted Non-GAAP Earnings Per Share performance goals and payout percentages at the threshold, target and maximum funding levels for 2024, as well as the actual performance results, for all NEOs other than Mr. Tripodi:
				Achievement %(1)			Payout %(1)
Metric	Weighting	Target Goal	Actual Performance	Threshold	Maximum	Actual Performance	Threshold	Maximum	Actual Performance	Weighted Result
Adjusted Revenue ($ in millions)	50%	$2,165	$2,097	90%	110%	97%	0%	200%	68%	134%
Adjusted Non-GAAP Earnings Per Share	50%	$3.60	$4.40	90%	110%	122%	0%	200%	200%

(1)
Pursuant to the 2024 Executive Bonus Incentive Plan, no payment is made for performance below threshold; payouts for achievement levels between the threshold and maximum were to be based on a linear interpolation between points along the funding curve.

The table below sets forth the Adjusted Revenue (Non-Healthcare) and Adjusted Non-GAAP Operating Income (Non-Healthcare) performance goals and payout percentages at the threshold, target and maximum funding levels for 2024, as well as the actual performance results, for Mr. Tripodi:
				Achievement %(1)			Payout %(1)
Metric	Weighting	Target Goal	Actual Performance	Threshold	Maximum	Actual Performance	Threshold	Maximum	Actual Performance	Weighted Result
Adjusted Revenue (Non- Healthcare) ($ in millions)	50%	$877.5	$702.3	90%	110%	97%	0%	200%	0%	0%
Adjusted Non-GAAP Operating Income (Non-Healthcare) ($ in millions)	50%	$54.4	$25.0	90%	110%	122%	0%	200%	0%

(1)
Pursuant to the 2024 Executive Bonus Incentive Plan, no payment is made for performance below threshold; payouts for achievement levels between the threshold and maximum were to be based on a linear interpolation between points along the funding curve.

The following is a summary of the target annual cash bonus opportunities (set at 100% of base salary), the actual annual 2024 bonus awards for the NEOs eligible to receive annual cash incentives in 2024, and a comparison relative to their target awards.

Name	2024 Target Cash Bonus Amount	2024 Actual Cash Bonus Amount	2024 Award (% of Target)
Joe Kiani(1)	$1,292,706	$0	0
Micah Young	622,507	834,159	134
Bilal Muhsin	649,572	870,427	134
Tom McClenahan(1)	519,658	0	0
Blair Tripodi(2)	569,800	285,000	50

(1)
Each of Messrs. Kiani and McClenahan received no payout because they were not serving at the time of payout.

(2)
The Compensation Committee determined to pay Mr. Tripodi a bonus with a 50% payout, despite the 0% payout based on his pre-set metrics in the 2024 Executive Bonus Incentive Plan, due to the strong performance of the Consumer Division in the fourth quarter of 2024.

Ms. Brennan did not participate in the 2024 annual cash incentive plan. Under her employment agreement, she was eligible for a bonus with a target value of $621,250 for her service as interim CEO, with the actual amount to be determined by the Board based on its evaluation of her performance. For more information, see “— Employment Arrangements with Named Executive Officers — Employment Agreement with Ms. Brennan.” After the conclusion of Ms. Brennan’s service as interim CEO in early 2025, the Board determined that she earned $1,087,190 under this bonus opportunity. The Board considered Ms. Brennan’s strong performance and depth of responsibilities while leading Masimo from September 2024 until February 2025 (as shown by the advancement of strategic focus areas, including prioritizing the pipeline to large market opportunities, addressing our cost structure and separating the Sound United business), as well as her actions to ensure a successful transition of her duties to Ms. Szyman. Pursuant to SEC guidance, this bonus will be reported as compensation in the “Summary Compensation Table” for 2025, as that is the year in which the performance condition, namely, the conclusion of Ms. Brennan’s service as interim CEO, was satisfied.
Long-Term Incentive Compensation-Equity Awards
The Compensation Committee believes LTI compensation, in the form of equity awards, provides a robust incentive for our executive officers to increase stockholder value over a multi-year period. This includes PSU awards that promote the performance of forward-looking key business and financial objectives and stock options that reward for long-term appreciation in our stock price. The table below sets forth the type, purpose, performance goals and vesting terms of the 2024 LTI awards for our NEOs, other than Ms. Brennan, whose equity awards are covered at the end of this section.
LTI Award Type(1)	Purpose	Performance Objectives Promoted by Award	Vesting Terms
Stock options (25% of total target value)	Retain and reward executives for creating long-term stockholder value	Overall stockholder value (value derived only if stock price appreciates)	Vest annually over a five-year period (20% per year)
PSUs (75% of total target value)	Retain and reward executives for the achievement of long-term performance goals	Strategic business and financial goals (50% Three-Year Cumulative Adjusted Non-GAAP Operating Income and 50% Three-Year Cumulative Relative TSR)	Vest in 2027 with threshold-to- maximum payout opportunities ranging from 50% – 200%

(1)
Excludes the awards of RSUs to our non-CEO NEOs described below, because they were not part of the regular 2024 LTI program.

For the 2024 PSU awards, the Compensation Committee selected Three-Year Cumulative Adjusted Non-GAAP Operating Income (defined as GAAP Operating Income, as adjusted for the adjustments included in Appendix C to this Proxy Statement to the extent applicable, as well as certain other adjustments as approved by the Compensation Committee, including changes in accounting principles, tax laws or other laws or provisions affecting reported results, changes in tariffs, changes in royalty revenues and/or expenses, acquisitions, divestitures and/or discontinued operations, and the use of proceeds from the separation of Sound United for debt paydown and/or share buybacks) and Three-Year Cumulative Relative TSR as the primary performance metrics to balance growth and profitability objectives and to incentivize management to deliver forward-looking results in line with our long-term plans that create long-term stockholder value. In particular, the Compensation Committee utilized revenue metrics that covered different time horizons in both the annual and long-term incentives because it believed revenue to be the best driver of the Company’s long-term growth. Furthermore, the Compensation Committee believed that it set challenging, yet attainable, forward-looking Three-Year Cumulative Adjusted Non-GAAP Operating Income and Three-Year Relative TSR goals. Target performance for the three-year cumulative performance period assumes double-digit average annual growth for Adjusted Non-GAAP Operating Income. The Relative TSR component requires Company TSR out-performance at the 55th percentile relative to the constituents of the Nasdaq Composite Index to achieve target payout over a three-year cumulative performance period. If the Company’s absolute TSR is negative, the funding percentage is capped at 100% regardless of relative performance.
In determining the target LTI award opportunities for each NEO, the Compensation Committee considered the various factors noted above, and aimed to deliver awards that were market competitive while achieving its motivation and retention objectives. The Compensation Committee awarded to our NEOs, excluding our interim Chief Executive Officer, the following stock options and PSUs (showing both number and grant date fair values) to provide a fully performance-based structure, while maintaining a conservative approach to overall share usage.
Name	Stock Options	PSUs
Joe Kiani	57,382 $(3,420,105)	81,113 $(10,259,983)
Micah Young	11,954 $(712,487)	16,898 $(2,137,428)
Bilal Muhsin	11,954 $(712,487)	16,898 $(2,137,428)
Tom McClenahan	11,954 $(712,487)	16,898 $(2,137,428)
Blair Tripodi	9,127 $(543,991)	12,902 $(1,631,973)
In addition, each of our NEOs other than Mr. Kiani was granted an RSU award. The Compensation Committee determined to grant these RSUs to our NEOs other than Mr. Kiani in light of additional demands on management, including various significant litigation, governance and other matters. The Committee also considered that the regular 2024 equity award program, which was 75% in PSUs based on rigorous three-year goals and 25% in stock options with a five-year vesting period, was significantly more “at-risk” than typical market practice. When combined with the challenges that the Company was facing at the time, the Committee believed that granting these RSUs was necessary to retain and motivate our executive team to perform in a stockholder-aligned manner.
Ms. Brennan was granted a one-time RSU award on November 11, 2024 with a grant date fair value of $1,441,093, which was to vest in one installment on the first to occur of (i) the March 24, 2025 and (ii) the appointment of a new Chief Executive Officer of the Company. The vesting terms were consistent with the purpose of incentivizing Ms. Brennan, who had not previously served as an executive officer of the Company, to take on the substantial additional responsibilities of running the Company as our interim CEO as well as lead the search for a highly effective and experienced permanent replacement. The award cliff vested at the appointment of our new CEO on February 12, 2025. Ms. Brennan did not receive any other equity awards or board service compensation as interim CEO. For more information, see “— Employment Arrangements with Named Executive Officers — Employment Agreement with Ms. Brennan.”
Prior 2022 PSU Award Payouts
The 2022 PSU awards vested at the end of a three-year performance period in 2025 based on actual performance against pre-established performance objectives. The Compensation Committee had selected fiscal 2024 Adjusted Revenue and fiscal 2024 Adjusted Non-GAAP Operating Income as the performance metrics for the targeted PSU award percentages, each weighted equally. Target performance for the three-year performance period was very challenging, assuming high-single-digit average annual growth for Adjusted Product Revenue and double-digit average annual growth for Adjusted Non-GAAP Operating Income.

The table below sets forth the Adjusted Revenue and Adjusted Non-GAAP Operating Income performance goals and funding percentages at the threshold, target and maximum funding levels, as well as the actual performance results:
				Achievement %(1)			Payout %(1)
Metric	Weighting	Target Goal	Actual Performance	Threshold	Maximum	Actual Performance	Threshold	Maximum	Actual Performance	Weighted Result
2024 Adjusted Revenue (in millions, except for percentages)	50%	$1,650	$1,435	90%	110%	87%	50%	200%	0%	0%
2024 Adjusted Non-GAAP Operating Income (in millions, except for percentages)	50%	$440	$324	90%	110%	74%	50%	200%	0%

(1)
Pursuant to the 2022 PSU awards, payouts for achievement levels between the threshold and maximum were based on a linear interpolation between points along the funding curve.

Welfare and Health Benefits
Our NEOs participate in our employee benefit plans on the same terms as all of our other eligible employees.
We provide health care, dental, vision and life insurance, health savings account employer contributions, an employee assistance plan and both short-term and long-term disability, accidental death and dismemberment benefits to all full-time employees. These benefits are subject to applicable laws and at benefit levels that we believe are generally consistent with the benefits of companies with which we compete for talent.
Retirement Plans
We maintain a tax-qualified Code Section 401(k) defined contribution plan in which all of our employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, are entitled to participate. Employees may contribute their own funds on a pre-tax basis.
The plan permits us to make matching contributions, and we have historically provided employer contributions that match eligible employee contributions, generally limited to 3% of the compensation that can be taken into account for this purpose under federal law.
Employer matching contributions vest 50% when an employee has been employed for two years, and vest an additional 25% for each additional year of service until fully vested after four years of eligible employment.
Perquisites and Other Personal Benefits
Generally, we provide perquisites and other personal benefits to our executive officers, including our NEOs, in situations where we believe it is appropriate to assist them in the performance of his or her duties, make them more efficient and effective, and/or promote their recruitment and retention.
Under Mr. Kiani’s Amended CEO Agreement (as defined below), we reimbursed him for all reasonable travel and lodging expenses, including travel by private or chartered aircraft, for his family and household members when they accompanied him during business travel from time to time. At the time, our Board believed that these arrangements were appropriate because of the extensive travel requirements while he was CEO. We also established a security program for Mr. Kiani while he was CEO. This security program included providing security services at his residences and during personal travel, as deemed necessary. At the time, our Board believed these security services were appropriate and important to our business, and did not consider them to be a personal benefit, because Mr. Kiani spent a significant amount of his time while at home on Company business matters. From time to time, on an as-needed basis, we may also provide security services to other executive officers.
We have reported the actual amounts that we have paid for our former CEO’s family and household members to accompany him during his business travel and for his security arrangements that were not security arrangements provided at our business facilities in the “All Other Compensation” column in the Summary Compensation Table in this Proxy Statement.
The Company previously maintained an aircraft time share agreement with Mr. Kiani, pursuant to which the Company agreed from time to time to make its aircraft available to him, for lease on a time-sharing basis. The agreement provided that Mr. Kiani would pay the Company for personal use based on agreed-upon reimbursement rates, up to Federal Aviation Administration limits. During the fiscal year ended December 28, 2024, the Company charged Mr. Kiani less than $0.1 million related to such reimbursements. The aircraft time share agreement with Mr. Kiani was terminated upon his departure from the Company, and on January 29, 2025, the Company sold the corporate aircraft. The Company is currently investigating any non-reimbursement or under-reimbursement by Mr. Kiani under the aircraft time share agreement. Based on the Company’s subsequent review of records, it is unclear whether Mr. Kiani reimbursed all or any portion of the amounts charged to him or if Mr. Kiani was charged in a manner consistent with the terms of the aircraft time share agreement. The disclosure in this Proxy Statement reflects the Company’s best estimate of the amounts reimbursed by Mr. Kiani to the Company. To the extent that the Company discovers Mr. Kiani did not reimburse all of the amounts charged to him or that he was not charged in a manner consistent with the terms of the aircraft time share agreement, the Company intends to seek reimbursement from Mr. Kiani.
Post-Employment Compensation
Each of our NEOs, other than our CEO, is eligible to participate in our 2007 Severance Protection Plan (the “Severance Plan”) pursuant to a written severance plan participation agreement that they have executed with us. The Severance Plan provides these NEOs with specified payments and benefits in the event of certain terminations of employment or a change-in-control of Masimo or both. Our former CEO’s post-employment compensation arrangements are set forth in the Amended CEO Agreement and are described in the section entitled “— Employment Arrangements with Named Executive Officers — Employment Agreement with Mr. Kiani.”
We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. We also believe that these arrangements are necessary to offer compensation packages that are competitive with the market.
Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
We believe that these arrangements are designed to align the interests of our executive officers with those of our stockholders when considering our long-term success. The primary purpose of these arrangements in the case of a change-in-control of the Company is to keep our most senior executive officers focused on pursuing all corporate transaction activities that are in the best interests of our stockholders, regardless of whether those transactions may result in their own job loss.
For information on the employment arrangements for our CEO and other NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2024, see “Employment Arrangements with Named Executive Officers” in this Proxy Statement.
OTHER COMPENSATION POLICIES AND PRACTICES
Compensation Recovery (“Clawback”) Policy
We maintain a policy required by the rules of the Nasdaq Stock Market, providing that, subject to certain exemptions provided by such rules, if we are required to restate our financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee will seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to a current or former executive officer, to the extent the compensation was based on erroneous financial data and exceeded what would have been paid under the restatement.

Equity Awards Grant Policy
The Compensation Committee approves equity awards for our NEOs on or before the effective date of grant, and it is the Compensation Committee’s general practice to approve annual equity awards in the first quarter of each fiscal year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the effective date of grant for equity awarded to our NEOs is during an open quarterly window period under our Insider Trading Policy or when the Company otherwise has no material non-public information. The Company also does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation. Equity awards to newly hired employees are effective as of the later of the date the individual commences service or the grant approval date, and equity awards to existing employees and others providing services to us are effective as of the grant approval date. In addition, for options, the exercise price may not be less than the closing price of our common stock on the effective date of the grant.
Executive Stock Ownership Guidelines
We have aligned the interests of our executive officers with those of stockholders and our long-term interests through executive stock ownership requirements. The policy requires (i) our CEO to own and hold shares of our common stock with a value equal to at least six times his/her annual base salary and (ii) our other executive officers to own and hold shares of our common stock with a value equal to the executive officer’s annual base salary. Newly hired or promoted executive officers have until March 1st of the sixth calendar year following the date an individual first becomes an executive officer of the Company to achieve compliance. As of March 1, 2025, each of our current executive officers was in compliance with such requirements or within the grace period to achieve compliance.
Policy Prohibiting Tax “Gross-Up” Payments
We maintain a policy governing the inclusion of tax “gross-up” provisions in agreements with our executive officers. Under this policy, the Compensation Committee will not approve any employment or other agreement or arrangement with any of our executive officers that includes a tax “gross-up” or similar provision that would require payments by us to an executive officer be made in the full amount, free of any deductions or withholdings, and without exercising any right of set-off, in connection with a change-in-control of the Company.
Our policy also provides that the Compensation Committee will not approve an amendment to extend the term of any current employment or other agreement or arrangement between us and any executive officer if such agreement or arrangement includes a tax “gross-up” or similar provision. Currently, we have no agreements or arrangements in place with any executive officer that require or provide for a tax “gross-up” or similar payment.
Under our Severance Plan in which our NEOs (other than our CEO) participate, the plan administrator has the right to reduce any change-in-control severance payment or benefits payable to an executive officer to avoid triggering any “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Code”).
Hedging and Pledging Policies
Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in “short sales” of our equity securities and from engaging in hedging transactions involving our equity securities. Further, our Insider Trading Policy restricts our employees, including our executive officers, and the non-employee members of our Board from pledging our equity securities as collateral for a loan or otherwise unless the transaction is pre-cleared by our Insider Trading Compliance Officer. As a condition of pre-approving any pledge of our equity securities, the executive officer or member of our Board seeking to pledge securities must clearly demonstrate his or her financial capacity to repay any loan for which securities will be pledged as collateral without resort to the securities to be pledged.

GOVERNANCE OF EXECUTIVE COMPENSATION PROGRAM
Role of Compensation Committee
The Compensation Committee has responsibility for overseeing our compensation and benefits policies generally, and overseeing, evaluating and approving the compensation plans, policies, and programs applicable to our CEO, as well as, with the recommendation of our CEO, our other executive officers. The Compensation Committee consists of directors who are “independent” directors as required by the Nasdaq listing standards and Exchange Act Rule 10C-1, and “non-employee directors” for purposes of Exchange Act Rule 16b-3. Until October 2024, the Compensation Committee consisted of Ms. Brennan, Mr. Chapek (who replaced Mr. Nikkelson, who served until February 2024) and Mr. Reynolds (Chairman). Since October 2024, the Compensation Committee has consisted of Dr. Solomon (Chairman) and Messrs. Jellison, Koffey and Scannell.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops recommendations, makes decisions that it believes advance our philosophy and reviews the performance of our executive officers when making decisions with respect to their compensation.
The Compensation Committee reviews the pay of our executive officers annually or more frequently as warranted. In making decisions regarding the compensation of our executive officers, the Compensation Committee considers a variety of factors, including the following:
•
the Company’s performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;

•
each individual executive officer’s skills, experience and qualifications, as well as scope of responsibilities, relative to other similarly-situated executives at the companies in our compensation peer group;

•
the performance of each individual executive officer, including contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;

•
compensation parity among our executive officers;

•
consideration of market data as discussed in “Competitive Positioning” below; and

•
feedback from our stockholder engagement programs.

The Compensation Committee also seeks to have a strong role in talent development in the future.
Management of Compensation Risk
The Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation program. We believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risks. The Compensation Committee considers our compensation-related risk profile to ensure that our compensation plans and arrangements do not create inappropriate or excessive risk and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee has determined that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company. For a discussion of policies intended to manage compensation risk, see “— Other Compensation Policies and Practices” above.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management team. The management team assists the Compensation Committee by providing information on our performance, as well as the individual performance of our Company’s executive officers, market data and management’s perspectives and recommendations on compensation matters.

The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to annual cash compensation, LTI compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to our CEO’s own compensation).
The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our executive officers. However, when the Compensation Committee sets compensation for our CEO, she recuses herself from these discussions. The Compensation Committee does not delegate any of its functions to others in deciding executive compensation.
Role of Compensation Advisor
The Compensation Committee engages an independent compensation advisor to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its executive compensation review. The compensation advisor serves at the discretion of the Compensation Committee, which reviews the engagement and independence of the compensation advisor annually.
For fiscal 2024, the Compensation Committee retained the services of Compensia. Compensia advised on the key aspects of the fiscal 2024 executive and non-employee director compensation programs, including peer group development, market practices, industry trends, investor views and other market data. In addition, Compensia reviewed and provided the Compensation Committee with an independent perspective of management recommendations on compensation.
Due to recent shifts in our executive management, our Compensation Committee considered it important to obtain a fresh outside perspective on our pay program. After a competitive search, the Compensation Committee engaged FW Cook as our independent compensation advisor in December 2024, discontinuing its work with Compensia. FW Cook supported the Compensation Committee’s 2025 program design process by providing detailed information about relevant market practices, which was reviewed and discussed with the Compensation Committee in early 2025. FW Cook also provided market benchmarking to support the Compensation Committee in determining an appropriate pay level and structure for Ms. Szyman.
The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisor to the Compensation Committee on executive compensation matters. With respect to the applicable periods, the Compensation Committee considered the six specific independence factors in the applicable rules of the SEC and Nasdaq, determined that each of Compensia and FW Cook was an independent advisor, and concluded that neither one’s work raised any conflicts of interest.
Competitive Positioning
In making compensation decisions, the Compensation Committee reviews information summarizing the compensation paid by a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment, as well as more broad-based compensation surveys to gain a general understanding of market compensation levels.
The companies in this compensation peer group for fiscal 2024 were approved in 2024 on the basis of their similarity to us in industry and size, in terms of annual revenue and market capitalization. The companies in the compensation peer group were in the medical device, medical equipment, healthcare technology and/or healthcare products sectors. The companies included also had median revenues of $2.4 billion, ranging from approximately $995 million to approximately $4.4 billion, based on the latest disclosed four fiscal quarters on January 2, 2024, representing approximately 0.5 times to 2.1 times of our last disclosed four quarters of revenue of approximately $2.1 billion as of such date. In addition, the compensation peer group had a median market capitalization of $6.1 billion, ranging from approximately $2.2 billion to $45.6 billion, as of January 2, 2024, and representing approximately 0.4 times to 8.1 times of our market capitalization of $5.6 billion as of such date. On an annual basis the Compensation Committee reviews our peer group and makes additions or removals as appropriate to account for changes in both our business and the businesses of the companies in the peer group or acquisitions of such companies by others, and to ensure constituents continue to be within an appropriate range as compared to the Company with respect to the financial criteria noted below.

Our compensation peer group for fiscal 2024 was as follows:
2024 Peer Group Continuing Companies
• Align Technology, Inc.	• Insulet Corporation
• The Cooper Companies	• Integra LifeSciences Holdings Corp.
• DENTSPLY SIRONA, Inc.	• LivaNova PLC
• Dexcom, Inc.	• QuidelOrtho
• Globus Medical, Inc.	• ResMed
• Haemonetics Corp.	• Teladoc Health, Inc.
• Hologic, Inc.	• Teleflex, Inc.
• ICU Medical, Inc.
Removed
• ABIOMED, Inc., NuVasive, Inc, West Pharmaceutical Services, Inc.
Added
• Bausch + Lomb, CONMED, Integer Holdings, Merit Medical Systems, Penumbra

TAX AND ACCOUNTING CONSIDERATIONS
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code (“Section 162(m)”) disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer, the chief financial officer and the three other most highly-compensated executive officers in any taxable year. In making compensation decisions, the Compensation Committee considered the potential effects of Section 162(m) on the compensation paid to our executive officers who are subject to the deduction limit (the “covered executives”). The exemption from Section 162(m)’s deduction limit for performance-based compensation was generally repealed for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. To maintain flexibility in compensating the NEOs in a manner designed to promote varying corporate goals, the Compensation Committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is in the best interests of the Company and our stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There are no relationships between the current or former members of the Compensation Committee and our current or former executive officers who served, in each case, during 2024 of the type contemplated in the SEC’s rules requiring disclosure of “compensation committee interlocks.” None of the current or former members of the Compensation Committee who served during 2024 is or has been an officer or employee of Masimo at any time, except for Ms. Brennan, who was a member of the Compensation Committee from January 2024 until October 2024. Ms. Brennan stepped down from the Compensation Committee after becoming our interim CEO and prior to our entry into the Brennan Agreement in November 2024, in order to allow our fully independent Compensation Committee to decide her compensation as interim CEO.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and

Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024, as amended.
Compensation Committee*
Dr. Darlene Solomon
Mr. William Jellison
Mr. Quentin Koffey
Mr. Timothy Scannell
*
This foregoing compensation committee report is not “soliciting material”, is not deemed “filed” with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation earned during the fiscal years ended December 28, 2024, December 30, 2023 and December 31, 2022 by our NEOs. We generally pay bonuses in the year following the year in which the bonus was earned.
Name and Principal Position(s)	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Joe Kiani	2024	$1,209,181	$10,259,983	$3,420,105	$—	$1,043,076(3)	$15,932,345
Former Chief Executive Officer and Chairman of the Board	2023	1,247,786	9,899,929	3,299,985	—	1,029,056	15,476,756
	2022	1,220,920	9,899,973	3,299,970	1,123,007	967,566	16,511,436
Michelle Brennan
Former Interim Chief Executive Officer	2024	236,454	1,441,093		—	18,454(4)	1,696,001
Micah Young	2024	627,822	5,932,128	712,487	834,159	11,850(5)	8,118,446
Executive Vice President and Chief Financial Officer	2023	600,875	2,062,371	687,474	—	12,359	3,363,079
	2022	577,364	989,919	329,992	540,788	12,022	2,450,085
Bilal Muhsin	2024	655,119	5,932,128	712,487	870,426	10,350(6)	8,180,510
Chief Operating Officer	2023	627,000	2,062,371	687,474	—	11,117	3,387,962
	2022	621,144	1,979,995	659,984	564,300	12,891	3,838,314
Tom McClenahan	2024	524,095	5,932,128	712,487	—	10,350(7)	7,179,060
Executive Vice President, General Counsel and Corporate Secretary	2023	501,600	2,062,371	687,474	—	11,536	3,262,981
	2022	494,655	989,919	329,992	451,440	11,415	2,277,421
Blair Tripodi	2024	574,285	5,426,674	543,991	285,000	22,418(8)	6,852,368
Chief Operating Officer, Consumer Division

(1)
Amounts set forth in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value of stock and option awards granted in the year indicated, computed in accordance with ASC Topic 718, as described in Note 20 to Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2024 filed with the SEC on February 25, 2025. These amounts reflect certain assumptions with respect to the stock and option awards and do not necessarily correspond to the actual value that will be recognized by the NEOs. The actual value, if any, that may be realized from a stock award or an option award is contingent upon the satisfaction of the conditions to vesting in that award, and, in the case of option awards, upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. For PSUs, amounts reflect the probable outcome, which for fiscal 2024 is the target number of shares assuming all performance goals and other requirements are met at target level. The maximum potential value of the PSUs (assuming 200% of target, the maximum potential value of the award) granted to each of our NEOs in fiscal 2024 was as follows: Mr. Kiani: $20,519,967; Mr. Young: $4,274,856; Mr. Muhsin: $4,274,856; Mr. McClenahan: $4,274,856; and Mr. Tripodi: $3,263,948. For more information, see “Compensation Discussion and Analysis — Individual Compensation Elements — Long-Term Incentive Compensation-Equity Awards.”

(2)
All amounts were paid pursuant to our 2024 Executive Bonus Incentive Plan, except for Mr. Tripodi. While Mr. Tripodi participated in that plan, he achieved no payout under its pre-set performance metrics, and was awarded a payout of 50% of his target bonus discretionarily. Ms. Brennan did not participate in the 2024 Executive Bonus Incentive Plan and received a separate discretionary bonus, which is not shown here because it is required to be reported as compensation for 2025 pursuant to SEC guidance. For more information, see “Compensation Discussion and Analysis — Individual Compensation Elements — Annual Cash Incentives.”

(3)
Consists of $10,350 in 401(k) plan matching contributions, $302,984 related to the net incremental costs of certain lodging, meals and other travel-related expenses incurred by Mr. Kiani’s family and household members accompanying him during certain business travel pursuant to his employment agreement (see “Employment Arrangements with Named Executive Officers-Employment Agreement with Mr. Kiani”), and $729,742 related to certain incremental costs for security personnel and security services provided to Mr. Kiani and his family at his residences or on personal travel.

(4)
Consists of $18,454 in certain incremental costs for travel.

(5)
Consists of $10,350 in 401(k) plan matching contributions and $1,500 in employer HSA contributions.

(6)
Consists of $10,350 in 401(k) plan matching contributions.

(7)
Consists of $10,350 in 401(k) plan matching contributions and $1,500 in employer HSA contributions.

(8)
Consists of $7,718 in 401(k) plan matching contributions and $1,650 in employer HSA contributions.

Pension Benefits-Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation
No pension benefits were paid to any of our NEOs during fiscal 2024. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2024
The following table presents the plan-based awards granted to each of our NEOs in fiscal 2024.
Name	Estimated Possible Payout Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#)(4)	All Other Option Awards Number of Securities Underlying Options (#)(3)	Exercise Price Per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joe Kiani	March 1, 2024	$—	$1,292,706	$2,585,412	—	—	—	—	—	$—	$—
	March 1, 2024	—	—	—	40,557	81,113	162,226	—	—	—	10,259,983
	March 1, 2024	—	—	—	—	—	—	—	57,382	126.49	3,420,105
Michelle Brennan	November 11, 2024	—	—	—	—	—	—	8,916	—	—	1,441,093
Micah Young	March 1, 2024	—	622,507	1,245,013	—	—	—	—	—	—	—
	March 1, 2024	—		—	—	—	—	30,000	—	—	3,794,700
	March 1, 2024	—	—	—	8,449	16,898	33,796	—	—	—	2,137,428
	March 1, 2024	—	—	—	—	—	—	—	11,954	126.49	712,487
Bilal Muhsin	March 1, 2024	—	649,572	1,299,144	—	—	—	—	—	—	—
	March 1, 2024	—	—	—	—	—	—	30,000	—	—	3,792,000
	March 1, 2024	—	—	—	8,449	16,898	33,796	—	—	—	2,137,428
	March 1, 2024	—	—	—	—	—	—	—	11,954	126.49	712,487
Tom McClenahan	March 1, 2024	—	519,658	1,039,316	—	—	—	—	—	—	—
	March 1, 2024	—	—	—	—	—	—	30,000	—	—	3,792,000
	March 1, 2024	—	—	—	8,449	16,898	33,796	—	—	—	2,137,428
	March 1, 2024	—	—	—	—	—	—	—	11,954	126.49	712,487
Blair Tripodi	March 1, 2024	—	569,800	1,139,600	—	—	—	—	—	—	—
	March 1, 2024	—	—	—	—	—	—	30,000	—	—	3,792,000
	March 1, 2024	—	—	—	6,451	12,902	25,804	—	—	—	1,631,973
	March 1, 2024	—	—	—	—	—	—	—	9,127	126.49	543,991
(1)
Represents possible payments under the 2024 Executive Bonus Incentive Plan based on the base salary in effect for each of our NEOs (other than Ms. Brennan). For more information, see “Compensation

Discussion and Analysis — Individual Compensation Elements — Annual Cash Incentives.” Payouts for achievement levels between the threshold and maximum were to be based on a linear interpolation between points along the funding curve; however, for purposes of showing a target in this table, the target amount represents a payout of 100% of the bonus opportunity.
(2)
Represents the shares of commons stock underlying the 2024 PSUs. For more information, see “Compensation Discussion and Analysis — Individual Compensation Elements — Long-Term Incentive Compensation-Equity Awards.”

(3)
Represents the shares of commons stock underlying the 2024 options. For more information, see “Compensation Discussion and Analysis — Individual Compensation Elements — Long-Term Incentive Compensation-Equity Awards.”

(4)
Represents the shares of common stock underlying the RSUs granted outside of the regular 2024 LTI program. For more information, see “Compensation Discussion and Analysis — Individual Compensation Elements — Long-Term Incentive Compensation-Equity Awards.”

(5)
Reflect the grant date fair value of stock and option awards granted in the year indicated, computed in accordance with ASC Topic 718, as described in Note 20 to Financial Statements included in our Annual Report on Form 10-K for the year ended December 28, 2024 filed with the SEC on February 25, 2025. For more information, see footnote 1 to the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT DECEMBER 28, 2024
The following table presents the outstanding option awards and stock awards held by each of our NEOs as of December 28, 2024.
		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)	Market Value of Shares, Units or Other Rights That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Joe Kiani(14)	6/5/2017	100,000	—	90.87	6/5/2027	—	—	—	—
	3/16/2018	104,362	—	86.95	3/16/2028	—	—	—	—
	3/15/2019	72,355	—	133.50	3/15/2029	—	—	—	—
	3/12/2020	53,068	—	179.42	3/12/2030	—	—	—	—
	2/26/2021	23,737	—	250.73	2/26/2031	—	—	—	—
	2/22/2022	25,448	—	157.53	2/22/2032	—	—	—	—
	3/3/2023	8,450	—	182.43	3/2/2033	—	—	—	—
Michelle Brennan	9/19/2024	—	—	—	—	1,790(12)	306,036	—	—
	9/19/2024	—	—	—	—	8,916(13)	1,524,639	—	—
Micah Young	10/16/2017	50,000	—	84.97	10/16/2027	—	—	—	—
	3/16/2018	10,436	—	86.95	3/16/2028	—	—	—	—
	3/15/2019	7,235	—	133.50	3/15/2029	—	—	—	—
	3/12/2020	5,306	1,327	179.42	3/12/2030	—	—	—	—
	2/26/2021	2,373	1,583	250.73	2/26/2031	—	—	—	—
	2/22/2022	—	—	—	—	—	—	6,284(3)	1,074,375
	2/22/2022	2,544	3,818	157.53	2/22/2032	—	—	—	—
	3/3/2023	0	0	0	—	—	—	11,305(4)	1,932,816
	3/3/2023	1,760	7,042	182.43	3/2/2033	—	—	—	—

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)	Market Value of Shares, Units or Other Rights That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	3/1/2024	—	—	—	—	—	—	16,898(5)	2,889,051
	3/1/2024	—	11,954	126.49	3/1/2034	—	—	—	—
	3/1/2024	—	—	—	—	30,000(6)	5,129,100	—	—
Bilal Muhsin	5/13/2015	50,000	—	34.51	5/13/2025	—	—	—	—
	2/29/2016	30,000	—	37.84	2/28/2026	—	—	—	—
	8/14/2017	30,000	—	85.54	8/14/2027	—	—	—	—
	3/16/2018	10,436	—	86.95	3/16/2028	—	—	—	—
	3/15/2019	7,235	—	133.50	3/15/2029	—	—	—	—
	5/9/2019	50,000	—	140.23	5/9/2029	—	—	—	—
	3/12/2020	10,613	2,654	179.42	3/12/2030	—	—	—	—
	2/26/2021	4,747	3,165	250.73	2/26/2031	—	—	—	—
	2/22/2022	—	—	—	—	—	—	12,569(7)	2,198,503
	2/22/2022	5,089	7,635	157.53	2/22/2032	—	—	—	—
	3/3/2023	—	—	—	—	—	—	11,305(4)	1,932,816
	3/3/2023	1,760	7,042	182.43	3/02/2023	—	—	—	—
	3/1/2024	—	—	—	3/1/2034	—	—	16,898(5)	2,889,051
	3/1/2024	—	11,954	126.49	3/1/2034	—	—	—	—
	3/1/2024	—	—	—	3/1/2034	30,000(6)	5,129,100	—	—
Tom McClenahan	3/20/2015	30,000	—	31.01	3/20/2025	—	—	—	—
	2/29/2016	30,000	—	37.84	2/28/2026	—	—	—	—
	6/5/2017	10,000	—	90.87	6/5/2027	—	—	—	—
	3/16/2018	10,436	—	86.95	3/16/2028	—	—	—	—
	3/15/2019	7,235	—	133.50	3/15/2029	—	—	—	—
	3/12/2020	5,306	1,327	179.42	3/12/2030	—	—	—	—
	2/26/2021	2,373	1,583	250.73	2/26/2031	—	—	—	—
	2/22/2022	—	—	—	—	—	—	6,284(3)	1,074,375
	2/22/2022	2,544	3,818	157.53	2/22/2032	—	—	—	—
	3/3/2023	—	—	—	—	—	—	11,305(4)	1,932,816
	3/3/2023	1,760	7,042	182.43	3/2/2033	—	—	—	—
	3/1/2024	—	—	—	—	—	—	16,898(5)	2,889,051
	3/1/2024	—	11,954	126.49	3/1/2034	—	—	—	—
	3/1/2024	—	—	—	—	30,000(6)	5,129,100	—	—
Blair Tripodi	4/11/2022	—	—	—	—	—	—	8,633(8)	1,475,984
	4/11/2022	—	—	—	—	2,576(9)	440,419	—	—
	3/3/2023	—	—	—	—	—	—	8,587(10)	1,468,119
	3/3/2023	1,344	5,377	182.43	3/3/2033	—	—	—	—
	3/1/2024	—	—	—	—	—	—	12,902(11)	2,205,855
	3/1/2024	—	9,127	126.49	3/1/2034	—		—	—
	3/1/2024	—	—	—	—	30,000(6)	5,129,100	—	—

(1)
For each of our NEOs, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. The shares subject to each stock option vest over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change-in-control of Masimo or various events specified in the NEOs employment agreement or severance agreement, if applicable. The option awards remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment.

(2)
Represents the market value of the unvested shares underlying the RSUs and PSUs as of December 28, 2024, based on the closing price of our common stock, as reported on the Nasdaq Global Select Market, which was $170.97 per share on December 27, 2024, the last trading day of fiscal 2024.

(3)
Represents the target number of shares (6,284) issuable pursuant to this PSU award, assuming a payout above threshold based on performance as the end of fiscal 2024. The PSUs were set to vest on the third anniversary of the grant date, based on and subject to our performance in fiscal 2024. Following the end of fiscal 2024, no PSUs vested.

(4)
Represents the target number of shares (11,305) issuable pursuant to this PSU award, assuming a payout above threshold based on performance as the end of fiscal 2024. The PSUs vest on the third anniversary of the grant date, based and subject to on our performance over a three-year period following the grant date.

(5)
Represents the target number of shares (16,898) issuable pursuant to this PSU award, assuming a payout above threshold based on performance as the end of fiscal 2024. The PSUs vest on the third anniversary of the grant date, based and subject to on our performance over a three-year period following the grant date.

(6)
Represents the number of shares (30,000) issuable pursuant to this RSU, 50% of which vested on March 1, 2025 and 50% of which are scheduled to vest on March 1, 2026.

(7)
Represents the target number of shares (12,569) issuable pursuant to this PSU award, assuming a payout above threshold based on performance as the end of fiscal 2024. The PSUs were set to vest on the third anniversary of the grant date, based on and subject to our performance in fiscal 2024. Following the end of fiscal 2024, no PSUs vested.

(8)
Represents the target number of shares (8,633) issuable pursuant to this PSU award, assuming a payout above threshold based on performance as the end of fiscal 2024. The PSUs vest on the third anniversary of the grant date, based and subject to on our performance over a three-year period following the grant date.

(9)
Represents the target number of shares (2,576) issuable pursuant to this RSU award, which vests ratably over a five-year period.

(10)
Represents the target number of shares (8,587) issuable pursuant to this PSU award, assuming a payout above threshold based on performance as the end of fiscal 2024. The PSUs vest on the third anniversary of the grant date, based and subject to on our performance over a three-year period following the grant date.

(11)
Represents the target number of shares (12,902) issuable pursuant to this PSU award, assuming a payout above threshold based on performance as the end of fiscal 2024. The PSUs vest on the third anniversary of the grant date, based and subject to on our performance over a three-year period following the grant date.

(12)
Represents RSUs granted based on Ms. Brennan’s service as a non-employee director, which vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders.

(13)
Represents RSUs that vested on February 12, 2025 upon the appointment of the new CEO of the Company.

(14)
Does not reflect 2,700,000 shares of common stock underlying PSU or RSU awards previously granted to Mr. Kiani, who was terminated on October 24, 2024. In connection with the Board’s determination and as part of the terms of the Amended CEO Agreement, following a review by outside counsel, these awards were also cancelled upon Mr. Kiani’s termination. For more information on the impact of Mr. Kiani’s termination on his outstanding equity, including options, see “Employment Arrangements with Named Executive Officers-Employment Agreement with Mr. Kiani.”

OPTIONS EXERCISED AND STOCK VESTED DURING FISCAL 2024
The following table provides details regarding stock options exercised by, and stock vested for, our NEOs during the fiscal year ended December 28, 2024.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)(4)
Joe Kiani	231,748	$20,880,495	10,050	$1,293,435
Michelle Brennan(3)	0	0	0	0
Micah Young	0	0	1,004	129,215
Bilal Muhsin	0	0	2,010	258,687
Tom McClenahan	0	0	1,004	129,215
Blair Tripodi	0	0	859	117,683

(1)
The value realized on exercise of stock option awards equals the difference between the closing sale price of our common stock as reported by Nasdaq on the date of exercise and the exercise price.

(2)
The value realized on vesting of stock awards equals the closing sale price of our common stock as reported by Nasdaq on the date of vesting multiplied by the number of shares vested.

(3)
Ms. Brennan had no option awards exercises or stock award lapses that were connected with her term as interim CEO. For stock award lapses in connection with Ms. Brennan’s role as a non- employee director, please see “Corporate Governance and Other Matters — Non-Employee Director Compensation.”

(4)
SEC rules require us to show the value realized upon vesting of awards as if the underlying shares were sold on the vesting date. Other than Mr. Muhsin, to our knowledge, none of our named executive officers who continue to serve the Company sold the shares that vested in fiscal 2024, and in alignment with our stockholders’ interests, continue to be at risk for subsequent changes in the value of these shares

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (the “CAP”) to our principal executive officer (“PEO”) and our other NEOs (the “Non-PEO NEOs”) and certain financial performance of the Company. The CAP does not reflect the actual amount of compensation earned, realized or received by the PEOs or Non-PEO NEOs during the applicable fiscal year. The following table shows the total compensation for our NEOs for the past four fiscal years as set forth in the “Summary Compensation Table”, the CAP to our PEO, and on an average basis, our Non-PEO NEOs (in each case, as determined under SEC rules), our TSR, the TSR for companies in the Nasdaq Health Care Index, our net income, and our Company-Selected Measure, Total Revenue.
The Compensation Committee does not in practice use CAP as the basis for making compensation decisions. The below disclosure is provided only to comply with applicable SEC rules. For further information concerning our compensation philoso phy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.” Additionally, in the table below, due the timing of our fiscal year end, the years refer to the following fiscal years reported in our consolidated financial statements: “2024” refers to the fiscal year ended December 28, 2024; “2023” refers to the fiscal year ended December 30, 2023; “2022” refers to the fiscal year ended December 31, 2022; “2021” refers to the fiscal year ended January 1, 2022; and “2020” refers to the fiscal year ended January 2, 2021.
Year	Summary Compensation Table Total for Former PEO	Compensation Actually Paid to Former PEO	Summary Compensation Table Total for Former Interim PEO	Compensation Actually Paid to Former Interim PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non- PEO NEOs	Value of Initial Fixed $100 Investment Based On:			Total Revenue (in Millions)
							Total Shareholder Return	Nasdaq Health Care Index – Total Shareholder Return	Net Income (in Millions)
2024	15,932,345	-4,299,573	1,696,001	2,103,573	7,582,596	12,450,426	107.20	142.13	-304.9	2,094.4
2023	15,476,756	-22,202,627			3,036,159	-2,253,607	73.49	129.08	81.5	2,048.1
2022	16,511,436	-34,048,610			5,716,969	-2,544,510	92.76	123.96	143.5	2,035.8
2021	16,219,278	4,616,920			2,291,362	1,773,597	183.57	153.11	229.6	1,239.2
2020	15,493,723	118,009,752			2,285,362	13,969,285	168.27	122.92	240.3	1,143.7
(1)
The dollar amounts reported in this column are the amounts of total compensation reported for Mr. Kiani, our former CEO and PEO, and for Ms. Brennan, our former interim CEO and PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.” for additional information.

(2)
The dollar amounts reported in this column represent the amount of the CAP to Mr. Kiani and Ms. Brennan, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Kiani and Ms. Brennan during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kiani and Ms. Brennan’s total compensation reported in the Summary Compensation Table for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for First PEO	Reported Value of Equity Awards First PEO	Equity Award Adjustments First PEO	Reported Change in Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to First PEO
2024	15,932,345	13,680,088	-6,551,830	—	—	-4,299,573
2023	15,476,756	13,199,914	-24,479,469	—	—	-22,202,627
2022	16,511,436	13,199,943	-37,360,103	—	—	-34,048,610
2021	16,219,278	11,999,370	397,012	—	—	4,616,920
2020	15,493,723	11,999,886	114,515,916	—	—	118,009,752
Year	Reported Summary Compensation Table Total for Second PEO	Reported Value of Equity Awards Second PEO	Equity Award Adjustments Second PEO	Reported Change in Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to Second PEO
2024	1,696,001	1,441,093	1,848,665	—	—	2,103,573

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	—	—	—	181,335	-6,733,164	—	-6,551,830
2023	4,893,141	-30,126,186	—	-753,576	—	—	-24,479,469
2022	22,291,180	-36,726,578	—	-22,924,705	—	—	-37,360,103
2021	25,082,098	-6,301,272	—	-18,383,814	—	—	397,012
2020	31,481,893	68,792,082	—	14,241,941	—	—	114,515,916
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	1,830,675			17,990	—	—	1,848,665

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Kiani) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for fiscal year 2024, Micah Young, Bilal Muhsin, Tom McClenahan and Blair Tripodi (ii) for fiscal year 2022, Micah Young, Bilal Muhsin, Tao Levy, Tom McClenahan and Kevin Duffy and (iii) for fiscal year 2023, 2021, and 2020, Micah Young, Bilal Muhsin, Tao Levy and Tom McClenahan. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table” for additional information.

(4)
The dollar amounts reported in this column represent the average amount of the CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation reported in the Summary Compensation Table for the Non-PEO NEOs as a group for each year to determine the CAP, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Less: Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2024	7,582,596	6,476,128	11,343,957	—	—	12,450,426
2023	3,036,159	2,487,330	-2,802,435	—	—	-2,253,607
2022	5,716,969	3,431,905	-4,829,574	—	—	-2,544,510
2021	2,291,362	1,499,799	982,034	—	—	1,773,597
2020	2,285,362	1,499,941	13,183,864	—	—	13,969,285

(a)
The amounts deducted or added in calculating the total average equity award adjustments (as described above in footnote 2) are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	11,163,227	166,607	—	14,123	—	—	11,343,957
2023	922,067	-3,830,662	—	106,160	—	—	-2,802,435
2022	2,229,023	-4,147,950	—	-2,910,647	—	—	-4,829,574
2021	3,135,004	-332,549	—	-1,820,421	—	—	982,034
2020	3,935,120	8,323,572	—	925,172	—	—	13,183,864

(5)
Cumulative TSR is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by (ii) the Company’s stock price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Nasdaq Health Care Index. Prior to fiscal 2023, the index was the Nasdaq Medical Equipment Index, which was then discontinued and replaced with the Nasdaq Health Care Index.

(7)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation program, the Company has determined that Total Revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link the CAP to the Company’s NEOs, for the most recently completed fiscal year.

2024 Most Important Financial Performance Measures
As described in greater detail in “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for our incentive awards are selected based on an objective of incentivizing our NEOs to increase stockholder value over the long term. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
Total Revenue;

•
Adjusted Revenue;

•
Adjusted Non-GAAP Earnings Per Share; and

•
Adjusted Non-GAAP Operating Income.

The Company also utilizes relative TSR as compared to the Nasdaq Health Care Index to evaluate overall performance.
Relationship between CAP and Certain Financial Measures
CAP and Net Income
As required by SEC rules, the below graph illustrates the relationship between the of CAP to Mr. Kiani and Ms. Brennan and the average amount of CAP to the Company’s Non-PEO NEOs to the Company’s net income over the five-year period presented.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($ millions)
$100
$50
$0
($50)
($100)
Net Income ($ millions)
$500
$400
$300
$200
$100
$0
($100)
($200)
($300)
($400)
2020
2021
2022
2023
2024
Compensation Actually Paid (CEO 1)
Compensation Actually Paid (CEO 2)
Avg. Compensation Actually Paid (Non-CEO NEOs)
Net Income

CAP and Total Revenue
As required by SEC rules, the below graph illustrates the relationship between the amount of CAP to Mr. Kiani and Ms. Brennan and the average amount of CAP to the Company’s Non-PEO NEOs to Total Revenue over the five-year period presented.

Compensation Actually Paid vs. Total Revenue
Compensation Actually Paid ($ millions)
$100
$50
$0
($50)
($100)
$2,500
$2,000
$1,500
$1,000
$500
$0
Revenue ($ millions)
2020
2021
2022
2023
2024
Compensation Actually Paid (CEO 1)
Compensation Actually Paid (CEO 2)
Avg. Compensation Actually Paid (Non-CEO NEOs)
Total Revenue

CAP and Masimo TSR
As required by SEC rules, the below graph illustrates the relationship between the of CAP to Mr. Kiani and Ms. Brennan and the average amount of CAP to the Company’s Non-PEO NEOs to the Company’s cumulative TSR, over the five-year period presented.

Compensation Actually Paid vs. Masimo TSR
Compensation Actually Paid ($ millions)
$100
$50
$0
($50)
($100)
Value of Fixed $100 Investment
$250
$200
$150
$100
$50
$0
-$50
-$100
-$150
-$200
2020
2021
2022
2023
2024
Compensation Actually Paid (CEO 1)
Compensation Actually Paid (CEO 2)
Avg. Compensation Actually Paid (Non-CEO NEOs)
Masimo TSR

TSR and Nasdaq Health Care Index TSR
As required by SEC rules, the below graph illustrates the relationship between the Company’s cumulative TSR and Nasdaq Health Care Index, over the five-year period presented.

Masimo TSR and Nasdaq Healthcare Index TSR
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Value of Fixed $100 Investment
2020
2021
2022
2023
2024
Masimo TSR
Nasdaq Healthcare Index TSR

EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
Employment Agreement with Mr. Kiani
In November 2015, we entered into the Amended and Restated Employment Agreement (the “November 2015 Agreement”) with Mr. Kiani, our former CEO. The November 2015 Agreement was subsequently amended on July 27, 2017, and on January 14, 2022 (as amended and waived, the “Amended CEO Agreement”).
Under the Amended CEO Agreement, we were permitted to terminate Mr. Kiani’s employment for “cause” (as defined below), or for any other reason. Similarly, Mr. Kiani was permitted to terminate his employment for “Good Reason” (as defined below), or for any other reason upon six months written notice to us. Specifically:
•
Upon termination of Mr. Kiani’s employment for cause, he is entitled to receive his full base salary through the date of termination.

•
Upon termination of Mr. Kiani’s employment (i) by the Company other than for cause, death or disability, or (ii) by Mr. Kiani for Good Reason (each, a “Qualifying Termination”), the Amended CEO Agreement provides that Mr. Kiani will receive the following payments and benefits:

•
payment of an amount equal to his full base salary through the date of termination, if applicable, and an additional amount equal to twice the sum of his base salary then in effect and the average annual bonus paid to him over the prior three years, which is to be paid in installments over two years pursuant to our normal payroll practices; and

•
all of his outstanding options and other equity awards immediately vest.

In addition, upon a Qualifying Termination, the Company would be obligated to: (i) issue Mr. Kiani 2,700,000 shares of common stock pursuant to the terms of an RSU award agreement between us and Mr. Kiani; and (ii) pay him a cash amount equal to $35 million (collectively, the “Special Payment”).
For purposes of the Amended CEO Agreement:
•
termination for “cause” generally means his termination of employment as a result of his willful and continued failure to substantially perform his duties under the Amended CEO Agreement, his willful engagement in gross misconduct materially injurious to us or his willful violation of the confidentiality and trade secret protection provisions contained in a restrictive covenant agreement with us if the violation results in demonstrably material injury to us. Any termination for cause must be approved by at least 75% of the entire membership of our Board.

•
termination for “Good Reason” generally means a termination of his employment by Mr. Kiani subsequent to (A) a diminution in his responsibilities, duties and authority, including him ceasing to serve as CEO of the Company or him ceasing to serve as Chairman of the Board, (B) any reduction in his rate of compensation or fringe benefits, (C) Masimo’s failure to comply with certain obligations relating to his compensation or place of work, (D) the provision of a notice not to renew the Amended CEO Agreement by Masimo, or (E) (1) a change-in-control (as defined below) was triggered as a result of a change in one-half or more of the directors on the Board during a rolling twelve month period, or (2) following, or in connection with, a “change-in-control” triggered as a result of an acquisition, (i) the highest level of parent entity holding, directly or indirectly, majority voting control of the Company after the “change-in-control” (the “Acquirer Parent”) is not a publicly-traded company, (ii) he does not become the, or is removed from the position of, CEO and Chairman of the Board of the Acquirer Parent, with such position being on terms and conditions reasonably acceptable to him, provided that the terms and conditions of employment providing for total compensation with a value comparable to the total compensation paid to the chief executive officers of comparable companies shall be deemed to be reasonable, or (iii) any other director is designated the lead director of the board of directors of the Acquirer Parent; provided that, in the case of clauses (A), (B), (C) and (E) above, “Good Reason” will not be deemed to exist unless certain notice and cure period conditions are met and his resignation for Good Reason is effective within thirty days after the expiration of the cure period.

•
a “change-in-control” generally means (i) the acquisition by any person or group of more than 35% of our outstanding voting stock, (ii) the acquisition of our assets that have a total fair market value of 40% or more of the total fair market value of all of our assets immediately before the acquisition by any person or group, or (iii) a change in one-half or more of the directors on our Board then in office, at the beginning of the twelve (12) month period immediately preceding such change.

On September 19, 2024, at the Company’s 2024 Annual Meeting of Stockholders, the Company’s stockholders voted to not reelect Mr. Kiani to the Board. Additionally, on September 19, 2024, after the Company’s 2024 Annual Meeting of Stockholders, Mr. Kiani delivered a notice to our Board (as amended on September 25, the “Notice”) stating his decision to resign from his position as our CEO. The Notice asserts that Mr. Kiani’s resignation is for “Good Reason” and demands “the full amount of the benefits” specified under the Amended Employment Agreement. That same day, Mr. Kiani filed a claim in California Superior Court (the “Kiani California Litigation”) relating to his Amended Employment Agreement seeking, among other things, declaratory relief that he had validly terminated his employment for “Good Reason” and that he was entitled to certain benefits provided in the Amended Employment Agreement upon a termination for “Good Reason”.
Following an investigation by outside counsel, in which counsel collected and reviewed relevant documents from fifteen custodians and interviewed ten individuals, it was determined that the Company had multiple grounds to terminate Mr. Kiani’s employment for cause. On October 24, 2024, the Board adopted resolutions to terminate Mr. Kiani’s employment for cause, effective that day. The termination was not a Qualifying Termination. Consequently, the Company believes Mr. Kiani is not entitled to receive the Special Payment under the Amended CEO Agreement.
Also on October 24, 2024, the Company filed claims against Mr. Kiani in the Court of Chancery of the State of Delaware (the “Kiani Litigation”), seeking judicial declarations that numerous provisions in Mr. Kiani’s Amended CEO Agreement, including the Special Payment, are invalid, unenforceable, and amount to a waste of corporate assets and, therefore, that Mr. Kiani is not entitled to receive the Special Payment. The Company’s complaint alleges that the Company’s directors at the time of the initial adoption of the Amended CEO Agreement and at the adoption of subsequent amendments abdicated their fiduciary duties as a matter of Delaware law by approving the Amended CEO Agreement, which contained provisions intended to entrench Mr. Kiani’s control of the Company indefinitely.
Employment Agreement with Ms. Brennan
On November 13, 2024, we entered into an employment agreement, or the Brennan Agreement, with Ms. Brennan, who the Board appointed Interim CEO on September 24, 2024. The Brennan Agreement, effective as of the September 24, 2024 appointment, has a term of six months unless earlier terminated by its terms (the “Brennan Term”).
The Brennan Agreement provides for an annual base salary of $1,042,000. Additionally, Ms. Brennan was eligible for a discretionary bonus of a target amount equal to $621,250 at the end of the Brennan Term, with the actual amount to be determined at the discretion of the Board.
Under the Brennan Agreement, Ms. Brennan was granted an equity award of 8,916 RSUs on November 11, 2024, which would vest in one installment on the first to occur of (i) March 24, 2025 and (ii) the appointment of a new CEO of the Company (and vested on February 12, 2025 upon such appointment). The RSUs were granted under the Company’s 2017 Equity Incentive Plan (the “Equity Plan”) and subject to the terms of the Equity Plan and an award agreement with terms and conditions consistent with grants made to other Company employees. Each RSU represented the right to receive one share of Company common stock after the vesting date.
During the Brennan Term, Ms. Brennan was entitled to participate in all Company employee benefits plans and programs maintained by the Company from time to time, at a level consistent with the benefits provided to other senior executives, subject to the provisions of such plans and programs.
Upon termination of Ms. Brennan’s employment without cause or by Ms. Brennan for good reason, she would have been entitled to continued base salary payments that she would have received if she had remained employed until the expiration of the Brennan Term (i.e., March 24, 2025), and full acceleration of the award of 8,916 RSUs provided in the Brennan Agreement.

Employment Agreement with Ms. Szyman
On January 17, 2025, the Company and Ms. Szyman entered into an offer letter (the “Offer Letter”) in respect of her service as CEO effective February 12, 2025. Under the Offer Letter, Ms. Szyman’s is being paid an initial annual base salary of $1,000,000, was granted a target annual bonus opportunity of 100% of base salary and a maximum annual bonus opportunity equal to 200% of such target, and received an annual target long-term incentive award opportunity of $7,000,000. To the extent that the Company determines after the Effective Date to adopt a policy for the vesting of performance stock units upon retirement, any such retirement policy that applies to Ms. Szyman will be no worse than the attainment of 60 years of age and at least five years of continuous employment with the Company. Ms. Szyman will also be eligible to participate in the Company’s employee benefit plans and programs applicable to senior executives of the Company generally, as may be in effect from time to time.
In consideration of certain unvested equity awards forfeited from her previous employer, Ms. Szyman received a one-time award of (i) RSUs with a target grant date value of approximately $6,000,000 (the “Buy-Out RSUs”), which will vest in three equal installments on each of the first, second and third anniversaries of the February 12, 2025 grant date, and (ii) PSUs with a target grant date value of approximately $4,000,000 (the “Buy-Out PSUs”), which will vest in accordance with the Company’s vesting terms for annual long-term incentive awards granted in 2025 to other executives of the Company.
Upon a termination of Ms. Szyman’s employment without cause or by Ms. Szyman with good reason other than on or within two years following a change-in-control, Ms. Szyman will be entitled to receive: (i) an amount equal to one and one-half times the sum of her base salary and target annual bonus opportunity, paid in equal installments over the 18 months following termination in accordance with the Company’s payroll practices; (ii) a prorated annual bonus for the year of termination based on actual performance (the “Prorated Actual Bonus”); (iii) a monthly cash payment in respect of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months following termination (the “COBRA Benefit”); (iv) a period of 90 days following termination to exercise any vested stock options (the “Options Exercisability”); and (v) vesting acceleration of the Buy-Out RSUs and the Buy-Out PSUs (based on the target level of performance). All other unvested equity awards will be forfeited.
Upon a termination of Ms. Szyman’s employment without cause or by Ms. Szyman with good reason, in each case on or within two years following a change-in-control, Ms. Szyman will be entitled to receive: (i) a lump sum amount equal to three times the sum of her base salary and target annual bonus opportunity; (ii) a prorated target annual bonus for the year of termination; (iii) the COBRA Benefit; (iv) the Options Exercisability; and (v) acceleration and vesting of all unvested equity awards, with the treatment of any PSUs determined in accordance with the applicable award agreements.
Upon a termination of Ms. Szyman’s employment due to death or disability, Ms. Szyman or Ms. Szyman’s estate (as applicable) will be entitled to receive (i) the Prorated Actual Bonus, (ii) the Options Exercisability and (iii) acceleration and vesting of the Buy-Out RSUs.
Severance benefits are subject to Ms. Szyman’s execution and non-revocation of a separation and general release and continued compliance with certain obligations to the Company. Ms. Szyman will also be bound by the terms of a Masimo Confidentiality Agreement, which contains perpetual confidentiality and a non-solicitation covenant that will extend for two years following the termination of employment with the Company.
Offer Letters with Other Named Executive Officers
Messrs. Young, Muhsin, McClenahan and Tripodi each signed an offer letter before commencing their employment with us. The offer letters set forth each executive officer’s position and title, initial base salary, health benefits, number of options or RSUs to be initially granted and the vesting schedule of such options or RSUs. Additionally, each offer letter states that the executive officer’s employment is “at-will” and may be terminated at any time by either the officer or us for any reason.
Employee Proprietary Agreements
Each of our NEOs, other than our CEO, has also entered into a standard form agreement with respect to proprietary information and inventions. Our former interim CEO also entered into an agreement with respect to proprietary information and inventions. Among other things, these agreements obligate each NEO to refrain from disclosing any of our proprietary information received during the course of his employment and, with some exceptions, to assign to us any invention conceived or developed during the course of his employment.
2007 Severance Protection Plan
The Severance Plan provides the benefits set forth below to the executives who are eligible to participate in the Severance Plan and who have signed severance agreements with us (the “Severance Agreements”). The Board has the discretion to amend or terminate the Severance Plan prospectively, subject to the limitation that, in the event of a change-in-control, no amendments may be made during the 36 months following the change-in-control without a participant’s consent if it would adversely affect the participant’s benefit. The Compensation Committee is the Severance Plan administrator.
Each of our NEOs, other than our former CEO, former interim CEO, and current CEO are participants in the Severance Plan on the terms set forth below. The following general description of the Severance Plan is qualified by the actual terms of the Severance Plan document and the individual Severance Agreements signed by the participants.
Conditions to Severance Benefits.   To the extent set forth below, a participant can receive either basic severance benefits or change-in-control severance benefits, but not both. Generally, in order to receive a basic or change-in-control severance benefit, the following conditions must be met:
•
the participant must execute, within 60 days of termination, a general release of claims (which becomes irrevocable within such 60-day period), a non-disparagement agreement, an intellectual property nondisclosure agreement, and a non-competition agreement that covers the period during which the participant is receiving severance benefits;

•
a participant entitled to the basic benefit must not have received any change-in-control severance benefits under the Severance Plan or any severance benefits equal to, or better than, the basic severance benefits pursuant to another arrangement between the participant and us;

•
a participant entitled to the change-in-control benefit must not have received any basic severance benefits under the Severance Plan or any severance benefits equal to, or better than, the change-in-control severance benefits pursuant to another arrangement between the participant and us; and

•
the participant must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement, or arrangement with us.

Basic Severance Benefits.   Basic severance benefits are payable if a participant is terminated without “cause” (as defined below) and include the following:
•
an amount equal to annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of termination, paid in installments according to normal payroll practices over 12 months commencing within 60 days following the participant’s termination;

•
COBRA continuation coverage at our expense during the 12 months following termination; and

•
the right to purchase life insurance through the Company during the 12 month period following his termination.

However, if a participant commences new employment during the one-year period following termination, any income or benefits received from new employment will reduce (on a dollar-for-dollar basis) these basic severance benefits.
Change-in-Control Severance Benefits.   The change-in-control severance benefits are payable upon a covered termination (which generally consists of a termination by the Company without cause or a termination by the executive for Good Reason upon or within a certain period after a change-in-control) and consist of the following:
•
if the participant has a covered termination because his current job is not offered to him on the date of the change-in-control, the participant will receive (i) an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the covered termination, plus the average annual bonus paid to him over the three-year period prior to the change-in-control, and (ii) life insurance for the 12-month period following his termination;
•
if the participant has a covered termination for a reason not described in the preceding clause, instead of one time base salary, he will receive two times base salary;

•
the participant will receive COBRA continuation coverage at our expense during the 12-month period following his termination; and

•
upon the change-in-control, 50% of the participant’s unvested stock options and other equity-based awards shall be fully accelerated as of the change-in-control and 100% of the unvested stock options and other equity-based awards shall be fully accelerated upon the participant’s termination under circumstances that entitle him to change-in-control severance benefits noted above.

Change-in-control severance amounts will be paid in a lump sum cash payment within 60 days following the participant’s termination, provided that the participant has met all of the conditions for his change-in-control severance payment.
The Severance Plan administrator has the right to reduce any change-in-control severance benefits payable to an executive to avoid triggering any “excess parachute payments” under Section 280G of the Code. In addition, the Severance Plan administrator may delay the payment or issuance of any severance or change-in-control severance benefits for up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.
Under the Severance Plan:
•
“cause” generally means the participant’s: (i) refusal or failure to perform his duties with us or to comply in all respects with our policies or the policies of our affiliates after notice of a deficiency and failure to cure the deficiency within three business days following notice from us, unless he has delivered a bona fide notice of termination for Good Reason to us, and the reason for the termination has not been cured by us within 30 days of receipt of notice; (ii) engagement in illegal or unethical conduct that could be injurious to us or our affiliates; (iii) commitment of one or more acts of dishonesty; (iv) failure to follow a lawful directive from our CEO; or (v) indictment for any felony, or any misdemeanor involving dishonesty or moral turpitude.

•
“change-in-control” generally means: (i) a merger or consolidation or a sale of all or substantially all of our assets unless more than 50% of the voting securities of the surviving or acquiring entity are held by our stockholders as of immediately prior to the transaction; (ii) the approval by our stockholders of the sale of all or substantially all of our assets; or (iii) without the prior approval of our Board, the acquisition by any person or group of securities representing beneficial ownership of 50% or more of our outstanding voting securities.

•
“Good Reason” generally means, provided that the executive has provided us with notice of one of the following events within 15 days after it occurs, and we fail to cure the event within 30 days after receiving notice from the executive: (i) any material reduction by us in the participant’s annual salary; (ii) any requirement that the participant change his principal location of work to any location that is more than 40 miles from the address of our current principal executive offices; or (iii) any material change in the participant’s responsibilities.

Voluntary Resignation.   Excluding a resignation for Good Reason during the period commencing upon a change-in-control and ending on the 36-month anniversary of the change-in-control, each participant has agreed to provide us with six months advance notice of his resignation in the event he wishes to voluntarily resign from his employment at any time during which the Severance Plan and his Severance Agreement are effective.
Potential Payments Upon Termination or Change-in-Control
The tables below estimate the amounts payable to our NEOs in the event that a change-in-control, termination of employment, or both occurred on December 27, 2024, the last business day of our fiscal year that ended December 28, 2024. The closing price of our common stock, as reported on the Nasdaq Global Select Market, was $170.97 per share on December 27, 2024, the last trading day of fiscal 2024. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change-in-control and/or the NEO’s qualifying separation from Masimo.
Michelle Brennan
	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control	By Masimo Without Cause or by Ms. Brennan for Good Reason in Connection with a Change-In- Control	Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	8,916	8,916	—
Value of Equity Award Shares Accelerated(1)	$1,524,369	$1,524,369	$—
Cash Payments(2)	242,658	242,658	—
Continuation of Benefits	—	—	—
Total Cash Benefits and Payments	$1,767,027	$1,767,027	$—

(1)
Consists of full-accelerated vesting of the RSU award provided for under the Brennan Agreement, assuming a termination of employment had occurred on December 28, 2024.

(2)
Consists of continued base salary payments assuming a termination of employment had occurred on December 28, 2024. Such payments would be equal to Ms. Brennan’s base salary, as prorated from December 29, 2024 (the first day of the 2025 fiscal year) until March 24, 2025 (the expiration of the term of the Brennan Agreement).

Micah Young
	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control	By Masimo Without Cause or by Mr. Young for Good Reason in Connection with a Change-In- Control	Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	30,000	80,259	40,130
Value of Equity Award Shares Accelerated	$5,129,100	$11,608,370(1)	$5,804,185(2)
Cash Payments	622,507	1,703,329	0
Continuation of Benefits(3)	26,399(4)	28,109(5)	0
Total Cash Benefits and Payments	$5,777,906	$13,339,708	$5,804,185

(1)
Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Young as of December 28, 2024, the vesting of which would be accelerated.

(2)
Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Young as of December 28, 2024 the vesting of which would be accelerated.

(3)
Assumes that Mr. Young does not commence employment with another employer during the period from December 29, 2024 through December 27, 2025.

(4)
Comprised of health, dental and vision insurance benefits for Mr. Young and his eligible dependents for 12 months.

(5)
Comprised of health, dental and vision insurance benefits for Mr. Young and his eligible dependents for 12 months and life insurance for Mr. Young for 12 months.

Bilal Muhsin
	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control	By Masimo Without Cause or by Mr. Muhsin for Good Reason in Connection with a Change-In- Control	Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	30,000	90,361	45,181
Value of Equity Award Shares Accelerated	$5,129,100	$12,734,217	$6,367,109(2)
Cash Payments	649,572	1,777,386	0
Continuation of Benefits(3)	26,399(4)	27,539(5)	0
Total Cash Benefits and Payments	$5,804,971	$14,539,042	$6,367,109

(1)
Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Muhsin as of December 28, 2024, the vesting of which would be accelerated.

(2)
Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Muhsin as of December 28, 2024, the vesting of which would be accelerated.

(3)
Assumes that Mr. Muhsin does not commence employment with another employer during the period from December 29, 2024 through December 27, 2025.

(4)
Comprised of health, dental and vision insurance benefits for Mr. Muhsin and his eligible dependents for 12 months.

(5)
Comprised of health, dental and vision insurance benefits for Mr. Muhsin and his eligible dependents for 12 months and life insurance for Mr. Muhsin for 12 months.

Tom McClenahan
	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control	By Masimo Without Cause or by Mr. McClenahan for Good Reason in Connection with a Change-In- Control	Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	30,000	80,259	40,130
Value of Equity Award Shares Accelerated	$5,129,100	$11,608,370(1)	$5,804,185(2)
Cash Payments	519,658	1,189,796	0
Continuation of Benefits(3)	25,970(4)	28,592(5)	0
Total Cash Benefits and Payments	$5,674,728	$12,826,758	$5,804,185

(1)
Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. McClenahan as of December 28, 2024, the vesting of which would be accelerated.

(2)
Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. McClenahan as of December 28, 2024, the vesting of which would be accelerated.

(3)
Assumes that Mr. McClenahan does not commence employment with another employer during the period from December 29, 2024 through December 27, 2025.

(4)
Comprised of health, dental and vision insurance benefits for Mr. McClenahan and his eligible dependents for 12 months.

(5)
Comprised of health, dental and vision insurance benefits for Mr. McClenahan and his eligible dependents for 12 months and life insurance for Mr. McClenahan for 12 months.

Blair Tripodi
	Termination
Executive Benefits, Payments and Acceleration of Vesting of Equity Awards	By Masimo Without Cause Outside a Change-In- Control	By Masimo Without Cause or by Mr. Tripodi for Good Reason in Connection with a Change-In- Control	Change-In- Control Without Termination
Number of Equity Award Shares Accelerated	30,000	71,825	35,913
Value of Equity Award Shares Accelerated	$5,129,100	$11,125,446(1)	$5,562,723(2)
Cash Payments	569,800	1,234,600	0
Continuation of Benefits(3)	26,159(4)	26,711(5)	0
Total Cash Benefits and Payments	$5,725,059	$12,386,757	$5,562,723

(1)
Consists of the value of 100% of the in-the-money stock options and 100% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Tripodi as of December 28, 2024, the vesting of which would be accelerated.

(2)
Consists of the value of 50% of the in-the-money stock options and 50% of the unvested PSUs (on the basis of 100% target achievement) that were held by Mr. Tripodi as of December 28, 2024, the vesting of which would be accelerated.

(3)
Assumes that Mr. Tripodi does not commence employment with another employer during the period from December 29, 2024 through December 27, 2025.

(4)
Comprised of health, dental and vision insurance benefits for Mr. Tripodi and his eligible dependents for 12 months.

(5)
Comprised of health, dental and vision insurance benefits for Mr. Tripodi and his eligible dependents for 12 months and life insurance for Mr. Tripodi for 12 months.

PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of all employees of our Company (other than our former CEO, Mr. Kiani, and our former interim CEO, Ms. Brennan).
For 2024, our most recently completed fiscal year:
•
the median of the annual total compensation of all employees of our Company (other than our former CEO and former interim CEO) was $82,544 (excluding any estimated health and retirement benefits); and

•
the average weighted annual total compensation of our former CEO and our former interim CEO, was $13,390,142 as reported in the 2024 Summary Compensation Table.

Based on this information, for 2024, the ratio of the annual total compensation of our former interim CEO to the median of the annual total compensation of all employees was 163 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As permitted by SEC rules, for purposes of calculating the 2024 pay ratio, we used the same median employee identified for determining our 2023 CEO pay ratio. For 2024, we determined that there had not been any changes to our employee population or compensation program that would significantly impact the pay ratio disclosure for 2024. We identified our median employee for the 2023 pay ratio analysis using the methodology and the material assumptions, adjustments, and estimates described below (as previously disclosed).
•
We selected December 30, 2023, the last day of our 2023 fiscal year, as the determination date for purposes of identifying our median employee. This determination date differs from the determination date, October 31st of each year, that we have used in previous pay ratio analyses for reasons of administrative convenience.

•
As of December 30, 2023, our employee population consisted of approximately 3,796 individuals, with approximately 1,627 employed in the United States and approximately 2,169 employed outside the United States. In determining this population, we considered the employees of our subsidiaries and all of our worldwide employees other than our former interim CEO, whether employed on a full-time, part-time, temporary or seasonal basis. We did not include any contractors or other non-employee workers in our employee population.

•
We relied on the de minimis exceptions allowed by Item 402(u) to exclude up to 5% of our non-U.S. employees from our employee population. Specifically, we excluded all of our employees in Austria (1 employee), Belgium (10 employees), Brazil (10 employees), Chile (2 employees), Columbia (2 employees), Costa Rica (1 employee), Denmark (3 employees), Finland (3 employees), Ghana (1 employee), India (26 employees), Indonesia (1 employee), Mexico (12 employees), Oman (2 employees), Poland (4 employees), Portugal (1 employee), Qatar (4 employees), Singapore (13 employees), Thailand (1 employee), Turkey (11 employees), Uruguay (1 employee), United Arab Emirates (14 employees), and Vietnam (5 employees), which, in the aggregate, represented 3.3% of our total employee population. After applying this exclusion, our total employee population was 3,669 as of December 28, 2023. We did not use any cost-of-living adjustments.

•
To identify our median employee, we selected annual base pay (using a reasonable estimate of the hours worked during 2024 for hourly employees and actual salary paid for our remaining employees) as the compensation measure to be used to compare the compensation of our employees for the 12-month period fiscal year period from January 1, 2023 through December 30, 2023.

•
We annualized base pay for any full-time and part-time employees who commenced work during 2023.

•
We converted amounts paid to non-U.S. employees in foreign currencies to U.S. dollars using foreign currency exchange rates in effect as of December 30, 2023.

•
All employees were ranked from lowest to highest with the median employee determined from this list.

Using this approach, we selected the individual at the median of our employee population. Our median employee was an individual based in the United States.
For purposes of our 2024 pay ratio analysis, we calculated annual total compensation for this individual using the same methodology we use for our NEOs as set forth in the 2024 Summary Compensation Table.
We determined that such individual’s annual total compensation for the fiscal year ended December 28, 2024 was $82,544 (excluding any estimated retirement and health benefits).
As explained by the SEC when it adopted Item 402(u), the rule was designed to allow stockholders to better understand and assess our compensation practices and pay ratio disclosures rather than to facilitate a comparison of this information from one company to another. However, the pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee’s compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it difficult to compare pay ratios with other companies, including those within our industry.

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 3, 2025, with respect to the beneficial ownership of shares of our common stock by:
•
each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•
each of our current directors or nominees for director;

•
each of our NEOs; and

•
all of our current directors and executive officers as a group.

This table is based upon information supplied by officers, directors, director nominees and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of March 3, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 54,132,438 shares of common stock outstanding as of March 3, 2025, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to equity awards that are either currently exercisable, or that will become exercisable or otherwise vest on or before May 2, 2025, which is 60 days after March 3, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.
	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
5% Stockholders:
Joe Kiani(2)	4,040,848	7.5%
Blackrock, Inc.(3)	4,126,303	7.6
The Vanguard Group(4)	4,781,318	8.9
Politan Capital Management, LP(5)	4,713,518	8.8
FMR, LLC(6)	8,018,905	14.8

	Beneficial Ownership of Common Stock
Name	Number of Shares	Percent of Class(1)
Named Executive Officers, Directors and Director Nominees:
Joe Kiani(2)	4,040,848	7.5%
Catherine Szyman	0	*
Micah Young(7)	68,713	*
Bilal Muhsin(8)	196,743	*
Tom McClenahan(9)	78,819	*
Blair Tripodi(10)	11,301	*
Michelle Brennan(11)	5,328	*
Robert Chapek(11)	17,126	*
William Jellison	0	*
Quentin Koffey(5)	4,717,764	8.8%
Wendy Lane	0	*
Craig Reynolds(12)	18,634	*
Tim Scannell	0	*
Darlene Solomon	0	*
Total Shares Beneficially Owned By Current Executive Officers and Directors (14 persons)(13)	9,166,401	16.9%

*
Less than one percent.

(1)
For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of shares of common stock outstanding as of March 3, 2025, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after March 3, 2025.

(2)
Mr. Kiani filed a Schedule 13G/A on February 14, 2024, reporting that Mr. Kiani’s ownership is Comprised of 603,924 shares of our common stock held directly, 51,735 shares of our common stock held by Mr. Kiani’s spouse, 2,250,291 shares of our common stock held in one trust for which Mr. Kiani is the sole trustee, 1,124,532 shares of our common stock held in four trusts for which Mr. Kiani is not the trustee, options to purchase 0 shares of our common stock that were exercisable as of March 3, 2025 or that have or will become exercisable within 60 days after March 3, 2025, 2025, and 10,366 shares of our common stock held for the Reporting Person’s account under the Masimo Retirement Savings Plan.

(3)
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A on February 7, 2025, reporting that it had sole voting power with respect to 4,126,3039 shares of our common stock, sole dispositive power with respect to 4,126,303 shares of our common stock, and beneficial ownership of an aggregate of 4,126,303 shares of our common stock in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 50 Hudson Yards, New York, New York 10001.

(4)
The Vanguard Group (“Vanguard”) filed a Schedule 13G/A on February 13, 2024, reporting that it had shared voting power with respect to 24,155 shares of our common stock, sole dispositive power with respect to 4,675,240 shares of our common stock, shared dispositive power with respect to 106,078 shares of our common stock and beneficial ownership of an aggregate of 4,781,318 shares of our common stock in its capacity as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Includes shares of our common stock held by Politan Capital Management LP (“Politan LP”), Politan Capital Management GP LLC (“Politan Management”); Politan Capital Partners GP LLC (“Politan GP”); and Quentin Koffey (together with Politan LP, Politan Management and Politan GP, “Politan”). Politan filed a Schedule 13D/A on September 25, 2024, reporting that it had shared voting and dispositive power with respect to 4,713,518 shares of our common stock, and beneficial ownership of an aggregate of 4,713,518 shares of our common stock. Politan’s address is 106 West 56th Street, 10th Floor, New York, New York 10019.
(6)
FMR LLC (“FMR”) and Abigail P. Johnson filed a Schedule 13G/A on February 12, 2025, reporting that FMR and Ms. Johnson had sole dispositive power with respect to 8,018,905.29 shares of our common stock in its capacity as a parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. FMR’s address is 245 Summer Street, Boston, Massachusetts 02210.

(7)
Comprised of 17,436 shares of our common stock held directly, options to purchase 51,277 shares of our common stock that are exercisable within 60 days after March 3, 2025.

(8)
Comprised of 24,172 shares of our common stock held directly, options to purchase 172,571 shares of our common stock that are exercisable within 60 days after March 3, 2025.

(9)
Comprised of 39,165 shares of our common stock held directly and options to purchase 39,654 shares of our common stock that are exercisable within 60 days March 3, 2025.

(10)
Comprised of 8,613 shares of our common stock held directly, options to purchase 2,688 shares of our common stock that are exercisable within 60 days after March 3, 2025.

(12)
Comprised of 18,634 shares of our common stock held directly and no options to purchase.

(13)
Comprised of shares included under “Named Executive Officers and Directors”.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth additional information as of December 28, 2024 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 28, 2024. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(3)	1,631,285	$87.79	4,529,025
Equity compensation plans not approved by stockholders(4)	—	—	—
Total	1,631,285	$87.79	4,529,025

(1)
Includes 787,443 RSUs and PSUs that were unvested and outstanding as of December 28, 2024.

(2)
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PSUs, which have no exercise price.

(3)
Comprised of the 2007 Stock Incentive Plan and the 2017 Equity Incentive Plan.

(4)
As of December 28, 2024, we did not have any equity compensation plans that were not approved by our stockholders.

STOCK OWNERSHIP POLICY
For purposes of our policy, an executive officer’s base salary during any calendar year is deemed to be his or her base salary as of the close of business on December 31st of the immediately preceding year.
The policy requires (i) our CEO to own and hold shares of our common stock with a value equal to at least six times his/her annual base salary and (ii) our other executive officers to own and hold shares of our common stock with a value equal to the executive officer’s annual base salary.
Further, for purposes of calculating ownership under our policy, the following equity in the Company is included, whether vested or unvested: (i) shares of our common stock held directly by the executive officer or in a trust for the benefit of the executive officer or his or her family; (ii) shares of our common stock held by the executive officer jointly with, or separately by, his or her spouse and/or children sharing the same household as him or her; (iii) shares of our common stock held by the executive officer through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the executive officer. Shares of our common stock subject to outstanding and unexercised stock options, unvested RSU awards and unearned performance share awards are not included in the calculation.
Under our policy, if an executive officer fails to meet or, in unique circumstances, fails to show sustained progress toward meeting his or her target ownership level, the Compensation Committee may reduce future LTI equity awards and/or make payments of future annual and/or long-term cash incentive payouts in the form of shares of our common stock and/or impose other penalties. The Compensation Committee also retains the discretion not to levy penalties for non-compliance.
Our executive officers are expected to reach their target ownership level by the later of (i) March 2017 (if he or she was an executive officer in January 2012, the date when the stock ownership policy was adopted); or (ii) March 1st of the sixth calendar year following the date he or she first becomes an executive officer (if he or she was not an executive officer in January 2012), and to hold at least such minimum value in shares of our common stock for so long as applicable.
Each of the NEOs to whom the stock ownership requirements were applicable is currently in compliance with the stock ownership policy. Catherine Szyman, our current CEO is exempt from the stock ownership policy until the sixth calendar year following her appointment to the role, or 2031. Stock ownership is reviewed annually by the Nominating, Compliance and Corporate Governance Committee.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP POLICY
In February 2016, our Nominating, Compliance and Corporate Governance Committee adopted a stock ownership policy that is applicable to each of our non-employee directors. Our Nominating, Compliance and Corporate Governance Committee believes this policy is an important tool in aligning the interests of our non-employee directors with the long-term interests of our stockholders.
Prior to 2025, the policy required that our non-employee directors hold shares of our common stock with a value equal to at least $250,000. Effective February 2025, the guideline was changed to 5x the Board cash retainer, which resulted in an increase in the guideline to $350,000. For purposes of calculating ownership under this policy, the following sources are included, whether vested or unvested: (i) shares of our common stock held directly by the non-employee director or in a trust for the benefit of the non-employee director or his or her family; (ii) shares of our common stock held by the non-employee director jointly with, or separately by, the non-employee director’s spouse and/or children sharing the same household as the non-employee director; (iii) shares of our common stock held by the non-employee director through a profit sharing, savings or deferral plan; and (iv) restricted stock or phantom stock held by the non-employee director. Shares of our common stock subject to outstanding and unexercised stock options, unvested RSU awards and unearned PSU awards are not included in the calculation.
To give our non-employee directors time to comply with our stock ownership policy, our Nominating, Compliance and Corporate Governance Committee determined that our non-employee directors have until the later of March 1, 2021 or the five-year anniversary of their appointment as a director to comply with these guidelines. As of March 1, 2025, all of our non-employee directors were in compliance with our stock ownership policy.

PROPOSALS
PROPOSAL 1:	TO ELECT THREE CLASS II AND TWO CLASS III DIRECTORS AS NAMED IN OUR PROXY STATEMENT
Overview
The term of office for Class II and Class III Directors expires in 2025. As described under “Corporate Governance and Board Matters — Consideration of Director Nominees” above, in considering candidates for election to the Board, the Nominating, Compliance and Corporate Governance Committee and the Board consider a number of factors, including the ability of the prospective nominees to represent the interests of our stockholders, the extent to which the prospective nominees contribute to the range of talent, skill and expertise appropriate for the Board and the extent to which the prospective nominees help the Board reflect the interests of our stockholders, employees and customers.
Based on the recommendation of our Nominating, Compliance and Corporate Governance Committee, the Board has nominated each of Mr. William Jellison, Ms. Darlene Solomon and Ms. Catherine Szyman for election to the Board as a Class II Director and each of Ms. Wendy Lane, and Mr. Timothy Scannell for election to the Board as a Class III director. If elected at the Annual Meeting, each director so elected would serve until the 2026 Annual Meeting of Stockholders and until his or her respective successor is elected and qualified or, if sooner, until his or her respective death, resignation or removal.
Our Bylaws provide for a majority voting standard for uncontested elections of directors. This standard states that in uncontested director elections, a director nominee will be elected only if the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Under our Bylaws, in the event an incumbent nominee does not receive a majority of the votes cast for the incumbent director’s re-election, the incumbent director is required to promptly tender his or her resignation to the Board. Our Nominating, Compliance and Corporate Governance Committee will then make a recommendation to the full Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will then decide whether to accept or reject the resignation, taking into account the Nominating, Compliance and Corporate Governance Committee’s recommendation. The determination of our Board and the rationale behind the decision will be publicly disclosed (by a press release, a filing with the SEC or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our Annual Meeting. If the incumbent director’s resignation is not accepted by our Board, the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by our Board, then our Board may fill in any resulting vacancy or decrease the size of the Board.
Nominees
The Nominating, Compliance and Corporate Governance Committee recommends, and the Board has nominated, the following individuals for election to the Board as Class II and Class III Directors, for a one-year term expiring at the 2026 Annual Meeting of Stockholders:
Nominee	Term in Office
William Jellison	Class II – Continuing in Office Until the 2026 Annual Meeting of Stockholders
Darlene Solomon	Class II – Continuing in Office Until the 2026 Annual Meeting of Stockholders
Catherine Szyman	Class II – Continuing in Office Until the 2026 Annual Meeting of Stockholders
Wendy Lane	Class III – Continuing in Office Until the 2026 Annual Meeting of Stockholders
Timothy Scannell	Class III – Continuing in Office Until the 2026 Annual Meeting of Stockholders
Each of the nominees has agreed to serve as a director if elected. We have no reason to believe that the nominees will be unable to serve. The section titled “Our Board of Directors” contains each nominee’s biography.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.
The following directors will remain in office until the date specified below:
Current Directors	Class and Remaining Term in Office
Michelle Brennan	Class I – Continuing in Office Until the 2026 Annual Meeting of Stockholders
Robert Chapek	Class I – Irrevocable Resignation Becomes Effective on the date of the Annual Meeting
Quentin Koffey	Class I – Continuing in Office Until the 2026 Annual Meeting of Stockholders
Craig Reynolds	Class III – Mr. Reynolds is not being nominated for reelection

PROPOSAL 2:	TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2026
The Audit Committee of our Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending January 3, 2026, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Grant Thornton was appointed as our independent registered public accounting firm in July 2006 and has reported on our consolidated financial statements for years 2005 through 2024. The decision to select Grant Thornton as our independent registered public accounting firm for fiscal year 2025 (ending January 3, 2026) was recommended by our Audit Committee and approved by our Board.
Representatives of Grant Thornton are expected to be present at the Annual Meeting. The representatives of Grant Thornton will be able to make a statement at the meeting if they wish and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require that our stockholders ratify the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if it determines that such a change would be in the best interests of Masimo and our stockholders.
Although our stockholders are not required to ratify the selection of Grant Thornton as our independent registered public accounting firm, because we have submitted the ratification of our registered public accounting firm for approval by stockholders, the proposal must be approved by a majority of the votes cast, which means that a majority of the shares voted “FOR” the ratification of the selection of Grant Thornton as our independent registered public accounting firm exceeds 50% of the number of votes cast with respect to the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending January 3, 2026.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2026.

PROPOSAL 3:	TO PROVIDE AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our Board requests that our stockholders approve the compensation of our Named Executive Officers pursuant to Section 14A of the Exchange Act, as described in this Proxy Statement in the section titled “Compensation Discussion and Analysis” beginning on page 43 of this Proxy Statement, and the compensation tables beginning on page 61 of this Proxy Statement, and any related narrative discussion contained throughout this Proxy Statement (excluding, for the avoidance of doubt, the sections titled “Pay Versus Performance” and “CEO Pay Ratio”). This vote is advisory and not binding on the Company, but the Board values the opinions of our stockholders and will consider the outcome of the vote in determining our executive compensation program.
“Say-on-Pay” Vote
Our Board maintains a pay for performance philosophy that forms the foundation for all of the Compensation Committee’s decisions regarding executive compensation. In addition, our compensation program is designed to facilitate strong corporate governance, foster collaboration and support our short and long-term strategy.
The Compensation Discussion and Analysis portion of this Proxy Statement contains a detailed description of our executive compensation philosophy and program, including the compensation decisions the Compensation Committee has made under the program and the factors considered in making those decisions. Our stockholders have affirmed their support of our program in our outreach discussions and in the last several year’s Say-on-Pay results. We believe that we have created a compensation program deserving of stockholder support.
In light of the above, we believe that the compensation of our Named Executive Officers for fiscal 2024 was appropriate and reasonable, as well as reflective of our performance for the year. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the stockholders of Masimo Corporation approve, on an advisory basis, our named executive officer compensation for fiscal 2024, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, in this Proxy Statement.”
This stockholder vote on named executive officer compensation is merely advisory and will not be binding upon us, our Board or our Compensation Committee. The outcome of the vote will not require us, our Board or our Compensation Committee to take any action or overrule any decision by the Company, our Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions. Although such vote is advisory only, in order to be approved the proposal must be approved by a majority of the votes cast, which means that a majority of the shares voted “FOR” the approval of the executive compensation of our named executive officers exceeds 50% of the number of votes cast with respect to the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

ADDITIONAL INFORMATION

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
We adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of transactions with related persons. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) and any “related person” were, are or will be participants involving an amount that exceeds $120,000. For purposes of the policy, a related person is:
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any person who is or was a director or executive of ours since the beginning of our immediately preceding fiscal year or an immediate family member of, or person sharing a household with, any of the foregoing individuals;

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any person known by us to be the beneficial owner of more than five percent of any class of our outstanding voting securities or, if the beneficial owner is an individual, an immediate family member of, or person sharing a household with, any of the foregoing individuals; and

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any firm, corporation or other entity in which any of the foregoing individuals is employed or is a general partner or principal or in a similar position, or in which any of the foregoing individuals has a five percent or greater beneficial interest.

Under the policy, prior to entering into a related person transaction, our legal department must present information regarding the proposed related person transaction to our Nominating, Compliance and Corporate Governance Committee for approval at its next regularly scheduled meeting (or, where our legal department, in consultation with our CEO or CFO, determines that it is not practicable or desirable to wait until the next meeting of the Nominating, Compliance and Corporate Governance Committee, to the Chairman of our Nominating, Compliance and Corporate Governance Committee, who is authorized under the policy to act on behalf of the Nominating, Compliance and Corporate Governance Committee with respect to matters covered by the policy between meetings of the Nominating, Compliance and Corporate Governance Committee).
To identify proposed related person transactions in advance, our legal department relies on information supplied by our directors, executive officers or business unit or function/department leader responsible for the proposed related person transaction. In considering related person transactions, the Nominating, Compliance and Corporate Governance Committee (or the Chairman of the Nominating, Compliance and Corporate Governance Committee) takes into account all relevant facts and circumstances related to the proposed transaction. In the event a member of the Nominating, Compliance and Corporate Governance Committee, or any immediate family member or affiliate of a member of the Nominating, Compliance and Corporate Governance Committee is the related person, such member of the Nominating, Compliance and Corporate Governance Committee is prohibited from participating in any review, consideration or approval of the related person transaction. The policy requires that the Nominating, Compliance and Corporate Governance Committee will only approve a related person transaction if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders.
Under the policy, the following related person transactions are deemed to be pre-approved by the Nominating, Compliance and Corporate Governance Committee regardless of the amount involved:
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employment and compensation of our executive officers, subject to certain exceptions;

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compensation of our directors, subject to certain exceptions;

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certain transactions between us and an unrelated third party entity in which the related person’s only relationship with the third party is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the other entity’s shares, subject to certain limitations;

•
certain contributions to the Masimo Foundation and certain other charitable contributions; and

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transactions in which all of our stockholders receive the same benefit on a pro rata basis.

The policy also permits our Nominating, Compliance and Corporate Governance Committee to ratify, amend, rescind or terminate any related person transaction that is not pre-approved in accordance with the terms above.

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions or series of transactions since December 31, 2023, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our common stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Executive Compensation — Employment Arrangements with Named Executive Officers” above.

WILLOW LABORATORIES, INC.
Willow Laboratories, Inc. (“Willow”), formerly known as Cercacor Laboratories, Inc., is an independent entity spun off from us to our stockholders in 1998.
We are a party to a cross-licensing agreement with Willow effective January 1, 2007 (the “Cross-Licensing Agreement”), which governs each party’s rights to certain of the intellectual property held by the two companies. To date, we have developed and commercially released devices that measure carbon monoxide, methemoglobin and hemoglobin using licensed rainbow® technology. Pursuant to the Cross-Licensing Agreement, we were previously subject to certain specific minimum royalty payment obligations of $5.0 million per year prior to a change-in-control (as defined in the Cross-Licensing Agreement) of the Company or Willow, which increased to $15.0 million upon our change-in-control, plus up to $2.0 million for each additional rainbow® parameter (with no maximum ceiling for non-vital sign measurements). The aggregate royalty expenses recorded was approximately $20.4 million for fiscal 2024.
On October 24, 2024, a change-in-control as defined in the Willow Cross-Licensing Agreement occurred when Mr. Kiani’s employment as our CEO was terminated, resulting in a payment of $2.5 million for the licensing of Willow blood glucose monitoring technology, which was recorded to intangible assets on our balance sheet. A change-in-control does not otherwise impact the scope or duration of the license rights. No additional accruals or payments were made in connection with the change-in-control under the Willow Cross-Licensing Agreement.
We have also entered into a services agreement with Willow effective January 1, 2007 (the “Services Agreement”), which governs certain general and administrative services we provide to Willow. Pursuant to the Services Agreement, Willow paid us approximately $0.4 million for general and administrative services rendered in fiscal 2024.
In December 2019, we entered into a lease agreement with Willow for approximately 34,000 square feet of office, research and development space at one of our owned facilities in Irvine, California (the “Willow Lease”). The Willow Lease expired on December 31, 2024. We recognized approximately $1.2 million of lease income pursuant to the Willow Lease during fiscal 2024.
Prior to our initial public offering in August 2007, our stockholders owned approximately 99.9% of the outstanding capital stock of Willow, and we believe that as of March 3, 2025, a number of stockholders of Willow continued to own shares of our common stock. Mr. Kiani is the only stockholder of Willow that owns five percent or more of our outstanding voting stock.
Net amount accrued and unpaid to Willow at December 28, 2024 were approximately $5.0 million.

MASIMO FOUNDATION FOR ETHICS, INNOVATION AND COMPETITION IN HEALTHCARE
Mr. Kiani is the Chairman of the Masimo Foundation. As of September 28, 2024, the Company has halted payments to the Masimo Foundation for Ethics, Innovation and Competition in Healthcare (the “Masimo Foundation”), a non-profit organization that was founded in 2010 to provide a platform for encouraging ethics, innovation, and competition in healthcare. In addition, Micah Young, the Company’s Executive Vice President (“EVP”), Chief Financial Officer served as the Treasurer of the Masimo Foundation and Tom McClenahan, the Company’s former EVP, General Counsel and Corporate Secretary served as the Secretary for the Masimo Foundation. Effective January 9, 2025, the Masimo Foundation Board appointed a new Treasurer and Secretary, and Messrs. McClenahan and Young resigned from their respective roles with the Masimo Foundation.
For the fiscal year ended December 28, 2024, the Company made cash contributions of approximately $2.5 million to the Masimo Foundation.
In addition, for the year ended December 28, 2024, the Company made various in-kind contributions to the Masimo Foundation, mainly in the form of donated administrative services.
The Company does not intend to make any future contributions to the Masimo Foundation.

LIKE MINDED MEDIA VENTURES
Mr. Kiani is also a co-founder and a member of the board of directors of Like Minded Media Ventures (“LMMV”), a team of storytellers that create content focused in the areas of true stories, social causes and science. LMMV creates stories with a multi-platform strategy, bridging the gap between film, television, digital and social media. The Company entered into a marketing service agreement with LMMV for audiovisual production services promoting brand awareness, including television commercials and digital advertising, during the second quarter of 2020. For the fiscal year ended December 28, 2024, the Company incurred no marketing expenses to LMMV under the marketing service agreement. During the fiscal year ended December 30, 2023, the Company incurred $1.5 million in marketing expenses to LMMV under the marketing service agreement. At December 28, 2024, there were no amounts due to LMMV for services rendered.
During the second quarter of 2021, the Company entered into a software license and professional services agreement with Like Minded Labs (LML), a subsidiary of LMMV. Pursuant to the software license agreement, LML granted the Company a perpetual, non-exclusive and fully paid-up right and license to integrate LML’s software into the Company’s products in exchange for a $3.0 million one-time license fee. Pursuant to the professional services agreement, LML will provide professional services to the Company, including the development of custom software intended to support the integration of the licensed software into the Company’s products, as well as future support services upon the Company’s acceptance of deliverables. For additional details, see Note 9 to our Consolidated Financial Statements, “Intangible Assets, Net”, included in our Annual Report on Form 10-K for the year ended December 28, 2024 that was filed with the SEC on February 25, 2025.

INDEMNIFICATION AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS
We have entered into indemnity agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their respective position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who failed to file a timely required report during the most recent fiscal year. Based solely upon our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 28, 2024, all Section 16(a) filing requirements were satisfied on a timely basis, except for (i) one Form 4 for each of Ms. Brennan and Mr. Koffey reporting a vesting of an RSU award with respect to 1,228 shares on June 26, 2024 that was filed on September 23, 2024, and (ii) at least one Form 4 for Mr. Kiani and at least one Form 3 and Form 4 for RTW Investments and its affiliates in connection with their actions forming a stockholder group under Section 13(d) of the Exchange Act holding 10% or more of the Company’s common stock between May and September 2024 as a part of an empty voting scheme to manipulate the vote in Mr. Kiani’s favor for the Company’s 2024 annual meeting of stockholders. For additional information, please see “Litigation” in our 2024 Annual Report on Form 10-K.

HOUSEHOLDING
We are sending only one set of the Proxy Materials to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs.
However, if you are residing at such an address and wish to receive a separate set of Proxy Materials, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, and we will promptly deliver a separate set of the Proxy Materials to you. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.

ANNUAL REPORT ON FORM 10-K
A copy of our 2024 Annual Report on Form 10-K accompanies this Proxy Statement. If you need additional copies, please contact the firm assisting us with the solicitation of proxies, D.F. King & Co., Inc. at 1 (888) 887-0082 (toll-free from the U.S. and Canada) or 1(212) 269-5550 (from other countries). A copy is also available without charge upon written request to Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618.

QUESTIONS AND ANSWERS YOU MAY HAVE ABOUT THESE PROXY MATERIALS AND VOTING

1. Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Annual Meeting, or any adjournment or postponement thereof. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card or submit your proxy through the internet or by telephone according to the instructions contained in the enclosed proxy card.
If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

This Proxy Statement and the proxy card, which contains instructions on how to vote your shares, together with our annual report, is first being mailed on or about March 26, 2025 to all stockholders entitled to receive notice of and to vote at the Annual Meeting.

2. Do I need to vote my shares as a result of this proxy statement?
Yes. You will be required to vote your shares by using one of the voting methods described herein in order to have your vote counted (provided that you are a holder of record as of the close of business on March 3, 2025, the Record Date for the Annual Meeting).

3. When and where will the Annual Meeting be held?
The Annual Meeting will be held on Tuesday, April 29, 2025, at 8:00 a.m. Pacific Daylight Time at our corporate headquarters located at 52 Discovery, Irvine, California 92618. Directions are set forth on the back of this Proxy Statement.

4. Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 3, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 54,035,218 shares of common stock outstanding and entitled to vote and no shares of preferred stock outstanding or entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of the close of business on the Record Date.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on March 3, 2025, your shares of common stock were registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., then you are the stockholder of record for these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card or submit your proxy card through the internet or by telephone by following the instructions provided in the proxy card to ensure that your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If at the close of business on March 3, 2025, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Certain of these institutions offer the ability to direct your agent how to vote through the internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

5. What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:
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To elect three Class II and two Class III nominees for directors to serve until our 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

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To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026; and

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An advisory vote to approve named executive officer compensation.

6. Will there be any other items of business on the agenda?
Aside from the election of three Class II and two Class III Directors, the ratification of the selection of our independent registered public accounting firm, and the advisory vote to approve the compensation of our NEOs, the Board knows of no matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

7. What is the Masimo Board’s voting recommendation?
Masimo’s Board recommends that you vote your shares:
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“FOR” the three Class II and two Class III director nominees (Proposal No. 1);

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“FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026 (Proposal No. 2); and

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“FOR” the approval of our named executive officer compensation (Proposal No. 3).

If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.

8. How do I vote?
For Proposal No. 1, you may vote “For” or “Against” each of the director nominees or abstain from voting. For Proposal Nos. 2 and 3 you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. If you do not wish to vote at the Annual Meeting or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:
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To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

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To vote by proxy on the Internet or over the telephone, follow the instructions on your proxy card.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. To ensure that your vote is counted, simply complete and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the internet or by telephone. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described herein.
If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee.
If you have any questions or require any assistance with voting your shares, please call our proxy solicitor.

9. How do I vote my Masimo shares held through the Masimo Retirement Savings Plan?
If you hold shares of Masimo common stock through the Masimo Retirement Savings Plan (the “Savings Plan”) as of the Record Date, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), please follow the instructions provided to you by Fidelity.

10. How many votes do I have?
On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of the close of business on the Record Date.

11. Will my vote be kept confidential?
Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

12. Who is paying for this proxy solicitation?
We will bear the cost of soliciting proxies for the Annual Meeting. We have hired D.F. King & Co., Inc. to help us send out the proxy materials and to solicit proxies for the Annual Meeting, the estimated cost of which is approximately $30,000 plus reimbursement of certain additional out of pocket expenses. We will ask banks, brokerage houses, fiduciaries and custodians holding shares of Masimo common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we will reimburse them for their reasonable expenses in doing so. We and our directors, officers and regular employees may solicit proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

13. What does it mean if I receive more than one Proxy Card?
If you receive more than one Proxy Card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Card to ensure that all of your shares are voted.

14. Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:
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You may submit another properly completed and executed proxy card with a later date;

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You may submit a new proxy through the internet or by telephone (your latest internet or telephone instructions submitted prior to the deadline will be followed);

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You may send a written notice that you are revoking your proxy to our Corporate Secretary, c/o Masimo Corporation, 52 Discovery, Irvine, California 92618, by the deadline; or

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You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy. The availability of telephone and internet voting will depend on the voting process of the broker or nominee.
Votes will be counted by the inspector of election appointed for the Annual Meeting.

15. How are my shares voted if I give no specific instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

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“FOR” the election of each of the three Class II and two Class III director nominees;

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“FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026; and

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“FOR” the approval of our named executive officer compensation.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.
If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of brokers, banks and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion and regarding broker non-votes.

16. What is a broker non-vote?
Under rules that govern brokers, banks and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these brokers, banks and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). Typically, the ratification of auditors would be considered a discretionary matter at an annual meeting under these rules. A broker may return a voting instruction form on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

17. What are the voting requirements that apply to the proposals discussed in this Proxy Statement?
Proposals	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Majority Cast	No
2. Ratification of Auditors	Majority Cast	See below
3. Advisory Vote to Approve the Compensation of our Named Executive Officers	Majority Cast	No
A “majority cast”, with regard to the election of a director, means the number of shares voted “For” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. A “majority cast”, with regard to the ratification of auditors and the advisory vote to approve our named executive compensation, means the number of shares voted “For” the proposal exceeds 50% of the number of votes cast with respect to such proposal.
“Discretionary voting” occurs when a broker, bank or other holder of record does not receive voting instructions from the beneficial owner and votes those shares at its discretion on any proposal as to which rules permit such broker, bank or other holder of record to vote. As noted above, when brokers, banks and other holders of record are not permitted under the rules to vote the beneficial owner’s shares, the affected shares are referred to as “broker non-votes.”
Although the vote on Proposal No. 3 is advisory and non-binding, as provided by law, our Board will review the results of the vote and, consistent with our record of stockholder engagement, will consider the results in making future decisions concerning executive compensation.

18. What is the effect of votes withheld, abstentions and broker non-votes?
Abstentions:   Under Delaware law (under which Masimo is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal No. 1 — Election of Directors; Proposal No. 2 — Ratification of Auditors; or Proposal No. 3 — Advisory Vote to Approve the Compensation of our Named Executive Officers.
Broker Non-Votes:   As a result of a change in rules related to discretionary voting and broker non-votes, brokers, banks and other such record holders are no longer permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors or on named executive officer compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the vote on: Proposal No. 1-Election of Directors or Proposal No. 3-Advisory Vote to Approve the Compensation of our Named Executive Officers.
As a result, if you hold your shares in street name and you do not instruct your broker, bank or other such holder how to vote your shares in the election of directors or the advisory vote related to the approval of our executive compensation programs, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal No. 2, the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2026 should be considered a discretionary matter. Therefore, your broker, bank or other such holder will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

19. What happens if an incumbent director nominee does not receive a majority of the votes cast for his or her re-election?
Our Bylaws require that if an incumbent director nominee does not receive a majority of the votes cast for his or her re-election, such incumbent nominee shall promptly tender his or her resignation to the Board. Our Nominating, Compliance and Corporate Governance Committee will then make a recommendation to the full Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will then decide whether to accept or reject the resignation, taking into account the Nominating, Compliance and Corporate Governance Committee’s recommendation. The determination of our Board and the rationale behind the decision will be publicly disclosed (by a press release, a filing with the SEC or other broadly disseminated means of communication) within 90 days from the date of the certification of the election results of our Annual Meeting. If the incumbent director’s resignation is not accepted by our Board, the director will continue to serve until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by our Board, then our Board may fill any resulting vacancy or decrease the size of the Board.

20. What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of all of the shares of our stock entitled to vote at the Annual Meeting, present in person or by proxy, constitutes a quorum. At the close of business on the Record Date, there were 54,035,218 shares of common stock outstanding. Thus, a total of 54,035,218 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 27,017,610 votes must be represented at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. “Withhold” votes, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the Annual Meeting to another date.

21. Who will count the votes and serve as independent inspector of election?
The votes will be counted, tabulated and certified by Broadridge Financial Solutions, Inc., the transfer agent and registrar for our common stock.

22. Do Masimo’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?
Each of Ms. Szyman, Mr. William Jellison, Ms. Wendy Lane, Mr. Timothy Scannell, and Dr. Darlene Solomon have an interest in Proposal No. 1-Election of Directors, as each nominee is currently a member of the Board. Members of the Board and our executive officers do not have any interest in Proposal No. 2-Ratification of Auditors. Our executive officers have an interest in Proposal No. 3-Advisory Vote to Approve the Compensation of our Named Executive Officers, as compensation for some of our executive officers is the subject of this vote.

23. Is Masimo Corporation’s Annual Report on Form 10-K part of the proxy materials?
Our 2024 Annual Report on Form 10-K accompanies this Proxy Statement. This document constitutes our 2024 Annual Report to Stockholders, and is being mailed to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the 2024 Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

24. Are proxy materials available on the Internet?
Yes, this Proxy Statement and our annual report are available at www.proxyvote.com.

25. How can I find out the results of the voting at the Annual Meeting?
The Company has retained Broadridge to serve as the inspector of election in connection with the Annual Meeting. Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in the Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

26. When are stockholder proposals due for next year’s annual meeting of stockholders?
Stockholders may submit proposals on matters appropriate for stockholder action at our 2026 Annual Meeting of Stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2026 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than November 26, 2025 to our Corporate Secretary at 52 Discovery, Irvine, California 92618. However, if the date of the 2026 Annual Meeting of Stockholders is convened more than 30 days before, or delayed by more than 30 days after, April 29, 2026, to be considered for inclusion in proxy materials for our 2026 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 a reasonable time before we begin to print and send our proxy materials for our 2026 Annual Meeting of Stockholders.
If you wish to submit a proposal that is not to be included in the proxy materials for our Annual Meeting your proposal generally must be submitted in writing to the same address no later than January 29, 2026, but no earlier than December 30, 2025.
However, if the date of the 2026 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, April 29, 2026, a stockholder proposal that is not to be included in the proxy materials for our 2026 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at 52 Discovery, Irvine, California 92618 not later than the close of business on the later of (1) the 90th day before the date of the 2026 Annual Meeting of Stockholders, or (2) the 10th day following the day on which we first publicly announce (by press release or disclosure in a filing with the SEC) the date of the 2026 Annual Meeting of Stockholders.

In addition, our Bylaws contain “proxy access” provisions (“Proxy Access Bylaw”) that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2026 Annual Meeting of Stockholders, the required notice under our Proxy Access Bylaw must be received by the Corporate Secretary at the address set forth above not earlier than October 27, 2025 and not later than November 26, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 30 days after April 29, 2026, then notice under the Proxy Access Bylaw must be received by the later of the close of business on the 180th day prior to the 2026 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.
The requirements for providing advance notice of business or nominations under our Proxy Access Bylaw as summarized above are qualified in their entirety by our Bylaws, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver notice in accordance with our Bylaws or to satisfy the other requirements of our Bylaws may result in a proposal or nomination not being presented at our Annual Meeting (except as may be required by Rule 14a-8 or Rule 14a-19 under the Exchange Act). You may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.
In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than March 2, 2026, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or after April 29, 2026, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2026 Annual Meeting of Stockholders. A nomination that does not comply with the requirements set forth in the Certificate of Incorporation and Bylaws will not be considered for presentation at the annual meeting.

OTHER MATTERS
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Catherine Szyman
Chief Executive Officer
/s/ Michelle Brennan
Chairman
March 26, 2025
You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the meeting. If you are a beneficial owner of our shares, the availability of telephone and internet voting will depend on the voting process of the broker or nominee. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you wish to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

APPENDICES
APPENDIX A
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
FOR FISCAL 2024 FINANCIAL PERFORMANCE
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency revenue growth percentage, (ii) non-GAAP net income (prior definition and updated definition), (iii) non-GAAP (net income) earnings per diluted share (prior definition and updated definition) and (iv) non-GAAP operating income/margin (prior definition and updated definition). These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Business transition and related costs
These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.
Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.

Acquisitions, integrations, divestitures, and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.
Litigation related expenses and settlements (prior definition)
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
Litigation related expenses and settlements (updated definition)
We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.
Financing related adjustments
The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.
RECONCILIATION OF CONSOLIDATED GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Fiscal Year Ended
(in millions, except percentages)	December 28, 2024	December 30, 2023
GAAP consolidated revenue	$2,094.4	$2,048.1
Constant currency revenue adjustments	8.1	N/A
Non-GAAP consolidated constant currency revenue	$2,102.4	$2,048.1

GAAP consolidated revenue growth percentage	2.3%
Non-GAAP consolidated constant currency revenue growth percentage	2.7%

(1)
May not foot due to rounding.

RECONCILIATION OF HEALTHCARE GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Fiscal Year Ended
(in millions, except percentages)	December 28, 2024	December 30, 2023
GAAP healthcare revenue	$1,395.2	$1,275.5
Constant currency revenue adjustments	4.8	N/A
Non-GAAP healthcare constant currency revenue	$1,400.1	$1,275.5

GAAP healthcare revenue growth percentage	9.4%
Non-GAAP healthcare constant currency revenue growth percentage	9.8%

(1)
May not foot due to rounding.

RECONCILIATION OF NON-HEALTHCARE GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Fiscal Year Ended
(in millions, except percentages)	December 28, 2024	December 30, 2023
GAAP non-healthcare revenue	$699.1	$772.6
Constant currency revenue adjustments	3.2	N/A
Non-GAAP non-healthcare constant currency revenue	$702.3	$772.6

GAAP non-healthcare revenue growth percentage	(9.5)%
Non-GAAP non-healthcare constant currency revenue growth percentage	(9.1)%

(1)
May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
(in millions, except per share amounts)	Fiscal Year Ended
	December 28, 2024		December 30, 2023
	$	Per Share	$	Per Share
GAAP net (loss) income	$(304.9)	$(5.72)(2)	$81.5	$1.51
Non-GAAP adjustments:
Adjustment from basic to diluted shares(2)	—	0.12	—	—
Acquired tangible asset amortization	3.2	0.06	5.0	0.09
Acquired intangible asset amortization	36.8	0.68	38.1	0.70
Acquisition, integration, divestiture, and related costs(3)	324.1	5.95	23.5	0.44
Business transition and related costs	153.7	2.82	13.9	0.26
Litigation related expenses, settlements and awards	70.2	1.29	48.4	0.89
Other adjustments	1.3	0.02	3.9	0.07
Realized and unrealized gains or losses	(0.6)	(0.01)	1.2	0.02
Financing related adjustments	1.9	0.03	1.9	0.03
Tax impact of non-GAAP adjustments	(65.6)	(1.20)	(34.8)	(0.64)
Excess tax benefits from stock-based compensation expense	(5.7)	(0.10)	(2.9)	(0.05)
Tax related adjustments	—	—	(8.2)	(0.15)
Total non-GAAP adjustments	519.2	9.66	90.0	1.66
Non-GAAP net income (prior definition)	$214.3	$3.94	$171.6	$3.17
Litigation related expenses and settlements	33.3	0.61	43.4	0.80
Tax impact of non-GAAP adjustments	(8.0)	(0.15)	(10.3)	(0.19)
Non-GAAP net income (updated definition)	$239.7	$4.40	$204.8	$3.79
Weighted average shares outstanding-basic®		53.3		52.8
Weighted average shares outstanding-diluted		54.4		54.1

(1)
May not foot due to rounding.

(2)
For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations.

(3)
Includes an impairment of goodwill and intangibles related to Sound United amounting to $304 million in fiscal 2024.

APPENDIX B
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
FOR FISCAL 2024 EXECUTIVE BONUS INCENTIVE PLAN
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. These non-GAAP financial measures make adjustments for the items described below. Management and the Compensation Committee believe that adjustments assist the Compensation Committee and investors in assessing true Company performance against Adjusted Revenue and Adjusted non-GAAP earnings per share (EPS) targets that were established under the fiscal 2024 Executive Bonus Incentive Plan based on the fiscal 2024 business plan that existed at the time the performance targets were established in February, 2024.
Fiscal 2024 Adjusted Revenue and non-GAAP EPS reflect adjustments for the following items, as well as the related income tax effects thereof, if any:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Business transition and related costs
These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.
Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.
Acquisitions, integrations, divestitures, and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.
Litigation related expenses and settlements (prior definition)
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
Litigation related expenses and settlements (updated definition)
We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”).

Although we previously excluded only expenses relating to the ITC proceeding from the definition of “Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.
Financing related adjustments
The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

APPENDIX B
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2024 EXECUTIVE BONUS INCENTIVE PLAN
RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE
(unaudited)
(in millions)	Fiscal 2024
GAAP revenue	$2,094
Executive bonus incentive plan adjustments:
Foreign exchange adjustments to plan rates	3
Total executive bonus incentive plan adjustments	3
Adjusted revenue for fiscal 2024 executive bonus incentive plan	$2,097

APPENDIX B
SUPPLEMENTAL FINANCIAL INFORMATION
FOR FISCAL 2024 EXECUTIVE BONUS INCENTIVE PLAN
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EARNINGS PER SHARE(1)
(unaudited)
(in dollars)	Fiscal 2024
GAAP EPS	$(5.72)
Non-GAAP adjustments:
Adjustment from basic to diluted shares(2)	0.12
Acquired tangible asset amortization	0.06
Acquired intangible asset amortization	0.68
Acquisition, integration, divestiture, and related costs(3)	5.95
Business transition and related costs	2.82
Litigation related expenses, settlements and awards	1.29
Other adjustments	0.02
Realized and unrealized gains or losses	(0.01)
Financing related adjustments	0.03
Tax impact of non-GAAP adjustments	(1.20)
Excess tax benefits from stock-based compensation expense	(0.10)
Tax related adjustments	—
Total non-GAAP adjustments	9.66
Non-GAAP EPS (prior definition)	$3.94
Litigation related expenses and settlements	0.61
Tax impact on non-GAAP adjustments	(0.15)
Non-GAAP EPS (updated definition)	$4.40
Executive bonus incentive plan adjustments:
Foreign exchange adjustments to plan rates	—
Total executive bonus incentive plan adjustments	—
Adjusted non-GAAP Earnings Per Share for fiscal 2024 executive bonus incentive plan	$4.40

(1)
May not foot due to rounding.

(2)
For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations.

(3)
Includes an impairment of goodwill and intangibles related to Sound United amounting to $304 million in fiscal 2024.

APPENDIX C
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
FOR FISCAL 2024 EXECUTIVE PSU AWARDS (2022 PSU AWARD PAYOUTS)
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with GAAP. These non-GAAP financial measures make adjustments for the items described below. Management and the Compensation Committee believe that adjustments assist the Compensation Committee and investors in assessing true Company performance against Adjusted Revenue and non-GAAP Operating Income targets that were established at the time the 2022 PSU Awards were granted in February, 2022.
Fiscal 2024 Adjusted Revenue and non-GAAP Operating Income reflect adjustments for the following items, as well as the related income tax effects thereof, if any:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Business transition and related costs
These transactions represent gains, losses, and other related costs associated with business transition plans. These items may include but are not limited to severance, relocation, consulting, leasehold exit costs, asset impairment, and other related costs to rationalize our operational footprint and optimize business results.
Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.
Acquisitions, integrations, divestitures, and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.
Litigation related expenses and settlements (prior definition)
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
Litigation related expenses and settlements (updated definition)
We have been engaged in various legal proceedings against Apple since January 2020, including various proceedings in the federal courts, various proceedings in the U.S. Patent and Trademark Office (the “PTO proceedings”), and a proceeding in the U.S. International Trade Commission (the “ITC proceeding”). Although we previously excluded only expenses relating to the ITC proceeding from the definition of

“Litigation related expenses and settlements”, beginning with the first quarter of 2024, we have revised the definition of “Litigation related expenses and settlements” to exclude not only expenses relating to the ITC proceeding, but also all other Apple litigation expenses, including those relating to the federal court proceedings and the PTO proceedings. We believe all of the Apple litigation expenses are unique in nature and not indicative of the Company’s on-going operating performance, and this updated definition will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance that otherwise may be obscured by the significant fluctuations in Apple-related litigation expenses.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.
Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.
Financing related adjustments
The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.
These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs or benefits associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider these supplemental non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE
(unaudited)
(in millions)	Fiscal 2024
GAAP revenue	$2,094
Executive PSU awards adjustments:
Non-Healthcare	(699)
Foreign exchange adjustments to plan rates	40
Total executive PSU awards adjustments	(659)
Adjusted revenue for fiscal 2024 executive PSU awards (2022 PSU award payouts)	$1,435
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP OPERATING INCOME(1)
(unaudited)
(in percentages)	Fiscal 2024
GAAP operating income	$(267)
Non-GAAP adjustments:
Acquired tangible asset amortization	3
Acquired intangible asset amortization	37
Acquisition, integration, divestiture, and related costs(2)	324
Business transition and related costs	154
Litigation related expenses, settlements and awards	70
Other adjustments	1
Total non-GAAP adjustments	590
Non-GAAP operating income (prior definition)	$323
Litigation related expenses and settlements	33
Non-GAAP operating income (updated definition)	$356
Executive PSU awards adjustments:
Non-Healthcare	$(25)
Apple litigation	(33)
Foreign exchange adjustments to plan rates	27
Total executive PSU awards adjustments	$(32)
Adjusted non-GAAP operating income for fiscal 2023 executive PSU awards (2021 PSU award payouts)	$324

(1)
May not foot due to rounding.

(2)
Includes an impairment of goodwill and intangibles related to Sound United amounting to $304 million in fiscal 2024.

DIRECTIONS TO THE ANNUAL MEETING OF THE STOCKHOLDERS OF MASIMO CORPORATION
Masimo Corporation
52 Discovery
Irvine, California 92618
(949) 297-7000
From the North (Los Angeles/Long Beach/John Wayne Airport)
Take 405 Fwy South. Take SAND CANYON AVE exit.
Turn Left on SAND CANYON AVE-go 4.6 miles
Turn Right on BARRANCA PKWY-go 1.7 miles
Turn Left on DISCOVERY-go 0.3 miles
Arrive at 52 DISCOVERY, IRVINE, on the Right
From the South (San Diego and points South of Irvine)
Take 5 Fwy North. Take ALTON PKWY exit.
Turn Left on ALTON PKWY-go 0.4 miles.
Turn Right on IRVINE CENTER DRIVE-go 0.8 miles
Turn Left on DISCOVERY-go 0.1 miles
Arrive at 52 DISCOVERY, IRVINE, on the Left
From the East (Riverside County)
Take the 91 Fwy West or the 55 Fwy South
Take 5 Fwy South. Take exit for California 133S towards Laguna Beach
Keep right for BARRANCA PKWY-go 0.6 miles
Turn Right on BARRANCA PKWY-go 0.1 miles
Turn Right on DISCOVERY-go 0.3 miles
Arrive at 52 DISCOVERY, IRVINE, on the Right

52 Discovery, Irvine, CA 92618 · TEL 949-297-7000

© 2024 Masimo Corporation. All rights reserved.

MASIMO CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET — www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 28, 2025 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 28, 2025 for shares held directly. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V68189-P26206-Z89595 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MASIMO CORPORATION The Board of Directors recommends you vote FOR all of the nominees listed below and FOR proposals 2 and 3: 1. Election of Directors Nominees: For Against Abstain 1a. William Jellison ! ! ! 1b. Wendy Lane ! ! ! 1c. Timothy Scannell ! ! ! 1d. Darlene Solomon ! ! ! 1e. Catherine Szyman ! ! ! 2. To ratify the selection of Grant Thornton LLP as the ! ! ! Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026. 3. An advisory vote to approve the compensation of our named executive officers. Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy is governed by the laws of the State of Delaware. For Against Abstain ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The 2025 Annual Meeting of Stockholders of Masimo Corporation will be held on Tuesday, April 29, 2025, at 8:00 a.m. Pacific Daylight Time, at the Masimo Corporate Headquarters, at 52 Discovery, Irvine, California 92618 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 29, 2025: You can view the Notice and Proxy Statement and Annual Report on Form 10-K on the Internet at: www.proxyvote.com. V68190-P26206-Z89595 MASIMO CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Michelle Brennan and Quentin Koffey, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of Masimo Corporation, a Delaware Corporation (“Masimo”), to be held at the Masimo Corporate Headquarters, at 52 Discovery, Irvine, California 92618, on Tuesday, April 29, 2025, at 8:00 a.m. Pacific Daylight Time, or any adjournment or postponement thereof, and to vote the number of shares of Masimo’s common stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE